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As filed with the Securities and Exchange Commission on February 5, 2002.
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Registration No. 333-49076

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20546

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AMENDMENT NO. 3 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
SECURITIES ACT OF 1933

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          EC POWER, INC.
(Exact name of Registrant as specified on its Charter)

Delaware	3621	91-1962385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

236 West 27th Street, 3rd Floor, New York, New York 10001
                                  (212) 399-6688
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Michel L. Morin
EC Power, Inc.
236 West 27th Street, 3rd Floor
New York, New York 10001
                        (212) 399-6688
(Name, address, including zip code, and telephone number of
agent for service of process)

Copies to:
David H. Drennen, Esq.
Neuman & Drennen, LLC
4643 South Ulster Street,
Suite 800
Denver, Colorado 80237
(303) 221-4700
Fax: (303) 226-4115

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EC POWER, INC.
Cross-Reference Index
	Item No. and Heading In Form SB-2 Registration Statement	Location in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectus
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus
3.	Summary and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds; Risk Factors
5.	Determination of Offering Price	Front Cover Page
6.	Dilution	Dilution; Risk Factors
7.	Selling Securityholders	Selling Shareholders and Plan of Distribution
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Business - Legal Proceedings
10.	Directors, Executive Officers, Promoters and Controlling Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Principal Stockholders
12.	Description of Securities	Description of Our Securities
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of SEC Position on Indemnification for Securities Act Liabilities	Limitation on Directors Liability; Indemnification
15.	Organization Within Last Five Years	Our Background
16.	Description of Business	Prospectus Summary; Risk Factors; Business
17.	Management's Discussion and Analysis of Plan of Operation	Management's Discussion and Analysis of Financial Condition and Results of Operations
18.	Description of Property	Business
19.	Certain Relationships and Related Transactions	Transactions with Management and Others
20.	Market for Common Equity and Related Stockholder Matters	Information about the Market for Our Securities
21.	Executive Compensation	Management - Executive Compensation
22.	Financial Statements	Financial Statements
23.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	*

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* Omitted from Prospectus because Item is inapplicable or answer is in the negative
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SUBJECT TO COMPLETION, DATED _____________, 2002

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Prospectus

EC POWER, INC.

2,000,000 Units Consisting of
2,000,000 Shares of Common Stock and
2,000,000 Redeemable Common Stock Purchase Warrants

       We are selling a minimum of 400,000 and a maximum of 2,000,000 Units. Each Unit shall contain one share of common stock and one common stock purchase warrant. The warrants will be exercisable at any time beginning on the date of this prospectus and expiring one year from the date of this prospectus at a price equivalent to 125% of the initial offering price of the Units. We anticipate that the public offering price of the Units will be between $2.00 and $3.00 per Unit.

       Until we have sold at least 400,000 Units, we will not accept subscriptions for any Units. All proceeds from the sale of at least the first 400,000 Units will be deposited in an interest-bearing escrow account. If we are unable to sell at least 400,000 Units before the offering period ends, we will return all funds, without deduction, but with interest, to subscribers promptly after the end of this offering. The offering will remain open until all Units offered are sold or ___[90 days from the date of this prospectus]. We may extend the offering period for an additional 90 days. We may decide to cease selling efforts prior to such date if we determine that it is no longer beneficial to continue the offering.

       We plan to offer the Units through our officers and directors. We do not plan to use underwriters or pay any commissions on sales within the United States. We may utilize the services of one or more broker-dealers outside the United States for sales outside the United States. However, we do not presently have any agreements to do so. We anticipate that we would pay any such broker-dealers a commission of 10% on Units sold by them.

       To date, there has been no public market for any of our securities, and our securities are not listed on any stock exchange or on the over-the-counter market.

       By a separate prospectus, 10,296,911 shares of common stock may be offered for sale from time to time by certain selling shareholders. We will not receive any proceeds from the sale of those shares.

Investing in our securities involves a high degree of risk. You should read the "Risk Factors" beginning on Page__.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.
	Per Unit	Total Minimum	Total Maximum
Public offering price	$____	$	$
Commissions(1)	$___	$	$
Proceeds to Company	$	$	$

(1) Assumes all Units are sold outside the United States through broker-dealers.

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The date of this prospectus is __________, 2002

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Prospectus Summary

This summary highlights important information about our business and about the offerings. Because it is a summary, it does not contain all the information you should consider before investing in our securities. Please read the entire prospectus.

About Our Company

       Please note that throughout this prospectus the words "we", "our" or "us" refer to EC Power, Inc. and its wholly owned French subsidiary, Sorapec S.A., and not to any of the selling shareholders.

       We conduct our operations primarily through Sorapec, which was founded in 1974. We are a Delaware corporation.

       We are engaged in the development of proton exchange membrane fuel cells and bi-polar nickel-zinc batteries using proprietary technology. A fuel cell is a device that combines hydrogen, derived from a fuel such as natural gas, propane, methanol or gasoline, and oxygen from the air to produce electric power without combustion. Although fuel cells were invented over 160 years ago, the availability of new materials and manufacturing techniques and concerns over the adverse environmental impact of the use of fossil fuels, have accelerated efforts to commercialize this technology.

       A battery is an electrochemical apparatus used to store energy and release it in the form of electricity. Nickel-zinc cells offer greater storage capacity than the commonly used lead-acid and nickel- cadmium systems, and are especially suited to high power applications involving high discharge rates, for instance to provide acceleration to a vehicle. We believe nickel-zinc batteries have the potential to completely displace nickel-cadmium batteries in large markets such as scooters, bicycles, and hand-held power tools, as well as smaller scale applications requiring small, high-performance rechargeable batteries. We intend to target those specialized markets where nickel-zinc batteries have major performance advantages, and where we believe we can build a profitable business without depending on the largest, most competitive segments. Our planned product offering will include small batteries with capacities under 10 amperes/hour for portable electronic devices, for instance cellular phones or laptop computers; and larger batteries with capacities over 20 amperes/hour for 2-wheel and 4-wheel electric vehicles.

       During the past 25 years we have undertaken over 300 research contracts with corporate accounts such as Renault, Peugeot, Autosil, Electricite de France, the French state-owned utility; Commissariat A L'Energie Atomique, the French atomic energy authority; Direction Generale de l'Armement, the French armament agency; and others. During the past ten years, we have intensified our research and development work in proton exchange membrane fuel cells and batteries, and we currently have 4 ongoing contracts supported by the French government. We have entered into two agreements to develop fuel cells for use in marine propulsion and urban mass transit. We are also a member of a consortium that was awarded a 3-year European Union contract to develop a zero emission electric scooter for application in urban centers. We will supply the bipolar nickel-zinc battery for the scooter.

       Until recently we have been engaged only in research and development contracts for others, and we have no experience developing our own products. We are working on the completion of development of our own proprietary products, but we have no experience in manufacturing, and we have no contracts to sell any of our products.

       Our principal executive offices are currently located in New York, New York, at 236 West 27th Street. Our telephone number at that address is (212) 399-6688 and our facsimile number is (212) 399-6693. In addition to our corporate office, we maintain an office and a manufacturing facility in Fontenay-sous-Bois, France, a suburb of Paris. Our telephone number in France is 01- 48-77-49-59 and our facsimile number is 01-48-77-05-31.

About The Offering

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       We are offering for sale up to 2,000,000 Units at a price of $.___ per Unit. We are offering the Units through our officers and directors and will not be using the services of an underwriter. We do not presently plan to pay any commissions on any sales of Units in our offering to broker-dealers in the United States. However, we may pay commissions on sales of the Units outside the United States.
Securities offered
Minimum	400,000 Units
Maximum	2,000,000 Units
Offering price	$_____ per Unit
Total offering
Minimum	$_____________
Maximum	$_____________
Common stock to be outstanding after this offering
Minimum	10,696,911 (1)
Maximum	12,296,911 shares
Use of proceeds	Repayment of indebtedness; establishment of a pilot fuel cell stack plant; working capital; and general corporate purposes.
Term of offering

The offering will begin on the date of this prospectus and will end 90 days from the date of this prospectus, unless all 2,000,000 Units are sold sooner. We may extend the offering period for an additional 90 days.

(1)     Based on 10,296,911 shares outstanding on September 30, 2001. Does not include any shares that may be issued upon exercise of the warrants that will be issued as part of the Units. Also does not include (a) 2,589,815 shares issuable upon conversion of outstanding preferred stock; (b) 2,141,351 shares issuable upon exercise of outstanding warrants having an average exercise price of $.27 per share; or (c) 555,180 shares issuable upon exercise of outstanding options having an average exercise price of $.24 per share.
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Summary Financial Data

       The following financial information summarizes the more complete historical financial information enclosed in this prospectus. You should read the information below along with all other financial information and analysis in this prospectus. Please do not assume that the results below indicate results we will achieve in the future.

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Statements of Operations Data:

Nine Months Ended September 30			Twelve Months Ended December 31
2001		2000	2000	1999
Sales revenue	$337,443	$302,033	$516,738	$454,888
Gross profit	87,746	143,517	325,573	258,414
Loss from operations	(627,260)	(1,082,424)	(1,368,248)	(1,053,858)
Net loss	(680,480)	(1,058,238)	(1,338,307)	(1,037,304)
Basic and diluted loss per share	$(0.07)	$(0.14)	$(0.16)	$(0.25)
Basic and diluted weighted average common shares	10,198,386	7,608,691	8,277,868	4,128,133
	September 30, 2001
Balance Sheet Data:	Actual	Minimum (1)(2)	Maximum (2)(3)

Cash and cash equivalents	$19,400	$849,400	$4,449,400
Working capital (deficit)	(640,733)	189,267	3,789,267
Property and equipment, net	89,645	89,645	89,645
Total assets	1,079,526	1,909,526	5,509,526
Current liabilities	1,364,046	1,364,046	1,364,046
Stockholders' equity (deficit)	$(300,211)	$1,375,683	$4,975,683

(1)  Adjusted to reflect net proceeds of $830,000 from our assumed sale in this offering of 400,000 Units at an assumed offering price of $2.50 per Unit.

(2)  Assumes all Units are sold through brokers and 10% commission paid.

(3)  Adjusted to reflect net proceeds of $4,430,000 from our assumed sale in this offering of 2,000,000 Units at an assumed offering price of $2.50 per Unit.
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Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment in our securities, before deciding to invest in our securities.

Risks Relating to our Business

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.

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       We are currently transitioning from a research and development company that has been primarily dependent on government and industry contracts, to a company focusing on commercial products. For the past several years Sorapec has operated under protection of the French bankruptcy laws, and we have not achieved profitability since our fiscal year ended December 31, 1996. We expect to continue to incur net losses until we can produce sufficient revenues to cover our costs. As of September 30, 200, 2001, we had an accumulated deficit of $4,356,445 and a working capital deficit of $640,733. We expect to continue to incur net losses at least through fiscal year 2002 and these losses may be substantial. To implement our business strategy, we will have to incur a high level of fixed operating expenses and we will continue to incur considerable research and development expenses and capital expenditures. Accordingly, if we are unable to generate substantial revenues and positive cash flows we will not achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase our profitability on a quarterly or annual basis. Based on historic cash flow and projected expenditures, management believes that proceeds from the sale of the minimum number of shares would enable us to pursue our business plan for only five months.

       Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include the rate of market acceptance of our products, regulatory developments, and general economic trends. Due to these factors, we cannot anticipate with any degree of certainty what our revenues, if any, will be in future periods. You have limited historical financial data and operating results with which to evaluate our business and our prospects. As a result, you should consider our prospects in light of the early stage of our business in a new and rapidly evolving market.

       Our independent auditors have included in their audit report an explanatory paragraph that states that our continuing losses from operations raises substantial doubt about our ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a further explanation of our financial problems.

If we are not able to raise sufficient funds from this offering, we may be unable to pay our debts, and we may be able to stay in business only for a few months. Even with the minimum proceeds from our offering, we may not be able to proceed with our business plan in the time frame we believe is necessary.

       We are dependent on and intend to use virtually all of the net proceeds of the offering for debt repayment, for working capital, and to complete a pilot plant to manufacture fuel cell stacks. We estimate that we will need approximately $600,000 to provide our working capital and business development needs for the next twelve months; and an additional $2,000,000 to build the pilot plant and upgrade our laboratory facilities. The proceeds received from this offering may not be sufficient to enable us to proceed with our business plan. The proceeds from only the minimum offering would enable us to operate for only five months without additional funds. At September 30, 2001, we also owed in excess of $1,270,679 in short-term debt to various persons, including vendors, our officers and directors, and other related parties. At least $150,000 will be used to pay in part some of our creditors, and it is possible that additional proceeds of this offering will be needed to pay some of those creditors, since we have no other assured source of funds. We do not have any commitments for any other funds outside this offering, and there can be no assurance that additional funds will be available on acceptable terms, if at all. We do not have any agreements with those creditors, including our officers and directors, concerning payment of those liabilities, and if we are unable to continue in business, we would be required to pay those obligations before any payment could be made to any shareholder, including investors in this offering. Investors should be aware that there is a substantial risk that they could lose the full amount of their investment in our securities.

If we are unable to raise additional capital to complete our product development and commercialization plans, we may be required to limit operations in a manner inconsistent with those plans.

       Our product development and commercialization schedule could be delayed if we are unable to fund our research and development activities or the development of our manufacturing capabilities. If at least $1,900,000 is received from this offering, we expect that the net proceeds and all other existing sources of capital will be sufficient to fund our activities for the next twelve months. Future capital requirements are dependent upon many factors, including, but not limited to, the amount used to fund demonstration projects and field trials, the level of government funding provided to us, the rate at which we expand production volume capabilities, and our investment in research and development. In addition to the proceeds from this offering and expected government funding, we believe it is likely that we will need additional funding to expand our manufacturing capabilities to the level where volume efficiencies can be achieved consistent with our plans to fully commercialize our products. However, additional financing may not be available and, if available, it may not be available on terms favorable to our stockholders or us. If additional funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders will be reduced. If adequate funds are not available to satisfy either short or long-term capital requirements, we may have to limit our operations and delay our product commercialization schedule.

We have had limited product sales. If we are not able to manufacture and sell our products in a cost-effective manner, it is unlikely that we will ever become profitable.

       To date, we have derived revenues principally from research and development contracts. We have not made any sales of fuel cells or batteries except for sales of membrane-electrode assemblies and battery prototypes in limited numbers. We may not be able to manufacture any of our products in a cost-effective manner, and, if produced, we may not be able to successfully market these products.

       Our product and technology development efforts are subject to unanticipated and significant delays, expenses and technical or other problems. Our success will depend upon our products and technologies meeting acceptable cost and performance criteria, and upon their timely introduction into the marketplace. None of our proposed products and technologies may ever be successfully developed, and even if developed, they may not actually perform as designed. Failure to develop or significant delays in the development of our products and technology would have a material adverse effect on our ability to sell our products and generate sufficient cash to achieve profitability.

       If we are able to create a market for our products, we will need to expand our manufacturing facilities. Locating and establishing new manufacturing facilities will place significant demands on our managerial, technical, financial and other resources. We will be required to make significant investments in our engineering and logistics systems and financial and management information systems and to retain, motivate and effectively manage our employees. There can be no assurance that the management skills and systems we currently have in place will enable us to implement our strategy, or that we will be able to attract and retain additional skilled management and production personnel. Our failure to manage our growth effectively would have a material adverse effect on our ability to produce products and meet our contractual obligations.

       We do not have the experience to manufacture large commercial quantities of our products. We may not be able to develop manufacturing technologies and processes and expand our plant facilities to the point where they are capable of satisfying large commercial orders. Development and expansion of these technologies and processes will require extensive lead times and the commitment of significant financial, engineering and human resources. Even if we are successful in achieving our planned increases in production capacity, we cannot be sure that we will do so in time to meet product commercialization schedules or to satisfy the requirements of our customers. Our failure to develop manufacturing capabilities and processes, or meet our cost goals, could have a material adverse effect on our business, prospects, results of operations, and financial condition.

If we are not able to protect important intellectual property, we will not be able to compete against larger companies who have greater resources than we.

       Proton exchange membrane fuel cell technology was first developed in the 1950s, and we do not believe we can achieve a significant proprietary position on the underlying technologies used in fuel cell systems. However, we have developed proprietary technology, systems designs, and manufacturing processes. Our ability to compete effectively against other fuel cell companies will depend, in part, on our ability to protect our proprietary technology, systems designs, and manufacturing processes.

       We have applied for and received patents on various proprietary designs for our fuel systems and our battery systems. Our success will be largely dependent both on the legal protection that our patents and other proprietary rights may or will afford, and on the knowledge, ability, experience, and technological expertise of our employees. We claim proprietary rights in various unpatented technologies, know how, trade secrets and trademarks relating to our products and manufacturing processes.

       We do not know whether any of our pending patent applications will issue or, in the case of patents issued or to be issued, that the claims allowed are or will be sufficiently broad to protect our technology or processes. Even if all our patent applications are issued and are sufficiently broad, they may be challenged or invalidated. We could incur substantial costs in prosecuting or defending patent infringement suits. While we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be completely successful in doing so.

       Further, our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. If we are found to be infringing third party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. Failure to obtain needed licenses could delay or prevent the development, manufacture, or sale of our products.

       We rely, in part, on contractual provisions to protect our trade secrets and proprietary knowledge. These agreements may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have, thereby harming our business prospects.

If we cannot find a timely replacement for Dr. Bronoel, the effectiveness of our technical staff could be affected and we could incur delays in the execution of our plan.

       Dr. Bronoel, our former Scientific Director, is semi-retired; he works for us approximately 50-60% of his time on a consulting basis, and no one in our present organization can replace him. Dr. Bronoel is 68 years old, and although he is presently in good health, there is always a risk that that condition could change. We have identified several candidates for this position, and anticipating hiring one shortly after the completion of this offering. Should we lose the services of Dr. Bronoel prior to being able to hire his replacement, some of our projects may not be completed in a timely manner.

If we are unable to attract and retain additional qualified personnel, our business, prospects, results of operations, and financial condition, will be adversely impacted.

       We have a small team of engineers that has been with us for 15 years or longer. Each member of that team has developed special skills that we depend on. The loss of any particular individual would cause detrimental delays in our programs, since finding a replacement and training the replacement would take time.

       Since we are attempting to transition from a research and development company to a manufacturing company, we have little experience in manufacturing and commercial development of products. We must locate and hire persons who have experience in manufacturing in order to become profitable. If we are not able to do so in a timely fashion, we may not be able to obtain profitability.

Currency exchange rate fluctuations, tariff regulations, and other risks inherent in international operations may adversely impact our operating results.

       We conduct all of our operations primarily through our French subsidiary, Sorapec. Accordingly, we will be subject to the risks associated with fluctuations in currency exchange rates. For example, we expect that many of our customers will seek pricing in currencies other than the Euro. If such other currency increases in value against the Euro prior to payment on the contract, we would receive less on the contract than we had anticipated. Similarly, if we should order components from companies in another country, a fluctuation in the exchange rate could result in our paying more than we had anticipated. Either such event would decrease our profit margins.

       Since our financial results will be reported in US Dollar amounts, periodic changes in the exchange rate between the Euro and the US Dollar will cause there to be changes in our operating results from quarter to quarter as a result of such fluctuations, in addition to differences in our operating results from quarter to quarter. Investors will have to take such monetary adjustments into account to consistently evaluate our quarter-to-quarter results.

       We also may be subject to tariff regulations and requirements for export licenses, particularly with respect to the export of certain technologies, which could cause a potential customer to purchase products from manufacturers in other countries, rather than from us.

Our executive officers and directors have substantial control over our affairs and you will not be able to influence the outcome of any of our important transactions.

       After consummation of this offering, executive officers, and directors will have the power, in the aggregate, to direct the vote of approximately 32% of our voting securities, assuming the sale of 2,000,000 Units. Additionally, our executive officers and directors own warrants to purchase an additional 1,487,180 shares of common stock, which, if exercised, would increase their percentage ownership of our voting securities to 39% after the offering. Therefore, these persons will have the power to influence our business policies and affairs and determine the outcome of any matter submitted to a vote of our stockholders, including mergers, sales of substantially all of our assets, and changes in control. Purchasers of Units in this offering will have little ability to influence the decisions our management will make in the future. Accordingly, investors should carefully review the capabilities of the present board of directors, in whose hands our success will be held.

If a market for fuel cells fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred to develop our product, and we may be unable to achieve profitability.

       Fuel cell systems represent an emerging market, and we do not know whether end-users will want to use them. The development of a mass market for our systems may be impacted by many factors which are out of our control, including:
*	the cost competitiveness of fuel cell systems;
*	the future costs of hydrogen used by our systems;
*	consumer reluctance to try a new product;
*	consumer perceptions of our systems' safety;
*	regulatory requirements; and
*	the emergence of newer, more cost-competitive technologies and products.

       If a sufficiently large market fails to develop or develops more slowly than we anticipate, we may be unable to recover the losses we will have incurred and will continue to incur in the development of our products and we may never achieve profitability.

We may not be able to sell our fuel cell systems if they are not compatible with the products of third- party manufacturers or our potential customers.

       Our success will depend upon our ability to make our fuel cell products compatible with the products of third-party manufacturers. In addition, our mobile and portable fuel cell products will be successful only if our potential customers redesign or modify their existing products to fully incorporate our products and technologies. Our failure to make our products and technologies compatible with the products of third-party manufacturers or the failure of potential customers to redesign or make necessary modifications to their existing products to accommodate our products would cause our products to be significantly less attractive to customers.

If our proposed battery systems, including the system we are designing for electric vehicles, are not accepted by the market, we will not be able to sell such systems.

       Because vehicles powered by internal combustion engines cause pollution, public pressure has begun to result in legislative and other mandates in Europe and Asia, and enacted or pending legislation in the United States and Asia, to promote or mandate the use of vehicles with no tailpipe emissions or reduced tailpipe emissions, including two-wheel vehicles in Asia. We believe that in order to create a significant commercial market for electric vehicles in Europe and Asia it will be necessary for such public pressure to continue. In addition, we believe that in the United States government initiatives are important factors in creating an electric vehicle market. We cannot provide assurance that such public pressure will continue or that further legislation or other governmental initiatives will be enacted, or that current legislation will not be repealed, amended or have its implementation delayed, as has recently been the case in California; or that a different form of zero emission or low emission vehicle, or other solutions to the problem of containing emissions created by internal combustion engines, will not be invented, developed and produced, and achieve greater market acceptance than electric vehicles. The lack of a significant market for electric vehicles could have a material adverse effect on our ability to commercialize our technology. Even if a significant market for electric vehicles develops, there can be no assurance that our technology will be commercially competitive within such a market.

If we are not able to compete successfully against larger and better capitalized companies in the battery industry, we will not achieve long-term profitability in that business segment.

       The battery industry is characterized by intense competition with a large number of companies offering or seeking to develop technology and products similar to ours. We will be subject to competition from manufacturers of traditional rechargeable batteries, such as nickel cadmium batteries, from manufacturers of rechargeable batteries with advanced technologies, as well as from companies engaged in the development of batteries incorporating new technologies. We will also compete with large and small manufacturers of alkaline, lithium, carbon-zinc, seawater, high rate, and primary batteries. There can be no assurance that we will be successful in competing with these manufacturers, many of which have substantially greater financial, technical, manufacturing, distribution, marketing, sales and other resources. A number of companies with resources substantially greater than ours are pursuing the development of a wide variety of battery technologies, including nickel-zinc batteries, which are expected to compete with our technology. If other companies successfully market their batteries prior to our introduction of products, there may be a material adverse effect on our business, financial condition, and results of operations.

If manufacturers to whom we plan to market our batteries are not able to successfully sell their products that incorporate our batteries, we will be unable to sell our batteries.

       A substantial portion of our battery business will depend upon the success of products sold by original equipment manufacturers that may use our batteries. For example, one factor determining the quantity of purchase orders we may receive from a scooter manufacturer in the future is the commercial success of that company's electric scooter. Therefore, our success in being able to sell or license our products will be substantially dependent upon the acceptance and marketability of the manufacturer's products in the marketplace. We will be subject to many risks beyond our control that will influence the success or failure of a particular product manufactured by a manufacturer, including among others, competition faced by the manufacturer in its particular industry; market acceptance of the manufacturer's product; the engineering, sales and marketing and management capabilities of the manufacturer; technical challenges unrelated to our technology or problems faced by the manufacturer in developing its products; and the financial and other resources of the manufacturer.

Price increases for raw materials may adversely affect our profitability.

       The principal raw materials for the production of our battery products are nickel and zinc. Prices for both nickel and zinc are subject to market forces beyond our control. Our future profitability may be materially adversely affected by increased nickel and/or zinc prices to the extent we are unable to pass on higher raw material costs to out customers.

Our products may be subject to technological obsolescence, which could adversely affect our ability to sell such products.

       The market for our products, as well as the products that may utilize our batteries and fuel cells, is characterized by changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles.  Although we believe that competition in fuel cells and Nickel-Zinc batteries is very limited at this time, and we believe that our products will be comprised of state-of-the-art technology, there can be no assurance that competitors will not develop technologies or products that would render our technology and products obsolete or less marketable.

We are dependent on third party suppliers for the supply of parts and material for our fuel cell stacks. If we are not able to obtain such parts and material, we will not be able to manufacture our fuel cell stacks

       We do not know whether we will be able to continue to obtain suppliers to work with us to develop the right materials or components for our fuel cell systems, or whether such relationships will be on terms that will allow us to achieve our objectives. Our business, prospects, results of operations, or financial condition could be harmed if we fail to maintain relationships with entities that will supply the required components for our systems. We do not have any long-term agreement with any supplier. However, we have established relationships with certain companies that supply us with various vital parts. We will continue to rely on them to provide components for our fuel cell systems. A supplier's failure to develop and supply components in a timely manner, or to supply components that meet our quality, quantity, or cost requirements, or our inability to obtain substitute sources of these components on a timely basis or on terms acceptable to us, could harm our ability to manufacture our fuel cell systems. In addition, to the extent the processes that our suppliers use to manufacture components are proprietary, we may be unable to obtain comparable components from alternative suppliers.

Risks Associated with the Offering

Since we have arbitrarily determined the purchase price of the Units with no input from an independent third party, the purchase price might not accurately reflect the value of the Units.

       Our board of directors has arbitrarily determined the offering price of the Units. Since no underwriter or independent third party has been involved in pricing the Units, we cannot assure you that this price accurately reflects the value of the Units or that you will be able to resell the shares or warrants contained in the Units at such price. Investors may lose all or part of their investment.

       The market price of the common stock and the warrants may decline below the initial public offering price and this decline may be significant. The value of your investment could decline due to the impact of several factors upon the market price of our common stock, including our failure to meet product development and commercialization milestones, or technological innovations by competitors or in competing technologies.

       In addition, stock markets have experienced extreme price and volume fluctuations, and the market prices of securities of technology companies have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may not be able to resell their shares or warrants at or above the initial public offering price.

You may lose the use of your funds for up to 180 days if at least 400,000 Units are not sold.

       The offering is being made on a 400,000 Unit or none basis. During the offering period, until at least 400,000 Units are sold, proceeds will be held in an interest-bearing escrow account. If the offering is not successful, your funds will be returned to you, with no deduction for expenses, and with your pro rata share of the interest earned on the funds in the account. Since the offering period may be extended to 180 days, if the minimum number of Units is not sold you would lose the use of your investment for that period of time. Any interest you would earn could be significantly less than a return you could earn on the funds in another investment vehicle.

If existing shareholders offer their shares for sale during the pendency of this offering, we might not be able to sell the Units.

       Although there is not presently any public trading market for our common stock, shares may be offered and sold by existing shareholders while this offering is being made. The price offered by such shareholders may be less than the offering price of the Units. If that occurs, potential investors in this offering may purchase the shares offered by existing shareholders, which would make it difficult for us to sell the Units offered.

We do not plan to pay dividends in the foreseeable future; investors may never see a return on their investment.

       We plan to retain earnings, if any, to provide funds for the operation and expansion of our business, and, accordingly, we have no present intention to pay any dividends on our common stock. Any payment of future cash dividends and the amounts thereof will be dependent upon our earnings, financial requirements, and other factors deemed relevant by our board of directors.

Changing conditions in our business may cause our management to change the use of the proceeds of this offering.

       Our board of directors presently plans to use the proceeds from the sale of the Units for the purposes described in the Use of Proceeds section of this prospectus. However, a number and a variety of factors may cause it to vary the use of those proceeds. A substantial amount of the proceeds are allocated to "working capital" and may be used by us in a number of unspecified ways. Our board will have broad discretion over the use of those proceeds, and we cannot assure you that such uses will not vary substantially from our current intentions.

There is no public trading market for our common stock. Unless a trading market develops in the future, you may not be able to sell any of the securities you acquire in this offering.

       There currently exists no public trading market for our common stock or the warrants, and there can be no assurance that a public trading market will develop or be sustained in the future. Without an active public trading market, you would not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, will have a significant impact on the market price of our securities.

       We have not applied to have our shares or the warrants listed on any stock exchange or on the Nasdaq Stock Market, and we do not plan to do so in the foreseeable future. As a result, trading, if any, in our securities will be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets." One broker-dealer has agreed to make a market in our securities at the completion of this offering, but there is no assurance that it will continue to do so, or that we will be successful in obtaining any other market makers. As a result, you will find it substantially more difficult to dispose of our securities. You will also find it difficult to obtain accurate information about, and/or quotations as to the price of, our common stock. Finally, depending upon several factors, including the future market price of our common stock, our securities are and may remain subject to the "penny stock" rules.

       The penny stock rules regulate broker dealer practices in connection with transactions in "penny stocks." Those rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission. The broker dealer must also provide the customer with certain other information and must make a special written determination that the stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities. As a result of the difficulty in complying with such rules, many broker dealers will not sell such stocks to their customers. For a more complete description of some of the requirements of the penny stock rules, see the section entitled "Information about the Market for Our Securities."

There may be an adverse effect on the market price of our common stock as a result of a significant number of shares being available for future sale by our existing stockholders.

       Future sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could adversely affect the market price of our common stock from time to time. These future sales or perceptions could also impair our ability to raise additional capital through the sale of our equity securities after completion of the offering.

       All of the 10,296,911 shares of common stock that are currently outstanding have been registered for sale or resale. An additional 2,589,815 shares of common stock that may be issued if shares of preferred stock are converted are available for sale in the public market. If a market for our securities should develop, those shares will act as an "overhang" on the market, and will probably prevent the price of the shares from increasing.

The tangible book value of our common stock will be substantially lower than the offering price; investors will suffer immediate and substantial dilution in the value of their investment.

       The initial public offering price is substantially higher than the tangible book value per share of our outstanding common stock. If you purchase Units in this offering, the shares you buy as part of the Units will experience an immediate and substantial dilution in tangible book value. The shares of common stock owned by our existing stockholders will receive a material increase in their tangible book value. The dilution to investors in this offering will be approximately $2.20 per share if all 2,000,000 Units are sold. We also have outstanding warrants to purchase 2,141,351 shares of common stock, including 1,843,254 warrants owned by our Directors, with exercise prices significantly below the initial public offering price of the common stock. To the extent these warrants are exercised, there will be substantial further dilution to you as new investors in our common stock.

Provisions of Delaware law and of our charter laws may make a takeover more difficult, which could impede the ability of public stockholders to benefit from a change in control or change in our management.

       Provisions in our Certificate of Incorporation and By-laws and in the Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and Board of Directors. Public stockholders who might desire to participate in such a transaction may not have an opportunity to do so.

Future issuances of our common stock could dilute current shareholders and adversely affect the market if it develops.

       We have the authority to issue up to 100,000,000 shares of common stock and 50,000,000 shares of preferred stock and to issue options and warrants to purchase shares of our common stock, without shareholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

We may issue preferred stock that would have rights that are preferential to the rights of the common stock.

       An issuance of additional shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.
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Forward-Looking Statements

       This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the battery and fuel cell industries, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. We have based these statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these statements. These risks and uncertainties include those set forth under "Risk Factors." For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified above in the Risk Factors section of this prospectus, include:
-	the development and commercialization schedule for our fuel cell technology and products;
-	future funding under government research and development contracts;
-	the expected cost competitiveness of our fuel cell technology and products;
-	our intellectual property;
-	the timing and availability of our products;
-	our business strategy; and
-	general economic conditions in our target markets.

       In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

       The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering.

Use Of Proceeds

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       The net proceeds to us from the sale of the Units, after deducting offering expenses, are expected to be approximately $830,000 if the minimum number of 400,000 Units are sold at an assumed offering price of $2.50 per Unit, or $4,430,000 if the maximum number of 2,000,000 Units are sold, assuming for these purposes only, that all of the Units are sold outside of the United States and a commission of 10% is paid on such sales.

       These proceeds are intended to be utilized substantially in the dollar amounts and percentage of total proceeds set forth below.
Application of proceeds	Minimum	%	Maximum	%
Repayment of debt	$ 150,000	18.1%	$ 453,000	10.2%
Work on pilot plant	490,000	59.0%	1,800,000	40.6%
Upgrading lab facilities	15,000	1.8%	300,000	6.8%
Working capital	175,000	21.0%	1,877,000	42.4%
	$ 830,000	100.0%	$4,430,000	100.0%

       "Repayment of Debt." No proceeds will be used to pay officers, directors, or related parties, except that up to $100,000 may be used to pay accrued salaries if at least $1,500,000 is raised in this offering.
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       "Working capital" includes costs associated with the following expenditures necessary for our ongoing operations, including:
-	rent
-	utilities
-	employee and officer salaries and benefits
-	professional and consulting fees

       The amounts set forth above represent our best estimate for the use of the net proceeds of this offering in light of current circumstances. However, actual expenditures could vary considerably depending upon many factors, including, without limitation, changes in economic conditions, unanticipated complications, delays and expenses, or problems relating to the development of additional products and/or market acceptance for our products and services. Any reallocation of the net proceeds of the offering will be made at the discretion of our Board of Directors but will be in furtherance of our strategy to achieve growth and profitable operations through the development of our products and commencement of our marketing efforts. Our working capital requirements are a function of our future growth and expansion, neither of which can be predicted with any reasonable degree of certainty. We may need to seek funds through loans or other financing arrangements in the future, and there can be no assurance that we will be able to make these arrangements in the future should the need arise.

       Pending our use of the net proceeds of the offering, the funds will be invested temporarily in certificates of deposit, short-term government securities, or similar investments. Any income from these short-term investments will be used for working capital.

       The net proceeds from this offering, together with internally generated funds and funds on hand at the time of the offering, based on historical experience, are expected to be adequate to fund our working capital needs for at least the next 5 months if only the minimum proceeds are received, or for the next 12 months if the maximum proceeds are received.

Dividend Policy

       We have not declared or paid cash dividends on our common stock in the preceding two fiscal years. We currently intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Our Board of Directors will determine whether any cash dividends will be declared in the future.

Capitalization

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       The following table sets forth our capitalization as of September 30, 2001. This section should be read in conjunction with the consolidated financial statements and related notes contained elsewhere in this prospectus.
	Actual	As of September 30, 2001
		As Adjusted(1) (2)
		Minimum	Maximum

Stockholders' Equity:
Common Stock, $.001 par value,

100,000,000 shares authorized; 10,296,911 shares issued and outstanding at September 30, 2001; 10,696,911 shares issued and outstanding, as adjusted, assuming the minimum number of Units are sold; 12,296,911 shares issued and outstanding, as adjusted, assuming the maximum number of Units are sold(1)

	$ 10,297	$ 10,697	$ 12,297
Preferred Stock, $.001 par value,
50,000,000 shares authorized; 2,589,815 issued and outstanding at September 30, 2001.	25,899	25,899	25,899

Capital in excess of par value	4,865,932	5,695,532
Accumulated deficit	(4,356,445)	(4,356,445)	(4,356,445)
Stockholders equity (deficit)	$ (300,211)	$ 1,375,683	$ 4,975,663

(1)     Does not include shares that may be issued upon exercise of warrants to purchase 2,141,351 shares of common stock at an average exercise price of $.27 per share; or options to purchase 555,180 shares of common stock at an average exercise price of $.24 per share. Also does not include shares that may be issued upon exercise of the warrants that will be issued as part of the Units.
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Dilution

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       For the purpose of the following discussion and the tables that follow the discussion, we assume that none of the warrants that are included in the Units are exercised. Since the exercise price of the warrants exceeds the offering price of the Units, issuance of the warrants will not dilute the sale price of the Units to the investors.

       At September 30, 2001, we had a historical net tangible book value deficit of $(786,656) or $(.08) per share, based upon 10,296,911 shares of common stock outstanding. Net tangible book value per share is determined by dividing the number of outstanding shares of common stock into our net tangible book value, meaning total assets less total liabilities, and then subtracting capitalized offering costs and the liquidation preference to the Preferred Stock. If we sell all 2,000,000 Units that we are offering, of which there is no assurance, after deducting $570,000 of estimated offering expenses and commissions, the adjusted net tangible book value as of September 30, 2001, would have been $3,643,344 or $.30 per share of common stock. This represents an immediate increase in net tangible book value of $.37 per share to current stockholders and an immediate decrease of $2.20 per share to you as an investor in our offering. To the extent fewer shares are sold in the offering, the dilution to investors will be greater.

       If we sell the minimum of 400,000 Units, of which there is no assurance, after deducting $170,000 of estimated offering expenses and commissions, the adjusted net tangible book value as of September 30, 2001, would have been $43,344 or $.00 per share of common stock. This represents an immediate increase in net tangible book value of $.08 per share to current stockholders and an immediate decrease of $2.50 per share to you as an investor in our offering.

       The following table illustrates the per share dilution, assuming (i) 400,000 Units are sold in our offering; and (ii) all 2,000,000 Units are sold:
	Minimum	Maximum
Assumed public offering price per share of common stock	$2.50	$2.50

Net book value deficit per share of common stock before offering	$(.08)	$(.08)

Adjusted net book value per share of common stock after offering	$ .0	$ .30

Increase per share of common stock attributable to present stockholders	$ .08	$ .38

Decrease per share of common stock attributable to new investors	$2.50	$2.20

       These numbers do not include (a) 2,696,531 shares of common stock which we may issue under presently outstanding options and warrants; (b) 2,589,815 shares of common stock that we may issue upon exercise of preferred stock that is presently outstanding; or (c) 444,820 shares of common stock that may be issued upon exercise of additional options which may be granted under our Equity Incentive Plan.

       The following table sets forth, as of September 30, 2001, the number of shares of common stock that have been purchased, or that may be purchased under outstanding options and warrants by affiliated shareholders only, assuming for this purpose that the shares of preferred stock have been converted and that all such options and warrants have been exercised, the percentage of total consideration paid, and the average price per share paid by (i) our officers, directors, promoters, and affiliated persons (ii) all present shareholders; and (iii) investors purchasing Units in this offering. For the purpose of this table, it is assumed that warrants to purchase a total of 1,898,516 shares of common stock have been exercised and we have received the proceeds of such exercises totaling $407,288. It also assumes that no other warrants or options have been exercised.

Assuming 400,000 Units are sold:
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Affiliated shareholders	7,614,049	50.1%	$1,714,400	40.1%	$ .23
All present shareholders	14,785,242	97.4%	$3,274,391	76.6%	$ .22
New investors	400,000	2.6%	$1,000,000	22.2%	$2.50

Total	15,185,242	100.0%	$4,274,391	100.0%	$ .28

Assuming 2,000,000 Units are sold:
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Affiliated shareholders	7,614,049	45.4%	$1,714,400	20.7%	$ .23
All present shareholders	14,785,242	88.1%	$3,274,391	39.6%	$ .22
New investors	2,000,000	11.9%	$5,000,000	60.4%	$2.50
Total	16,785,242	100.0%	$8,274,391	100.0%	$ .49

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Information about the Market for Our Securities

       There currently exists no public trading market for our securities. We do not intend to develop a public trading market until our offering has terminated. There can be no assurance that a public trading market will develop at that time or be sustained in the future. Without an active public trading market, you may not be able to liquidate your investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in us, may have a significant impact on the market price of our common stock. Also, because of the relatively low price of our common stock, many brokerage firms may not effect transactions in the common stock.

       In addition, it is likely that our common stock will be subject to rules adopted by the Commission regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

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Selected Financial Information

       Set forth below is our selected financial data as of and for our fiscal years ended December 31, 2000, and 1999 and as of and for the nine-month periods ended September 30, 2001 and 2000. This financial information is derived from our consolidated financial statements and related notes included elsewhere in this prospectus and is qualified by reference to these consolidated financial statements and the related notes thereto.

Statements of Operations Data:
	September 30		December 31
	2001	2000	2000	1999
Sales revenue	$123,718	$91,113	$516,738	$454,888
Gross profit	67,000	31,841	325,573	258,414
Loss from operations	(300,058)	(273,950)	(841,455)	(862,564)
Net loss	(319,131)	(264,321)	(811,514)	(846,010)
Basic and diluted loss per share	$(0.03)	$(0.04)	$(0.10)	$(0.20)
Basic and diluted weighted average common shares	10,000,244	6,691,946	8,277,868	4,128,133
Balance Sheet Data:
	September 30, 2001	December 31, 2000
Cash and cash equivalents	$19,400	$20,881
Working capital (deficit)	(640,733)	(304,908)
Property and equipment, net	89,645	61,709
Total assets	1,079,526	959,021
Current liabilities	1,364,046	1,055,158
Stockholders' equity (deficit)	$(300,211)	$(98,138)

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Management's Discussion and Analysis of Financial Condition
And Results Of Operations

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       The following discussion should be read in conjunction with our financial statements, the notes to those financial statements and other financial information appearing elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking statements that reflect our plans, estimates, intentions, expectations, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the "Risk Factors" section and contained elsewhere in this prospectus.

       EC Power, Inc. was incorporated in Delaware on March 25, 1999. On March 29, 1999, we acquired all of the membership interests of EC Power LLC in exchange for 3,513,319 shares of our stock. The members of the LLC had contributed $284,341 in cash into the LLC. In April 1999 we merged with Neft Acquisitions, Inc., a shell corporation having no assets or operations, and issued the shareholders of Neft 334,606 shares of our stock. We became the surviving entity.

       In late 1997, the shareholders of Sorapec S.A. agreed to issue and sell to the founders of EC Power LLC 35,000 new shares representing a 90% interest in Sorapec. We accomplished that by issuing the Sorapec shareholders that owned that 90% interest 950,467 EC Power shares, which we valued at $186,235. For accounting purposes, that transaction has been treated as an acquisition of EC Power Inc. by Sorapec and as a recapitalization of Sorapec. The historical financial statements prior to January 1, 1998, are those of Sorapec, giving effect to the acquisition as if the acquisition took place on January 1, 1997. In March 2000, we purchased additional shares of Sorapec for $25,000 and converted $989,684 of loans to Sorapec into Sorapec shares, which increased our ownership in Sorapec to 94%.

Overview

       We are engaged in the development and manufacture of proton exchange membrane fuel cells and bipolar nickel-zinc batteries through our French subsidiary, Sorapec. The technology has been developed over a period of years by Sorapec, which is considered a European leader in applied research and development in electrochemistry. During the past twenty-five years, Sorapec has been a party to over 100 patents and has undertaken over 300 research contracts for corporate accounts and government agencies such as Renault, Peugeot, Autosil, Electricite de France, the French state-owned utility, Commissariat a l'Energie Atomique, the French atomic energy authority, the French armament agency, and others.

       In the proton exchange membrane fuel cell arena, we have focused on applications requiring portable power supply up to 2 kW to 5kW. We have identified a number of such applications in the oil & gas, military, back-up power, and outdoor recreation markets. However, we are accelerating our power scale-up to 50kW in consideration of the cooperation agreement we recently entered with Helion S.A. Because Helion's parent company, Technicatome S.A., operates in markets where it has identified a need for fuel cell systems of 50kW and over, this opportunity justifies that we adapt our plan accordingly.

       Because of the large variety of end uses, we will focus on stack development and production, while our customers will integrate them into complete fuel cell systems, as Helion plans to do for its selected applications. This approach, and the ability to supply stacks in a broad power range, will allow faster market diversification. Once we establish our presence in a given market, through one or several system integrators serving such market, we will be able to react faster to new market opportunities, for instance in the residential and small commercial sectors.

       We are also involved in the development of an advanced battery system because we believe that some applications are more likely to be powered by batteries than other power sources, at least in the foreseeable future. We further believe that nickel-zinc batteries, the technology that we are developing, has the potential to completely displace nickel-cadmium (Ni-Cd) batteries in large markets such as scooters, bicycles, cordless power tools, and other applications requiring small, high-performance, rechargeable batteries. Our immediate focus is to develop such a battery system for an electric scooter program pursued with Peugeot Motocycles (France), PML Flightlink (UK), Citelec (Belgium), and the University of Brussels in a 50% cost-share contract awarded by the EU.

       EC Power was formed to acquire a controlling interest in Sorapec and to further the development of Sorapec's advanced technology in fuel cells and nickel-zinc batteries. To date, our existing stockholders in the aggregate have invested $2.7 million in cash and $550,000 in in-kind contributions (services paid in shares). Since inception, we have devoted substantially all of our resources toward the development of our proton exchange membrane fuel cell and nickel-zinc battery systems.

       We are a product development company and expect to bring our first commercial products to market in the 2003 to 2004 time frame. We have derived most of our revenues from French and EU government research and development contracts. Substantially all of these government contracts related to proton exchange membrane fuel cell and nickel-zinc battery research and development, and the technology developed under these contracts is directly applicable to our product development goals.

       Since inception, we have raised capital through the issuance of equity, formed co-development alliances, entered into several consortium arrangements, and, in the second quarter of 2001, entered into cooperation and license agreements with Helion. We completed our first proton exchange membrane fuel cell stack prototypes in late 2000. We expect to manufacture our first Ni-Zn battery prototypes by the end of the first quarter of 2002. We also expect to start setting up our pilot plant in mid 2002 and have pre-production manufacturing capabilities by late 2002. We do not expect significant product sales until 2003.

       From inception through September 30September 30, 2001, we incurred losses of $3,457,597. We expect to continue to incur losses as we expand our product development and commercialization program and prepare for the commencement of manufacturing operations. We expect that losses will fluctuate from quarter to quarter and that such fluctuations may be substantial as a result of, among other factors, the number of systems we produce and supply for internal and external testing, the related service requirements necessary to monitor those systems and potential design changes required as a result of tests. There can be no assurance that we will manufacture or sell fuel cell and/or battery systems successfully or ever achieve or sustain product revenues or profitability.

Results of Operations

Comparison of the Twelve Months Ended December 31, 1999 and December 31, 2000

       Revenues. We derived our revenues mostly from cost reimbursement government contracts relating to the research and development of proton exchange membrane fuel cell and nickel-zinc battery technology. These contracts provide for the partial recovery of direct and indirect costs from the related government agency, generally requiring us to absorb from 40% to 50% of contract costs incurred.

       Contract revenues increased by 13.6% from $454,888 for the twelve months ended December 31, 1999 to $516,738 for the twelve months ended December 31, 2000. If we eliminate the effect of a 15.6% increase of exchange rate, revenues for 2000 were 31% above those for 1999. This relative increase is mostly attributable to the fact that 1999 revenues were adversely affected by government delays in granting certain contracts that we expected to secure in 1999, but that only were granted in 2000.

       We started the period beginning January 1, 2000, with four on-going contracts, three of which were completed during the fourth quarter. They were replaced by three new contracts that started in the second and third quarter. We therefore ended the year with a workload of four on-going contracts, including three related to fuel cells and one to Ni-Zn batteries, and one outstanding proposal. The latter, whose grant process also suffered extensive delays, was finally awarded in May 2001.

       Our application for a government loan to co-finance the construction of our proton exchange membrane fuel cell pilot plant was also delayed. It was finally awarded in June 2001. Under that contract, the French government will provide 40% financing with a long-term, interest-free loan whose principal repayment is conditioned on our achieving profitability.

       We expect to continue to pursue government contracts that relate to the further development and commercialization of proton exchange membrane fuel cells and nickel-zinc batteries. Accordingly, we also expect to continue to incur losses on future government contracts awarded while we develop proprietary information that we expect will enhance our ability to commercialize our proton exchange membrane fuel cell and nickel-zinc battery systems.

       We completed our first two self-funded fuel cell stack prototypes in late 2000. Additional prototypes will be produced in 2001, including units to be supplied in connection with our current contracts, units for Helion, and a unit for our internal development needs. Our consortium partners will integrate these stacks in complete systems for their respective applications. They will be expected to participate in field trials and evaluations designed to test system performance, market conditions, and customer preferences according to usage patterns, fuel availability, buying criteria, and regulatory matters. We intend to use this data to achieve optimal product design and speed commercialization and mass-market acceptance.

       Cost of revenues. Cost of contract revenues includes compensation and benefits for the engineering and related support staff, fees paid to outside suppliers for subcontracted components and services, fees paid to consultants for services provided, and materials and supplies used; it does not include general overhead costs directly allocable to specific government contracts. Cost of contract revenue was $196,474 for the twelve months ended December 31, 1999 as compared to $191,165 for the twelve months ended December 31, 2000. Accordingly, our gross margins increased from 56.8% to 63.0%. It should be noted, however, that our gross margins are subject to wide fluctuations due to a number of factors. One is the fact that, in research, it is often difficult to accurately predict the time and resources that will be needed to complete certain tasks. Another important factor is the degree of task overlap between various contracts. The more concentrated our development work, the greater the likelihood that a number of tasks will be common to several contracts. Last, contracts with a higher labor cost relative to total cost generate better margins due to overhead allocation rules that are based on a percentage of direct labor costs.

       We expect most of our original equipment manufacturing prototype customers will be willing to pay a premium for early system testing and evaluation. However, the cost to produce our prototype systems is likely to be higher than their sales price. We expect to continue to experience costs in excess of product sales until we achieve higher production levels, which we do not expect to occur until after 2004.

       Research and Development. Research and development expense relates to self-funded research and development, excluding our share of the cost in cost-shared government contracts. For self-funded research and development, it includes direct compensation and benefits for the engineering and related staff, expenses for materials to build prototype units, fees paid to outside suppliers for subcontracted components and services, and supplies used; it does not include facility related costs and other general overhead costs.

       Research and development expenses increased from $150,111 for the twelve months ended December 31, 1999 to $242,517 for the twelve months ended December 31, 2000. As a percentage of revenues, they increased from 33.0% for the twelve months ended December 31, 1999 to 47% for the twelve months ended December 31, 2000.

       General and Administrative. General and administrative expense includes compensation, benefits, and related costs in support of our general corporate functions, including general management, finance and accounting, human resources, business development, information, and legal services. General and administrative expenses increased by 19.8% from $771,808 for the twelve months ended December 31, 1999 to $924,511 for the twelve months ended December 31, 2000. The increase resulted primarily from professional services used in connection with our private placements and the preparation of our initial public offering. We also began to accrue cash compensation for our American executives in the last part of 2000, instead of issuing shares to them as compensation.

       Stock Compensation expense. Our total expenses and related net loss for the years ended December 31, 1999, and December 31, 2000, included compensation expense related to the issuance of options and warrants to officers, directors, and employees. Compensation expense related to the issuance of options and warrants was $390,353 for the year ended December 31, 1999 and $526,793 for the year ended December 31, 2000.

       Loss from operations. The operating loss increased from $1,053,858 for the twelve months ended December 31, 1999 to $1,368,248 for the twelve months ended December 31, 2000. The increased loss was principally due to the greater stock compensation expense incurred in 2000, which offset the increase in gross profit.

Comparison of the Nine Months Ended September 30, 2001 and September 30, 2000

       Revenues. Through September 30, 2001, our revenues were derived from three sources including: cost reimbursement government contracts relating to the research and development of proton exchange membrane fuel cell and nickel- zinc battery technology, limited product sales, and the front fee of a licensing transaction.

       Contract revenues increased by 11.6% from $279,835 for the nine months ended September 30, 2000 to $312,367 for the nine months ended September 30, 2001. If we eliminate the effect of a 5.1 % increase of exchange rate, revenues for 2001 are 17.3% above 2000. This relative increase is mostly attributable to the fact that 2000 revenues were adversely affected by government delays in granting certain contracts that we expected to secure in the first half of 2000, but only came to grant later in that year and in 2001.

       Product sales remain a small, yet growing, component of total revenues. The main reason is that the products we ship are not accounted for separately when they constitute one of the deliverable items under a government contract. This situation is changing as we start receiving orders for stacks and related test equipment. For the nine months ended September 30, 2001 we collected payments on a 2kW stack and on a test bench for which we recognized revenue of $25,076 an increase of 13% over the same period in 2000. Product sales are expected to increase more substantially in the fourth quarter as we complete the stack and test bench orders.

       During the nine months ended September 30, 2001 our revenues also included a non-recurring amount of $442,839 for the front payment of a license sold to Helion S.A. As a result of this, total revenues for the period increased 158% over the same period in 2000.

       Cost of Revenues. Cost of revenue, excluding license fee, was $249,697for the nine months ended September 30, 2000 as compared to $158,516 for the nine months ended September 30, 2001. Accordingly, our gross margin decreased from 47.5% to 26%. The reason for the decrease is mostly attributable to the much higher material cost as a percentage of total contract cost as we cannot allocate any overhead to the material cost component

       Research and Development. Research and development expenses increased from $114,899 for the nine months ended September 30, 2000 to $233,528 for the nine months ended September 30, 2001. As a percentage of revenues, excluding license fee, they increased from 38% for the nine months ended September 30, 2000 to 69% for the nine months ended September 30, 2001.

       We expect to further increase our spending on research and development in the future to approximately $400,000 to $500,000 in order to accelerate the prototype production and testing program, to design our pilot-plant facilities, and to commence procurement of custom equipment. Beyond 2001, we plan to continue development activities related to performance improvements of our fuel cells and Nickel Zinc batteries, and to start planning our volume production plant.

       General and Administrative. General and administrative expenses of $714,326 for the nine months ended September 30, 2001, excluding approximately $29,000 of non-cash expenses paid to a consultant, remained unchanged as compared to $715,998 for the nine months ended September 30, 2000.

       Loss from Operations. Our operating loss decreased from $1,082,474 for the nine months ended September 30, 2000 to $627,260 for the nine months ended September 30, 2001. The decrease was principally due to the license fee earned in 2001, as well as the lower stock compensation expense incurred in 2001.

       Stock Compensation: Our total expenses and related net loss include executive cash and non-cash compensation. Executive cash compensation for the nine-months ended September 30, 2001 was $209,991 as compared to $395,094 for the same period in 2000.

Liquidity and Capital Resources

       Cash Flow Information. For the nine months ended September 30, 2001 and 2000, net cash used in operations was $572,113 and $526,770, respectively, an increase of 8.6% from 2000 to 2001. Net cash used in investing activities, the purchase of fixed assets, during the nine months ended September 30, 2001, was $74,374, up from $5,683 for the prior period. During the nine months ended September 30, 2001 and 2000, cash from financing activities included borrowings of $420,932 and $0, respectively, before note payable payments of $65,926 for the nine months ended September 30, 2001 and $70,620 for the nine months ended September 30, 2000. Additionally, net cash from financing activities included net proceeds of $820,400 from the sale of common stock during the nine months ended September 30, 2000 and $290,000 during the nine months ended September 30, 2001.

       For the year ended December 31, 2000, and 1999, net cash used in operations was $813,994 and $868,964, respectively. Net cash used in investing activities in the year ended December 31, 2000, for the purchase of fixed assets was $13,145 compared to $16,876 in the prior year. In fiscal 1999 we also made a $46,927 investment in Neft Acquisition pursuant to the merger with it. During the years ended December 31, 2000, and 2001, cash from financing activities included borrowings of $56,391 and $356,606, respectively, before note payments of $84,810 for the period ended December 31, 2000. We also received $820,400 in the year ended December 31, 2000, from the sale of common stock, and $632,296 from the sale of common and preferred stock for the year ended December 31, 1999.

       Future Liquidity Considerations. At September 30, 2001, we had cash and cash equivalents of $19,400, and a working capital deficit of $640,733. Our independent auditors have included in their audit report an explanatory paragraph that states that our recurring losses from operations raise substantial doubt about its ability to continue as a going concern. We have generated operating cash losses from 1997. Additionally, we require and will continue to require, cash to fund the net losses and capital requirements associated with our planned growth. The cash required to fund such activities will be substantial and beyond what we currently hold in cash and cash equivalents. Management believes that approximately $2,600,000 of cash will be required to fund planned operations for the next twelve months.

       Our receivables of $621,290 at September 30, 2001, are primarily from major corporations and the French government. Our accounts payable and accrued expenses were $581,342 as of September 30, 2001.

       We have financed our operations to date primarily through the private sale of equity securities and borrowings from our shareholders and other parties. During the year ended December 31, 2000, we sold 3,571,672 shares of our common stock for $936,000 in cash and forgiveness of indebtedness.

       Since we began operations, we have experienced a shortage of working capital. We need additional working capital in order to support our growth.  We are depending upon the proceeds of this offering to supply us with needed working capital. Unfortunately, since we are conducting the offering ourselves, we are uncertain that this offering will be successful in providing us with the needed funds. It is likely that additional financings will be necessary in the future, which may involve either the sale of additional equity or debt. In either case, the terms of future financings could have an adverse effect on the value of our securities.

       Our working capital needs continue. In the first quarter of 2001, we sold 300,000 shares of our common stock for $300,000 and borrowed $45,000, primarily from institutional investors. We also owed $253,215 to officers, directors, and other related parties. Management believes that those persons would extend their loans until we are able to pay them if they are not converted. However, approximately $150,000 from the proceeds of this offering may be used to pay accrued compensation, but only from the proceeds of this offering that exceed $1,500,000.

       In May 2001 we received a license fee of approximately $500,000 from Helion SA. We used those proceeds to reduce our accounts payable. In June 2001, we received approval of a loan from the French government pursuant to which it will reimburse us 40% of the cost of building our pilot manufacturing facility for the fuel cell stacks. Management anticipates that if we receive net proceeds from this offering of at least $1,900,000, together with internally generated funds from operations and the French government loan, we will be able to meet our presently projected cash and working capital requirements for the next 12 months. The minimum offering is $1,000,000. Pending use of the proceeds, we intend to invest the net proceeds of the offering in investment grade, interest-bearing securities. See "Use of Proceeds" for a more detailed discussion of our expected use of proceeds.
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Our Background

       Sorapec has been a contract research firm since its formation in 1974 as a French corporation. Our customers have included government agencies, military organizations, and major corporations such as battery manufacturers, automobile manufacturers, and other OEM end-users. Our applied research, testing, and problem solving activities supported us over the years and have earned us a strong position in our field in Europe. Contract research and development, however, is a cyclical business and we decided to reduce our dependency on third-party R&D outsourcing budgets by developing and bringing our own proprietary products to market.

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       In late 1997, the shareholders of Sorapec sold to EC Power, LLC, a 90% interest in Sorapec. Key employees of Sorapec held the balance of the shares. EC Power LLC had been formed to serve as a vehicle to effect this transaction. Subsequently, EC Power was restructured as a corporation in March 1999. In an attempt to obtain liquidity for its shareholders, it then merged with a publicly owned Delaware corporation, with EC Power the surviving corporation. See "Transactions with Management and Others" for a more detailed description of these transactions.
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Business

OVERVIEW

       We are engaged in the development of bi-polar nickel-zinc batteries and proton exchange membrane fuel cells. We are completing the commercial development of several proprietary products, including bi-polar nickel-zinc batteries for selected applications and small proton exchange membrane fuel cells. We intend to commercialize our nickel-zinc batteries through manufacturing joint ventures or licensing. We intend to manufacturer our own fuel cell bi-polar battery electrodes.

       The growth of the battery industry is being fueled by the ever increasing demand for portable power sources, particularly high-performance rechargeable batteries for products such as notebook computers, cellular phones, camcorders and cordless power tools on the one hand, and scooters and bicycles on the other. We believe that the market for electrochemical devices, including batteries and fuel cells, is going to experience an even more dramatic expansion when some of the technologies currently under development finally bring viable solutions to powering electric cars, scooters, and bicycles, providing distributed power to remote sites, and storing photo-voltaic and other forms of renewable energy. The market demand for lighter and more compact batteries to power electric scooters and bicycles is expanding rapidly and we believe that a market for our company's bi-polar nickel-zinc battery for such applications will develop commercially over the next two to three years. We plan to introduce a proprietary bi-polar nickel-zinc battery system and to license several other technologies that we believe can substantially enhance the performance of other battery systems.

       We believe that applications for small-scale fuel cell systems to generate electricity for niche markets such as remote field instrumentation (oil and gas exploration), military battlefield use, fishing boats and yachts, municipal equipment, and others, will materialize as soon as commercially viable fuel cell products are available. We are planning to gradually increase the size class of our fuel cells from 2kW, which we plan to reach by the end of 2001, to 50kW by the end of 2003.

       Recognizing the global nature of the business, the diversity of its end-user and geographic markets, and the magnitude of the industrial and marketing investments that would be required to effectively address these markets, we will seek to secure co-development funding from partners and equity interests in manufacturing joint ventures, thereby diversifying the technological risk and minimizing our capital requirements.

       We intend to establish our own manufacturing capability to produce fuel cell stacks, that is, groupings of cells to achieve the electrical characteristics required by each application. Towards this goal, we are in the planning stage to build a pilot plan, an intermediate step before going into volume manufacturing.

OUR FUEL CELL BUSINESS

How Fuel Cells Work

       A fuel cell is a device that combines hydrogen, derived from a fuel such as natural gas, propane, methanol or gasoline, and oxygen from the air to produce electric power through electrochemical reactions, without combustion. The type of fuel cells that we are developing technology for consists principally of a paper-thin membrane sandwiched between a positive and a negative electrode; this basic assembly is referred to as the membrane-electrode assembly. Each of the electrodes is coated on one side with a platinum-based catalyst. Hydrogen fuel is fed into one electrode and air enters through the other electrode. Induced by the platinum catalyst, the hydrogen molecule splits into two protons and two electrons. The electrons from the hydrogen molecule are conducted around an external circuit, creating an electric current. Protons from the hydrogen molecule are transported through the membrane and combine at the electrode on the opposite side, with the electrons and oxygen from the air to form water and produce heat.

       To obtain the desired level of electric power, individual fuel cells are combined into a fuel cell stack. Increasing the number of fuel cells in a stack increases the voltage. Increasing the surface area of the cells increases the amount of electricity they produce.

Membrane-Electrode Assembly

       The membrane-electrode assembly is the most fundamental element of a cell, since it is the site of the reactions that produce electricity. Its design has a major impact on the voltage and amount of electricity it produces, and therefore on the performance and cost of the fuel cell. While the basic principal of operation is straightforward and easy to understand, there are a number of physical mechanisms that must be accommodated and synchronized in order for the cell to work. Optimizing its performance is a complex challenge that involves trade-offs between conflicting requirements.

       The membrane-electrode assembly also represents a major cost factor because it contains two expensive materials: the polymer membrane and the platinum catalyst. Efforts to reduce costs are therefore focused on finding new, lower-cost membrane material and at finding substitutes for platinum or reducing the amount of platinum used in the cell.

       Our research work has long been dedicated to gaining a better understanding of the different mechanisms and parameters that affect the operation and performance of these assemblies. Our findings have guided us in our search for new formulations, material structures, bonding methods, and assembly techniques. We have already achieved significant improvements in cost and performance. We believe that the innovations for which we have recently applied for patents, will allow us to further increase the power density of our cells by a factor of two to three.

       Our participation as co-contractor in government contracts aimed at finding new, improved and/or lower cost membrane materials gives us an opportunity to be on the forefront of membrane work in Europe, to experiment with the most promising innovations in this area, and to augment our skills in membrane-electrode assembly efficiency.

Bipolar Collector

       As the name implies, a collector collects the electrons on the surface of one electrode and distributes them to the surface of the other electrode. In a typical stack configuration, collectors are sandwiched between the positive and negative electrodes of adjacent cells. Collectors also provide the serial connections between cells, collecting electrons from one positive electrode to feed them to the negative electrode of the adjacent cell: hence their "bipolar" designation. Collectors are usually made of graphite, but because graphite collectors are thick, heavy, brittle and costly to machine, many attempts have been made to use other materials and/or fabrication methods, but each has shortcomings. In all cases, collectors remain a major factor in the overall cost and weight of the cells.

       To address these issues, we have developed a new, lower-cost collector design, using a plastic plate through which stainless steel needles are inserted, using standard printed circuit board manufacturing methods. The needles are in contact with the electrodes on both sides of the plastic plate, thereby providing means to collect the electrons from the negative electrode and conducting them to the positive electrode of the adjacent cell. Our design provides a lighter and less expensive collector with lower electrical resistance, as well as other advantages.

Our Background in Fuel Cells

       We began our involvement in fuel cells in 1984, when the European Space Agency awarded us a contract to study alkaline fuel cells for space applications. Since then, our focus has been on proton exchange membrane fuel cell technology, a field in which we have been granted a number of contracts over the years, under various European programs, by various French government agencies, and by the French Navy. This work has allowed us to gain significant expertise in the core technologies of proton exchange membrane fuel cells and membrane-electrode assemblies and collectors, both of which have a critical impact on performance and costs of fuel cells. We now intend to use this expertise to become a fuel cell stack manufacturer.

       We have substantially reduced the cost and weight of our fuel cell stacks, such that we estimate that our current design costs are 20% less than fuel cell stacks made with "standard" industry materials. We believe that we will be able to further substantially reduce costs of our fuel cell stacks.

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       We completed the assembly of our first stack in December 2000, with power ranging from 300W to 1kW. In 2001 we designed and constructed a 2kW stack for deep underwater application pursuant to one of our contracts. We also build a 2kW unit for Helion which was shipped late in 2001. We are negotiating several additional orders.

       While our first stacks are built with machined graphite collectors, we are actively working on the fabrication process of our new collector design. We are subcontracting to one of the government labs, whose expertise is in advanced materials, the development of a conductive composite material meeting the requirements of our new collector design. When the latter is completed, we will incorporate the new collectors in our stacks.

       We plan to set up a pilot plant to produce stacks in the south of France, in an existing facility to be rented by us, near the facilities of our development partner, Helion, S.A. The plant will have a production capacity of 10,000 kilowatts per annum, which we expect to meet our production volume requirements until the end of 2003. Engineering work, equipment, and facility improvements will cost an estimated $2.8 million. We have received approval of a loan from the French government to finance 40% of this cost through long-term, interest-free loans. We have completed the plant design and related procurement activities. We expect that the facility will be operational by May 2002. The limited production capacity of this plant will support our immediate needs for samples for our partners, for evaluation by potential original equipment manufacturers, and initial sales in targeted markets. We expect to move to a larger industrial facility in 2004.

       The pilot plant project associated with our government loan application includes the collaboration of two affiliates of Groupe Finuchem S.A., Bertin S.A. and ECA S.A., which will provide various engineering services. Bertin will assist us with the design of fuel cell gas, heat, and water management system, while ECA will work with us on manufacturing processes and equipment.

       A complete fuel cell system includes a stack and various peripheral equipment whose functions are to supply hydrogen and air to the stack at the designed pressure and moisture content, and to evacuate the by-products which include water and heat. Our plan is to supply our fuel cell stacks to systems integrators, who will integrate them into complete fuel cell systems, ready for an original equipment application. In our cooperation agreement with Helion, Helion will act as system integrator for systems aimed at its markets in marine and urban transportation equipment. See "Key Relationships", below, for a more detailed description of our agreement with Helion.
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Market Overview

       During the past few years, the fuel cell, first invented some 160 years ago, has undergone a resurgence. Until the 1980's, fuel cells, which convert hydrogen and oxygen directly into electricity and heat, were used only in special niches such as space technology. But with easier availability of new materials and manufacturing techniques, combined with global concerns over adverse environmental impacts of continued reliance on fossil fuels, and consequent regulations to phase in ultra low and zero emission vehicles, efforts to commercialize this technology have accelerated on an international scale.

       The automobile industry, in particular, expects that a combination of the proton exchange membrane fuel cells and electric drives will provide a more environmentally compatible alternative to the internal combustion engine. Proton exchange membrane fuel cells also have a large market potential in small-scale stationary power applications. The market for small-scale power is being driven by the trend toward distributed generation, where power is generated near or at the end user's location, thereby reducing dependence on the electric transmission and distribution grid. To the extent these end users are located in urban environments, the environmental attributes of the fuel cell are especially desirable.

       In addition, proton exchange membrane fuel cells are well suited to a number of applications where batteries are the incumbent technology, particularly where the application is remote or difficult to access. Whereas a battery's ability to produce electricity is limited to the amount of energy stored in it, a fuel cell will operate as long as it has a supply of hydrogen, just as an internal combustion engine keeps running as long as it is supplied with gasoline or diesel fuel.

Target Markets

       Following our recent cooperation agreement with Helion, we are expanding to 50kW the power range of our short-term development plan. Accordingly, our objective is to complete our first 50kW unit by the end of 2003. This scale-up program will be done in steps from the 2kW size class that we plan to reach by the end of this year, to 5kW, then 20kW, and finally 50kW. This approach is guided by technical as well as commercial considerations.

       We intend to target the small-scale units toward military and civilian applications. Military uses include jeep-mounted systems to recharge individual battery packs during military operations. Near-term commercial applications include the use of small hydrogen fueled fuel cells to generate electricity for oil and gas seismic detector applications, deep-sea underwater wellhead applications, and deep-sea underwater drones and unmanned submarines. In these specialized applications, reliability and performance are considered to be more important factors than price. In these applications the use of bottled hydrogen to provide fuel is not only permissible but also necessary. We have also had discussions with municipal users for powering street sweepers and park maintenance vehicles. A successful outcome in one or more of these applications may open opportunities elsewhere, both civilian and military. Of course, there can be no assurance that we will be able to make any sales of our small fuel cells.

       In the 2 kilowatt to 10 kilowatt range, there is a need to supply electricity to remote residential sites too costly to connect to the electricity grid. This need is obvious in the developing world. For example, the World Bank estimates some 2 billion people are without electricity altogether and another 1.5 billion have access for less than 4 hours per day. Building these larger units will be the next logical development phase, which we intend to address in cooperation with companies involved in fuel reforming technology so as to allow the use of hydrocarbon fuels such as natural gas or propane. The technology to "reform" or produce hydrogen from gas, propane and other fossil fuels for stationary uses is already available but is still quite expensive.

       In the 50kW size class, which can address larger power requirements by connecting several 50kW units, we plan to support Helion's needs for applications in the markets that they already serve, in particular, submarine propulsion and urban transportation.

       While we will not target the electric vehicle sector for the near term, we intend to continue to work with the French automakers and others to be in a position to enter the market, once issues relating to reforming technology, fuel supply delivery, and fuel storage infrastructure have been resolved by the major energy and automobile companies.

Competition

       A number of domestic and foreign companies are engaged in the development of fuel cells, including proton exchange membrane fuel cells, but we believe that none of the proton exchange membrane fuel cell products are yet in commercial production. Ballard Power Systems, Inc. is generally considered to be the world leader in the development of proton exchange membrane fuel cells. Ballard's products are currently being tested by most of the major automakers to develop zero-emission vehicles. During 1999, Ford and DaimlerChrysler invested a total of $1.1 billion into Ballard to spin off a new subsidiary, Xcellsis Fuel Cell Engines, which has the exclusive rights to Ballard's fuel cell technology for the automotive sector. Xcellsis is already providing prototypes for Ford's P2000 and DaimlerChrysler's NECAR 4 hydrogen-powered electric vehicle. Ballard also sells fuel cells to Nissan, GM, Honda, and Toyota - the latter three companies that also have their own fuel cell engine systems.

       While Ballard is substantially more advanced than we are in its proton exchange membrane fuel cell system development, the performance of our cells is identical to that of Ballard's, based on comparative tests performed by the French atomic energy agency. For the reasons described above, we believe that our fuel cell design has certain competitive cost advantages relative to Ballard's.

       We are aware of several public and private companies in the United States with proton exchange membrane fuel cell product offerings, including International Fuel Cells (a subsidiary of United Technologies, Inc.), Energy Partners, Proton Energy Systems, Plug Power, H Power, Electrochem, Avista Labs, General Motors, DCH Technology, Manhattan Scientifics, and DAIS-Analytics. We have also identified two companies in Europe Siemens A.G. in Germany and DeNora in Italy. In Japan, we believe that Matsushita Electric Industrial Co. Ltd., Honda, and Toyota are involved in proton exchange membrane fuel cell development.

       Although there is no shortage of companies, many of them quite large, involved in bringing proton exchange membrane fuel cells to market, their proprietary position is often in areas that differ from ours. For example, in the area of membrane electrode assembly and collector technology, we believe that we hold a highly competitive position, evidenced to an extent by our patent portfolio. Moreover, a number of the participants in the fuel cell market represent potential strategic partners, investors, and customers for our fuel cell stacks.

Research and Development Contracts

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       We have been consistently invited to participate in French and European proton exchange membrane fuel cell programs, two of which were completed in 2000, one of which was completed in 2001, and four of which are currently in progress. All are French government contracts. They include:
*	A 3-year membrane development program which ended in November 2001;
*	Another 3-year membrane development contract that was granted in May 2000;
*	An electrode development contract that was granted in August 2000; the first phase was completed in the third quarter of 2001; we expect a second phase to be granted in early 2002;
*	A contract granted in May 2001 to develop a fuel cell system for use on the ocean floor; and.
*

The second phase of a program to develop an underwater fuel cell system for application in off-shore oil production. The initial feasibility study was satisfactorily completed in late 2000; funding for a second phase of this program, which includes the production of a 2kW prototype, was granted in March 2001

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       In such contracts, which typically involve several co-contractors organized in a consortium, consortium members keep the exclusive ownership of their pre-contract intellectual property and they own the rights to any innovation they make in the performance of the contract. If several members jointly make an innovation, they share the rights to such innovation. The French government reserves the right to use technology developed in connection with this program for defense purposes only.

Key Relationships

       We have enjoyed long-standing relationships with companies such as the French automakers, and with government entities such as the French Atomic Energy agency through a number of its laboratories. For many years, when we operated as a contract research firm, they were simply clients of ours, entrusting us with their repeat business. These relationships have evolved with our new corporate strategy to become manufacturers of stacks, and to join them in consortia to bid for, and execute, government contracts. Today, for instance, the automakers are fellow consortium members in 2 of our ongoing contracts, and the Atomic Energy agency in four of them. As we become more established in manufacturing, we believe we will have opportunities to capitalize on these long term relationships to form alliances or joint ventures.

       During the past few years, we have developed close work relationships with some of the companies mentioned earlier, particularly Bertin and Thealec. Both are closely involved in aspects our stack development, in a subcontracting capacity, and perhaps later as a supplier in the case of Thealec. We believe that these relationships have the potential to mature into longer term business arrangements.

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       More recently, in April 2001 we entered into a formal cooperation agreement with Helion S.A., a wholly-owned subsidiary of Technicatome S.A. Technicatome is a system integrator with activities in a broad range of sophisticated engineered systems and in electronics, measurement and controls. It is active in the defense industry (surface vessels and submarine propulsion), in research operations (including nuclear reactors), in transportation, and in the environmental sector. Technicatome determined that there was a substantial demand for fuel cells in applications related to its markets. Accordingly, it formed Helion to research, design, improve, manufacture, and sell fuel-cell generators. Helion and Sorapec agreed to cooperate with each other to create and perfect a fuel cell containing a stack that meets certain technical and operating requirement to be established by the parties.

       In May 2001, Sorapec also entered into a licensing arrangement with Helion that gives Helion the exclusive right to exploit 5 of Sorapec's patents to produce stacks for its specified applications, for the life of the patents. The license extends to two markets: the naval market and the urban mass transit market. The license is world-wide, in those two markets. Helion paid Sorapec an initial licensing fee of 500,000 Euros. It will also pay Sorapec a percentage of price of fuel cell stacks sold by Helion. The percentage is subject to a confidentiality agreement between Sorapec and Helion. Helion must achieve minimum production quantities in order to retain the exclusive rights, beginning in 2004. The license also gives Helion the right of first refusal to acquire the patents.
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       We believe that these agreements constitute an endorsement of our technology by a qualified group, which gives us access to markets in which it has a strong presence. Our relationship will further facilitate our transition from a laboratory-based activity to an industrial one. This led us to decide to locate our pilot plant in the south of France, as mentioned earlier, nearby Helion's own facility, to promote the interactions between our two teams.

OUR BATTERY BUSINESS

       A battery is an electrochemical apparatus used to store energy and release it in the form of electricity. There are two types of batteries, primary and secondary. A primary, or disposable, battery is used until discharged and then discarded. A secondary, or rechargeable, battery can, after discharge, be recharged and used again. Our nickel-zinc batteries are rechargeable.

       The nickel-zinc couple has long been known to offer various advantages over other battery technologies, notably its higher energy density and much lower cost. However, until very recently, its very short life has prevented its commercial use. After five years of research, we have developed a nickel-zinc battery that resolves that problem.

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       We are continuing to conduct development work on a 6 volt /12 Ampere per hour prototypes. We are building three 36 volt / 12 Ampere per hour units, the size specified in our European e-scooter contract. We expect to test these units by March 2002.
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       In the second half of 2001, we will set up a battery prototype shop within our current research building. Since cycling batteries is a time consuming process which cannot be compressed, increasing the number of test benches and stations will allow us to run multiple tests simultaneously and therefore to accelerate the overall program. The equipment and facility improvements for the battery prototype shop will allow us to produce samples for evaluation by prospective licensees and joint venture manufacturing partners.

       Our plan is to form one or several manufacturing joint ventures with companies already well established in the battery business. While we intend to keep the manufacturing of our proprietary bipolar electrodes in-house, major battery manufacturers are better positioned to produce and sell complete batteries for specific geographic and product application segments. Towards this goal, we will first identify original equipment manufacturers interested in exploring the use of nickel-zinc batteries in their products; we will secure battery specifications from such manufacturers; and we will then produce and deliver samples for their technical evaluations. If it is too expensive to enter a specific market segment, we will consider a straight licensing arrangement for such a segment.

       We have also made innovations in the design of bipolar batteries in general, that can be utilized in all types of batteries. As applied to battery electrodes, the term "bipolar" refers to a configuration and design that provides several advantages over traditional "monopolar" electrodes. One is the uniformity of the electric field which allows: (i) a more uniform consumption of the active materials of the electrodes, thereby extending their life, and (ii) charges and discharges under high power. This design also yields substantial gains in weight, size, and manufacturing cost because the connections between electrodes are considerably simplified and the collectors are lighter.

       While we have been working on bipolar architectures, including their application to nickel-zinc batteries, for several years, we have made two recent innovations that we believe will have a substantial impact on cost and will resolve a nagging production problem, namely the sealing of the batteries.

Target Markets

       There are many types of batteries on the market today, including lead-acid, nickel-metal-hydride, nickel-cadmium, lithium-ion, plus others that are more developmental in nature, including zinc-air and nickel-zinc. Each battery technology has unique characteristics as to cost, performance, life and toxicity.

       Nickel-zinc cells offer greater storage capacity than the commonly used lead-acid and nickel- cadmium systems, and are especially suited to high power applications involving high discharge rates, for instance to provide acceleration to a vehicle. Other systems, such as nickel magnesium hydride and lithium-ion, suffer from significantly higher material costs and offer little performance advantage over nickel-zinc. Accordingly, we believe nickel-zinc has the potential to completely displace nickel-cadmium in large markets such as scooters, bicycles and hand-held power tools as well as smaller scale applications requiring small, high-performance rechargeable batteries.

       These batteries represent a $6 billion market segment, one third of which is supplied by nickel- cadmium batteries, with an annual growth rate of 7% to 11%. Such growth rate, however, does not account for the emerging electric vehicle market, starting with two-wheel vehicles, whose battery requirements are expected to add $12 billion to the size of a market segment in which bipolar nickel-zinc batteries will be a leading contender.

       We intend to target those specialized markets where nickel-zinc has major performance advantages, and where we believe we can build a profitable business without depending on the largest, most competitive segments. Our planned product offering will include:
*	Small batteries with capacities under 10 amperes per hour for portable electronic devices, for instance cellular phones or laptop computers.
*

Larger batteries with capacities over 20 amperes per hour for 2-wheel and 4-wheel electric vehicles. There is already an emerging market for electric scooters in Europe (Peugeot and Piaggio produce about 2,000 units per year for instance), and especially in Asia. We intend to initially focus on Asia where efforts to reduce pollution from vehicular traffic in cities is intense.

Competition

       In the United States, we know of only one company that is developing and producing nickel-zinc batteries, namely Evercel, Inc. We believe Evercel is at an advanced stage of development of a monopolar nickel-zinc battery and that some of its products have reached the commercialization stage. We believe, however, that our design and bipolar electrode architecture could provide us with a significant competitive advantage vis-a-vis Evercel.

       In Japan, Yuasa, Sanyo Electric Co., Ltd. and Japan Storage Battery are believed to be pursuing nickel-zinc battery technology, but we believe that this work is still at the laboratory stage. In Korea, the Samsung Advanced Institute of Technology is developing nickel-zinc batteries for electric vehicle applications. However, there can be no assurance that other companies, some of which may have significantly greater resources than us, are not developing, or will not engage in the development of nickel-zinc batteries.

       Our Company's nickel-zinc batteries will also compete with more established battery technologies, including nickel-cadmium, nickel-magnesium hydride, and others which are produced in large quantities by major companies, and which benefit from cost advantages associated with large volume production.

Research and Development Contracts

       We have been pursuing, and will continue to pursue, government contract opportunities whose scope of work relates to furthering the development of nickel-zinc systems or components of strategic value. The most significant program involves the development of an electric scooter.

       We are a member of a consortium including Peugeot Motocycles, one of the largest scooter manufacturers in Europe; PML Flightlink, a UK company that manufactures a proprietary drive system for battery-powered vehicles; Vrije Universiteit Brussel, Belgium's premier center for research on electric and hybrid vehicles; and CITILEC, an association of 60 European cities interested in the use of electric vehicles. The consortium was awarded a 3-year European Union contract that was signed during April 2000. Under the contract, the consortium will develop a zero emission electric scooter for application in urban centers. We will supply the bipolar nickel-zinc battery for the scooter.

       Each party to the consortium agreement will retain the exclusive rights to the technology it owned at the inception of the contract and to innovations it makes during the course of the contract. Should a patentable innovation be made jointly by several parties, they will share the ownership of such patent in proportion to their estimated percentage of contribution.

Key Relationships

       As in our fuel cell business, we have had longstanding client relationships with companies such as Exide and Leclanche, through their respective French subsidiaries, and Autosil in Portugal. We completed a European contract in a consortium with Autosil and others in the last quarter of 2000. We also completed client engagements from Exide and Leclanche a year earlier and we do not have any current on-going project with them. We believe, however, that these former clients or fellow consortium members represent a pool of prospects for future business relationships.

       Our fellow consortium members in the European e-scooter program are important relationships to us, particularly Peugeot Motocycles and PLM Flightlink. Peugeot elected to join this consortium with us after it unsuccessfully searched for a battery system meeting its requirements. We believe that if the program is successful, Peugeot will support our search for a manufacturing arrangement.

       As stated earlier, we plan to initiate a systematic search for licensing prospects as soon as we have prototypes, costs, and performance data available. Consistent with our marketing plan to initially target the electric scooter and bicycle market, we will focus our search on regions with the largest potential, namely Asia and India.

ENVIRONMENTAL, SAFETY, AND REGULATORY

       Nickel-zinc batteries are more environmentally acceptable than other commonly available rechargeable battery systems. Nickel-zinc batteries contain no cadmium, mercury, or other highly toxic materials that are difficult to dispose of under current environmental regulation. We anticipate very little waste generation due to the simple manufacturing technology utilized. There are no effluents in wastewater. Electrode materials can be reprocessed and reutilized in the process, thereby producing low levels of waste. The solvent used in the electrode production process can be reclaimed, purified, and reintroduced into the manufacturing process with low levels of waste.

PATENTS

       We currently have thirteen patents that have been granted and an additional three patents that are pending or have been filed in France. We have also made filings for eight of those patents in the United States, Canada, major European countries, South Korea, and Japan. Those patents cover innovations in fuel cells, including a proton electron membrane fuel cell precursor, a bipolar collector for fuel cells, active layer for proton electron membrane fuel cells electrodes, and improvements in membrane electrode assemblies for proton electron membrane fuel cells; and in battery technology, including a method to cool bipolar batteries, improvements in nickel-zinc batteries, a bipolar electrode for alkaline batteries, a method to seal cylindrical nickel-zinc batteries, electrically rechargeable air-zinc batteries, long-life, sealed lead-air batteries, a bipolar collector for lead batteries, and improvements in nickel-zinc cells. Helion has acquired the exclusive right to two of our patents for use in the marine and urban mass transit markets.

FACILITIES

       Our principal executive offices are located in New York, New York, in an office we lease from Ridgewood Group International, Inc. Mr. Potter, our Chairman, controls Ridgewood. We pay Ridgewood $2,000 per month, plus out-of-pocket expenses.

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       In France we lease two adjacent facilities in Fontenay-sous-Bois, a suburb of Paris, France. One facility houses our offices, labs, and workshop, and consists of a total of 5,950 square feet under a lease that expires in November 2006, but which we can cancel in November 2003. The rental cost for this facility is approximately $20,000 per quarter. We believe that the current facility will accommodate our anticipated growth through at least December 2002.

EMPLOYEES

       As of September 30, 2001, we had a total staff of 19 employees, including Mr. Morin in the United States; and 14 full-time employees in France, consisting of 5 engineers, 6 technicians, and 3 management/administrative. In addition, we have 2 part-time employees in France and 2 part-time employees in the U.S. We consider our relations with our employees to be good.
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LEGAL PROCEEDINGS

       Sorapec is operating under a Plan of Reorganization supervised by the French Bankruptcy Court until we meet our creditor repayment commitments.

       A softening market for contract research in 1996 and 1997, compounded by the cancellation of a major nickel-zinc research program in early 1997 caused Sorapec to become unable to meet its financial obligations. Accordingly, Sorapec filed a voluntary bankruptcy petition with the Creteil Commercial Court on August 1, 1997. Following a hearing, the court authorized the "Redressement Judiciaire" course of action, which is similar to Chapter 11 in its objective to reorganize the business. Sorapec submitted a plan to the court in early December 1997, and the court confirmed it on February 5, 1998.

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       The reorganization plan provided for the immediate repayment of all privileged creditors and the repayment in full of all other creditors in four equal payments over the following four years. Sorapec has met all of its obligations under the plan, and made the last installment payment in 2001.
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       We may from time to time be involved in legal proceedings in the ordinary course of our business. Except for the bankruptcy proceeding described above, we are not currently involved in any pending legal proceedings that, either individually or taken as a whole, could harm our business, prospects, results of operation, or financial condition.

Management

Directors, Executive Officers, and Key Employees

       The name, age, and position with us of each Director, executive officer and key employee is as follows:
Name	Age	Position
William J. Potter	53	Chairman, Chief Financial Officer, and Director
Michel L. Morin	59	President, Chief Executive Officer and Director
Bernard Nicolas	67	President of Sorapec and Director
Peter Schaedeli	59	Director
Patrick J. Vayn	58	Director

       William J. Potter - Chairman, Chief Financial Officer, and Director. Mr. Potter co-founded EC Power in March 1999, and he has been the Chairman of our board of directors and our Chief Financial Officer since then. Mr. Potter has been the President of Ridgewood Group International Ltd., a private investment bank, and the President of its broker-dealer affiliate, Ridgewood Capital Funding, Inc. since 1989 when he founded both firms. Prior to 1989 Mr. Potter was Managing Director International for Prudential Securities and a director of various Prudential affiliates. Mr. Potter serves as Finance Committee Chairman and Director of the National Foreign Trade Council in the U.S. and he is a director of the First Australia Fund and the First Australia Prime Income Fund (AMEX listed), the First Commonwealth Fund (NYSE listed) and First Australia Prime Income Fund (TSE listed). He is an advisor and director of companies affiliated with Guardian Capital Ltd. (TSE listed) and he is on the board of several other public and private corporations. He holds an MBA from Harvard University and an AB from Colgate University.

       Michel L. Morin - President, Chief Executive Officer and Director. Mr. Morin is one of the co-founders of EC Power, Inc. and he has been Chief Executive Officer and one of our directors since March 1999. Mr. Morin has been Managing Director of Ridgewood Group International Ltd. since 1995. Prior to joining Ridgewood, he was Director of Corporate Development of Parsons & Whittemore, Inc., and President and Chief Executive Officer of Cencit, Inc., a high-technology R&D company. Mr. Morin has been engaged in corporate development and cross-border technology deals for over 20 years, in senior management positions, in advisory roles and as management consultant. Mr. Morin earned a French graduate degree in aeronautical engineering from E.N.S.M.A. and a Master of Science degree from M.I.T.

       Bernard Nicolas - President of Sorapec and Director. General Nicolas has been Chairman and President of Sorapec since August 1998 and he has been a director of EC Power, Inc. since March 1999. He previously served as Managing Director of GIFAS, the French Aeronautics and Space Industry Association, from 1987 to 1998. Prior to joining GIFAS, he had a distinguished career in the French Air Force from which he retired with the rank of General. General Nicolas was awarded several prestigious military decorations including the Legion of Honor. He earned an engineering degree from "Ecole de l'Air", the French Air Force school, and he graduated from the French Air War College.

       Peter Schaedeli - Director. Mr. Schaedeli has been one of our directors since February 2001. He is Chief Executive Officer and senior partner of PSM Management Service Corporation Ltd., a Swiss firm he founded in 1982 and whose activities are in management consulting, corporate finance, mergers and acquisitions, private equity investment and asset management services. He is also the founder and President of the Global Investors Forum in Montreux, Switzerland, and the Chairman and President of Aerogie.Plus AG, a Swiss investment company with interests in the renewable energy sector. From 1997 to 1982 he served on the Management Board of Intergips Holding Ltd., a division of the Schmidheiny Group. Prior to that, he assumed various management positions with Alpina Insurance Company Ltd. and KLM Royal Dutch Airlines. Mr. Schaedeli received his advanced education at the University of Lausanne and the University of St. Gallen in Switzerland.

       Patrick Vayn - Director. Mr. Vayn has been one of our directors since 1999. He is President of Persel, a consulting firm based in Paris, France. Prior to joining Persel in July 2000, he had been President, since 1998, of Advans S.A., a management-consulting unit of Electricite de France, the French electric utility. Previously, from 1989 to 1997, Mr. Vayn was Chairman of Interactions S.A., a venture capital firm. Prior to joining Interaction, he headed the French operations of Nife, a battery company. A graduate from ENSIC, a French chemical engineering school, Mr. Vayn also earned a Master of Science degree from MIT and an MBA from the Harvard Business School.

       Robert J Mitchell - Controller. Mr. Mitchell has been our controller since October 2000. He is currently licensed and has been in practice as a CPA in New York for the last 5 years in his own firm, PFC Mitchell Tax and Accounting, LLC, in Williston Park, New York. Prior to entering into his own practice, from 1993 to 1996 he was an associate at Wall Street based accounting firms. Prior to 1992, Mr. Mitchell was a career police officer of the Nassau County (NY) Police Department, retiring at the rank of Captain having served as a Deputy Precinct Commander and as Commander of the departments internal audit unit. He has a BBA degree in Accounting from Adelphi University.

       Guy Bronoel - Scientific Advisor and Director of Sorapec, S.A. Dr. Bronoel joined Sorapec as Director of Research in 1988 and he served as Scientific Director from 1991 to 1997 when he became our Scientific Advisor on a part-time basis. Prior to joining Sorapec, he had served as Scientific Advisor to the Renault Group, and held executive positions at two CNRS (French National Scientific Research Center) laboratories: the Electrocatalyst and Electromechanical Energy Laboratory at Grenoble (1977-1980), and the Bellevue Laboratories (1961-1977). Prior to that, since 1960, he had been the Head of the Aeronautical Laboratory of the "Ministere de l'Air". Between 1972 and 1981, Dr. Bronoel served as a Member of the Electrochemical and Hydrogen Committees of the General Delegation of the Government Direction of Scientific and Technical Research. Dr. Bronoel also held several academic positions including Professor of Electrochemical Engineering at the Polytechnique Institute of the University of Grenoble (1978-1980) and prior to that at the Universite de Jussieu (1976-1977). He was awarded several Academic Distinctions including the "Prix Ampere". He earned his Doctorate in Electrochemical Engineering and his PhD in Physics from Conservatoire National des Arts et Metiers, Paris, France.

       Serge Chavanne - General Manager of Sorapec S.A. Mr. Chavanne joined Sorapec in May 1995 when he took a controlling interest in the company. During the past 5 years, he has been serving as General Manager and Business Development Manager of Sorapec, and he played a leading role in redefining the strategy of Sorapec. Mr. Chavanne is a high-technology entrepreneur with a background in investment banking and management consulting. He holds a graduate degree from Ecole Centrale de Paris, one of the top French engineering schools.

       Jean-Francois Fauvarque has been a consultant to Sorapec S.A. since 1995; he is a professor at Conservatoire National des Arts et Metiers and Head of its Electrochemistry Department. Dr. Fauvarque is the author of over 50 peer-reviewed publications and articles, and he has been granted 15 patents. A graduate of Ecole Normale Superieure, he holds a PhD from the University of Paris.

       Our executive officers are elected annually at the first meeting of our Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by our By-Laws.

       Currently, we do not have standing Audit, Compensation, or Nominating Committees of the Board of Directors. We plan to form Audit and Compensation Committees when it is necessary to do so to meet listing requirements of a stock exchange or Nasdaq.

       There are no family relationships among Directors, nor any arrangements or understandings between any Director and any other person pursuant to which any Director was elected as such. Mr. Schaedeli was appointed a director pursuant Aerogie's agreement to invest $250,000 in our common stock.

Director Compensation

       During the fiscal year ended December 31, 1999, directors received no cash compensation. However, each director was granted 24,000 warrants for his service on our Board of Directors. The directors were also reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties. In 2000, we compensated each director for his services by issuing him 6,000 warrants for each quarter he served as a director, and an annual fee of $10,000 in cash. The 1999 and 2000 warrants are identical. They expire five years from the date they were issued, and entitle the owner to purchase one share of common stock. The warrants are immediately exercisable at $.27 per share.

Executive Compensation

Summary Compensation Table

The following table and discussion set forth information with respect to all compensation earned by or paid to our President, Chief Executive Officer, and Chairman/Chief Financial Officer, for all services rendered in all capacities to us and our subsidiaries for each of our last two fiscal years ended December 31, 2000 and 1999. No other executive officer received compensation in excess of $100,000. We do not have any employment agreements with any of our officers. Each of the officers was paid at a base salary rate of $150,000 per year. However, only Mr. Morin spends his full time in our employ. Mr. Potter and Mr. Thompson are compensated on a pro rata portion of their salary, based on the estimated amount of time they spent. In 1999 these officers were paid part of their compensation in the form of common stock and part in the form of warrants. In the first three quarters of 2000, we paid part of their compensation in cash and part in warrants. All of their compensation in the fourth quarter of 2000 was paid in cash. We valued the shares and the warrants at $.27 each.

TABLE 1
Name and Principal Position	Year	Salary ($)	Other Annual Compensation ($)	All Other Compensation ($)
Michel Morin, CEO	2000	$150,000 (1)
	1999	$150,000 (2)		$4,994 (3)
William Potter, CFO	2000	$ 27,719 (4)	$58,640 (5)
	1999	$ 45,040 (6)	$28,250 (5)	$4,994 (3)
Richard Thompson	2000	$ 47,625 (7)	$50,925 (8)
	1999	$ 75,020 (9)		$4,994 (3)
(1)

Consisted of $30,000 in cash payments, $86,250 in cash accruals, and 25,000 vested warrants exercisable at $.27 per share. For accounting purposes, we valued the warrants at $295,970; accordingly, Mr. Morin's total salary for 2000 would have been $412,220.

(2)

Consisted of 148,148 shares of common stock, valued at $40,000; and 296,519 warrants exercisable at $.27 per share. There are no vesting requirements on the shares or the warrants. For accounting purposes, we valued the warrants at $61,231. Accordingly, Mr. Morin's total salary for 1999 would have been $101,231.

(3)

Directors fee paid in 24,000 warrants exercisable at $.20 per share until December 31, 2003. There are no restrictions on the vesting of the warrants. For accounting purposes, we valued the warrants at $4,994.

(4)

Consisted of $23,500 in cash and 15,625 vested warrants exercisable at $.27 per share. For accounting purposes, we valued the warrants at $36,996; accordingly, Mr. Potter's total salary for 2000 would have been $60,496

(5)	We paid Ridgewood Group, LLC, advisory fees of this amount. Mr. Potter owns Ridgewood Group.
(6)

Consisted of 55,556 shares of common stock, valued at $15,000, and 286,311 warrants exercisable at $.27 per share. There are no restrictions on the vesting of the shares or the warrants. For accounting purposes, we valued the warrants at $59,180; accordingly, Mr. Potter's total salary for 1999 would have been $74,180.

(7)

Consisted of $27,375 in cash and 75,000 vested warrants exercisable at $.27 per share. For accounting purposes, we valued the warrants at $177,583; accordingly, Mr. Thompson's total salary for 2000 would have been $204,958.

(8)	Advisory fees.
(9)

Consisted of 92,593 shares of common stock valued at $25,000, and 185,261 warrants exercisable at $.27 per share. There are no restrictions on the vesting of the shares or the warrants. For accounting purposes, we valued the warrants at $38,256; accordingly, Mr. Thompson's total salary for 1999 would have been $63,256.

Warrant Grants in Last Fiscal Year

       The following table sets forth certain information regarding stock purchase warrants granted to the named executive officers during the 12-month period ending December 31, 2000.
	Individual Grants
Name	Number of Securities Underlying Warrants Granted	Percent of Total Warrants Granted to Employees in Fiscal Year (1)	Per Share Exercise Price	Expiration Date
William J. Potter	39,625	10.2%	$.27	12/31/05
Michel Morin	149,000	38.4%	$.27	12/31/05
Richard Thompson	99,000	25.5%	$.27	12/31/05

(1)        Based on 387,708 warrants issued.

Year-End Warrant Values

       No warrants were exercised by the named executive officers during the 12-month period ended December 31, 2000. The following table sets forth certain information regarding unexercised stock purchase warrants held by the named executive officers as of December 31, 2000. All of the warrants are exercisable.

Name	Number of Securities Underlying Unexercised Warrants at Fiscal Year-End	Value of Unexercised In-the-Money Warrants at Fiscal Year-End (1)	Value of Unexercised In-the-Money Warrants at Fiscal Year-End (2)
William Potter	498,438	$12,075	$1,123,592
Michel Morin	597,096	$10,610	$1,342,134
Richard Thompson	373,574	$6,252	$839,322
Bernard Nicolas	350,146	$8,824	$789,650

(1)       Based on an assumed fair market value of our common stock of $.27 per share.

(2)       Based on an assumed fair market value of our common stock of $2.50 per share.

Equity Incentive Plan

       On March 26, 1999, we adopted an Equity Incentive Plan. Pursuant to the Plan, stock options granted to eligible participants may take the form of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or options which do not qualify as incentive options, known as non-qualified stock options. As required by Section 422 of the Code, the aggregate fair market value of our common stock with respect to our incentive options granted to an employee exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to non-qualified options. The exercise price of an incentive option may not be less than 100% of the fair market value of the shares of our common stock on the date of grant. The Plan administrator may set the exercise price of a non-qualified option. An option is not transferable, except by will or the laws of descent and distribution. If the employment of an optionee terminates for any reason (other than for cause, or by reason of death, disability, or retirement), the optionee may exercise his options within a ninety-day period following such termination to the extent he was entitled to exercise such options at the date of termination. Either our Board of Directors (provided that a majority of directors are "disinterested") can administer the Plan, or our Board of Directors may designate a committee comprised of directors meeting certain requirements to administer the Plan. The Administrator will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,000,000 shares of our common stock is reserved for issuance under the Plan.

       We issued 300,000 stock options under the plan in 1999. We also issued a total of 255,180 non-plan options to key employees in 1998.

Limitation On Directors' Liability; Indemnification

       Our certificate of incorporation limits the liability of a director for monetary damages for his conduct as a director, except for:
*	Any breach of the duty of loyalty to us or our stockholders,
*	Acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law,
*	Dividends or other distributions of corporate assets from which the director derives an improper personal benefit.
*	Liability under federal securities law

       The effect of these provisions is to eliminate our right and the right of our stockholders (through stockholder's derivative suits on our behalf) to recover monetary damages against a director for breach of his fiduciary duty of care as a director, except for the acts described above. These provisions do not limit or eliminate our right or the right of a stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

       Our certificate of incorporation also provides that we shall indemnify, to the full extent permitted by Delaware law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents. The indemnification is against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if certain standards are met. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons in accordance with these provisions, or otherwise, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transactions with Management and Others

       EC Power, Inc. was incorporated on March 25, 1999. Shortly after formation, it exchanged 3,513,319 shares of its common stock for 100% of the membership interests in EC Power, LLC. EC Power LLC's sole assets were 35,000 of the 38,900 outstanding shares of Sorapec SA, or 90% of such shares; and 11,426,643 shares of Neft Acquisition Corporation, which it had acquired on March 29, 1999. For accounting purposes this transaction and prior transactions were accounted for as an acquisition of EC Power, Inc. by Sorapec. General Nicholas owned approximately 7% of Sorapec. On April 5, 1999, EC Power Inc. merged with Neft Acquisition Corp., a shell corporation, and issued Neft's shareholders, including EC Power, 1,428,571 shares of common stock, of which 1,093,965, the Neft shares owned by EC Power became treasury shares. We valued the shares issued to the former Neft shareholders at $.196 per share, or a total of $65,582. EC Power, Inc. was the surviving corporation in the merger. We merged with Neft in order to increase our shareholder base and in an attempt to provide possible liquidity for our shareholders.

       General Nicolas exchanged his Sorapec shares into 227,212 EC Power shares. General Nicolas' son also owned Sorapec shares that he exchanged for 178,626 EC Power shares. Messrs. Potter, Morin, Vayn, and Thompson were members of EC Power LLC, and they exchanged their membership interests into shares of EC Power, Inc. in the transaction described above. Mr. Thompson was, until January 2001, our President and a director. Mr. Potter received 670,103 shares, Mr. Morin 542,002 shares, Mr. Vayn 279,167 shares, and Mr. Thompson 681,331 shares. Messrs Potter, Morin, Vayn, and Thompson had received 542,513, 542,002, 193,937, and 426,151 of these equivalent shares, respectively, for services they had rendered EC Power LLC, which services were valued at $333,931 ($.196 per share).

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       Mr. Potter, other directors, and certain shareholders have loaned money to us over the past several years for the purpose of providing working capital. The loans are payable on demand and bear interest at a rate of 10% per annum. The interest is payable in shares of our common stock. Mr. Thompson loaned EC Power LLC $10,000 in 1997 and $40,000 in 1998. In 1998 EC Power LLC issued him membership interests, which were subsequently converted into shares of our common stock in lieu of $1,345 of interest, at price equivalent to $.20 per share. In 1999, he converted $40,000 of his loan, and $1,047 in interest, into shares of our common stock at $.27 per share. He loaned an additional $29,379 to us in 2000. We paid Mr. Thompson $50,925 for advisory services in 1999. At September 30, 2001, we owed him $90,305 on those loans and for the unpaid advisory fee. Mr. Potter loaned EC Power LLC $92,141 in 1998, and we issued him membership interests in lieu of $1,094 in interest, which interests were subsequently converted into shares of our common stock, at a price equivalent to $.20 per share. In 1999 Mr. Potter loaned us an additional $66,285; he converted $50,000 of his loan into shares of common stock at $.20 per share; and $25,000 of his loan, and $8,826 in accrued interest, into common stock at $.27 per share. At September 30, 2001, we owed him $33,426 on those loans.
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       In 1999 we sold 2,589,815 shares of Series A Preferred Stock to investors at a price of $.27 per share in cash and in debt forgiveness, including $40,000 of loans converted by Mr. Thompson into 148,148 shares, and $25,000 of loans converted by Mr. Potter into 92,593 of our preferred shares. We also issued those investors a total of 325,000 shares of our common stock as additional incentive for purchasing the preferred stock, including 12,500 shares to Mr. Potter and 20,000 shares to Mr. Thompson.

       Messrs. Potter, Thompson, and Morin served as our Chairman, President, and CEO, respectively, at no salary through 1998. In 1998, they were paid compensation in the form of LLC membership interests that were converted into our common stock on the same basis as the other LLC interests. Mr. Morin was also issued 151,577 warrants. In 1999, they were paid compensation in the form of common shares and warrants, described below. In 1999 we also issued shares of our common stock as compensation to Messrs. Thompson (92,593 shares), Potter (55,556 shares), Morin (148,148 shares) and Nicolas (74,074 shares). The shares were valued at $.27 per share. In 2000, we compensated the three officers in a combination of cash and warrants. The warrants are described below.

       Each of our Directors were issued stock purchase warrants in 1998, 1999, and 2000 in consideration for loans they made to us, and/or as compensation. The warrants are identical, except for the expiration date and exercise prices. They all expire five years from the date of their issuance, and entitle the owner to purchase one share of common stock. The 1998 warrants are exercisable at $.20 per share; the 1999 warrants are exercisable at $.27 per share; and the 2000 warrants are exercisable at $.27 per share. The number of each type of warrant is described in the following table:
Director	2000 Warrants	1999 Warrants	1998 Warrants
Potter	39,625	286,311	172,502
Thompson	99,000	185,261	89,313
Morin	149,000	296,519	151,577
Vayn	24,000	0	0
Nicolas	76,083	148,004	126,059

       In September 2000, a French shareholder of Sorapec exchanged his Sorapec shares into 178,626 EC Power shares. Mr. Potter purchased those 178,626 shares from the shareholder for $35,000.

       During 2000, Mr. Thompson purchased 814,816 shares of common stock for $220,000, or $.27 per share.

       We lease our principal executive offices in New York, New York, from Ridgewood Group International, Inc. Mr. Potter, our Chairman, controls Ridgewood. We pay Ridgewood $2,000 per month, plus out-of-pocket expenses. We (or EC Power LLC) accrued or paid Ridgewood Group $48,071 in 1998, $33,000 in 1999, $42,248 in 2000, and $40,642 in the first nine months of 2001. We also paid or accrued consulting fees to Ridgewood of $28,250 in 1999, $58,640 in 2000, and $18,250 in 2001. In 1999 and 2000, Ridgewood converted $109,923 of the accrued payables into 75,402 shares of our common stock at $.20 per share, and into 351,266 shares of our common stock at $.27 per share. At September 30, 2001, we owed Ridgewood $9,000.

       In the first quarter of 2001, PSM Management Services, AG, a Swiss company, provided consulting services to us, for which we agreed to pay $15,000 in cash and issued 17,500 warrants. The warrants are exercisable at any time at $1.00 per share for five years. Mr. Schaedeli, one of our directors, is a Principal of PSM. Aerogie.Plus AG, a Swiss investment company of which Mr. Schaedeli is the Chairman of the Board, purchased 250,000 shares of common stock at $1.00 per share.

       Most of these transactions were not approved or ratified by a majority of disinterested directors. The Board of Directors has determined that any future transactions with officers, directors, or principal shareholders will be approved by the disinterested directors and will be on terms no less favorable than could be obtained from an unaffiliated third party. The Board of Directors will obtain independent counsel or other independent advice to assist in that determination.

Principal Stockholders

       The following table sets forth, as of the date of this prospectus, information regarding the ownership of our common stock by:
-	persons who own more than 5% of our common stock;
-	each of our executive officers and directors; and
-	all of our directors and executive officers as a group.

       Each person has sole voting and investment power with respect to the shares shown, except as noted.

Percent of Class (2)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Before Offering	After Offering (Minimum)	After Offering (Maximum)
William J. Potter (3)	1,821,328	16.7%	16.1%	14.1%
Richard M.H. Thompson (4)	2,230,382	20.6%	19.9%	17.4%
Michel L. Morin (5)	1,287,246	11.8%	11.4%	10.0%
Patrick Vayn (6)	303,167	2.9%	2.8%	2.5%
Bernard Nicolas (7)	651,849	6.1%	5.9%	5.2%
Aerogie Plus AG	1,275,926	12.4%	11.9%	10.4%
Peter Schaedeli (8)	1,318,426	12.8%	12.3%	10.7%
All officers and directors as a group (5 persons)	5,382,018	45.3%	43.8%	38.8%
(1)

Under SEC Rules, we include in the number of shares owned by each person the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this prospectus. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(2)	Shares and percentages beneficially owned are based upon 10,296,911 shares outstanding on September 30, 2001.
(3)

Includes 203,553 shares owned by Ridgewood Group, of which Mr. Potter is the controlling shareholder; 92,593 shares underlying shares of convertible preferred stock; and 498,438 shares underlying presently exercisable warrants.

(4)	Includes 148,148 shares underlying shares of convertible preferred stock; and 373,574 shares underlying presently exercisable warrants.
(5)	Includes 597,096 shares underlying presently exercisable warrants.
(6)	Includes 24,000 shares underlying presently exercisable warrants.
(7)	Includes 350,146 shares underlying presently exercisable warrants.
(8)

Mr. Schaedeli is the Chairman of the Board of Aerogie. Includes the shares owned by Aerogie. Also includes warrants to purchase 17,500 shares of common stock owned by PSM Management Services, Inc., of which Mr. Schaedeli is a principal. He does not own any of our common stock personally.


Description of Our Securities

       We are authorized to issue up to 100,000,000 shares of $.001 par value common stock and 50,000,000 shares of $.01 par value preferred stock. As of September 30, 2001, 10,296,911 shares of Common Stock and 2,589,815 shares of Series A Preferred Stock were issued and outstanding, and there were approximately 1,125 shareholders of record.

Units

       Each Unit shall contain one share of our common stock and one warrant. The Units will not trade separately until after the offering has terminated.

Common Stock

       Each holder of common stock is entitled to one vote for each share held of record. There is no right to cumulative voting of shares for the election of directors. The shares of common stock are not entitled to pre-emptive rights and are not subject to redemption or assessment. Each share of common stock is entitled to share ratably in distributions to shareholders and to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive, pro-rata, our assets which are legally available for distribution to shareholders. The issued and outstanding shares of common stock are validly issued, fully paid, and non-assessable.

Warrants

       Each warrant will entitle the holder to purchase one share of our common stock at a price of $ [125% of the initial Unit price] during the one-year period commencing on the date of this prospectus. The warrants will be redeemable upon forty-five (45) days prior written notice at a redemption price of $.05 per warrant if (a) the closing high bid price of the Common Stock has exceeded $ [150% of the exercise price] for at least 20 of the 30 trading days immediately preceding the date of mailing of the notice of redemption, and (b) we have in effect a current registration statement with the Commission registering the common stock issuable upon exercise of the warrants. The warrants will contain anti-dilution provisions for stock splits, recombinations, and reorganizations.

Preferred Stock

       We are authorized to issue up to 50,000,000 shares of $.01 par value preferred stock. Our preferred stock can be issued in one or more series as may be determined from time-to-time by our Board of Directors. In establishing a series our Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. Our Board of Directors has the authority, without shareholder approval, to fix the rights, preferences, privileges and restrictions of any series of preferred stock including, without limitation: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, and (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

       Our Board of Directors has designated one series of Preferred Stock, Series A, and we have issued 2,589,815 shares of such series. The Series A Preferred Stock has a cumulative annual dividend of $.0135 per share and restricts the payment of dividends to holders of common stock if any preferred stock dividends are in arrears. The Series A Preferred Stock has liquidation rights of $.27 per share plus an amount equal to all accrued and unpaid dividends. Each share of Series A Preferred Stock is convertible into one share of common stock, subject to certain adjustments. Each holder of the Series A Preferred Stock is entitled to one vote for each share of Series A Preferred Stock he holds of record.

       We could authorize the issuance of additional series of preferred stock which would grant to holders preferred rights to our assets upon liquidation, the right to receive dividend coupons before dividends would be declared to common shareholders, and the right to the redemption of such shares, together with a premium, prior to the redemption to common stock. Our common shareholders have no redemption rights. In addition, our Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

Anti-takeover Effects of Certain Provisions of Our Certificate of Incorporation and Delaware Law

       We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent, Warrant Agent and Registrar

       The transfer agent and registrar for our common stock and warrant agent for the Warrants is Continental Stock Transfer & Trust Company, New York, NY.

Reports to Shareholders

       We intend to furnish annual reports to shareholders that will include audited financial statements reported on by our independent certified public accountants. In addition, we will issue unaudited quarterly or other interim reports to shareholders, as we deem appropriate.

Shares Eligible For Future Sale

       Prior to the Offering, there has been no public market for our common. Future sales of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

       Upon completion of the offering, we will have between 10,696,911 and 12,296,911 shares of common stock outstanding, depending on how many Units are sold in the offering. All of these shares will be freely tradable without restriction under the Securities Act, except for any shares owned by our officers, directors, and major shareholders, which will be subject to certain resale limitations of Rule 144 promulgated under the Securities Act. Officers and directors who own in the aggregate a total of 2,501,317 shares have agreed with us not to sell, transfer, assign, or make any other disposition of any shares owned by them for a period of six months after the date of this prospectus.

       Further, there are outstanding warrants and options exercisable to purchase an additional 2,696,531 shares of common stock; and shares of preferred stock that are convertible into 2,589,815 shares of common stock. None of the shares of common stock issuable upon exercise of the options or warrants or upon conversion of the preferred stock will be free trading, and will be salable only under Rule 144, unless we file a registration statement to register the sale of such shares.

Plan of Distribution

       We are offering on a best efforts basis up to 2,000,000 Units on a 400,000 Unit minimum, 2,000,000 Unit maximum basis at an offering price of $ per Unit. The offering price of the Units being offered hereby was arbitrarily determined by us and is not necessarily related to our assets, book value, or financial condition. In determining the offering price and the number of Units to be offered, we considered such factors as our financial condition, our net tangible book value, limited operating history and general condition of the securities market. Accordingly, the offering price of the Units may not indicate the actual value of our securities.

       We are offering the Units to the public through our officers and directors, and will rely primarily on the efforts of Michel Morin, our CEO. No sales commission will be paid to our officers and directors. We do not presently intend to use the services of any broker dealer or investment banking firm in the United States. We may sell some of the Units to persons domiciled outside of the United States.

       Until we have sold at least 400,000 Units, we will not accept subscriptions for any Units. None of our officers, directors, or promoters will purchase Units in the offering in order to achieve the minimum offering amount. All proceeds of at least the minimum offering will be deposited in an interest bearing escrow account with Chase Manhattan Bank. If we are unable to sell at least 400,000 Units before the offering period ends, we will return all funds, without deductions, but with accrued interest, to subscribers promptly after the ending of this offering. We have the right to completely or partially accept or reject any subscription for Units offered in this offering, for any reason or for no reason. The offering will remain open until all Units are sold or 90 days from the date of this prospectus, which may be extended an additional 90 days. We may decide to cease selling efforts at any time prior to such date if our board of directors determines that there is a better use of funds and management time than the continuation of this offering.

       If this offering is not over-subscribed, within a reasonable time after effectiveness, we plan to accept all subscriptions as soon as reasonably practicable. If this offering is over-subscribed or appears likely to be over-subscribed within a reasonable time after effectiveness, we plan to allocate the Units among subscribers in our sole discretion. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 400,000 Units. After that, we could have multiple closings whenever we receive and accept subscriptions.

       Prior to effectiveness, no one may purchase any Units in this offering. Following the effectiveness of this offering, in order to purchase Units in this offering, an investor must complete, date, execute, and deliver to our escrow agent, a signed copy of our subscription agreement, together either with a check in the amount corresponding to the cost of the Units to be purchased or a wire transfer of funds for that amount. The address and wire transfer instructions for our escrow agent is indicated in the subscription agreement. Following the effectiveness of this offering, an investor can request a paper copy of the subscription agreement and prospectus by calling us, writing to us, or e-mailing us at the number or address listed in this prospectus.

       We will reimburse our officers and directors for expenses incurred in connection with the offer and sale of this Units. Our officers and directors are relying on Rule 3a4-1 of the Securities and Exchange Act of 1934 as a "safe harbor" from registration as a broker-dealer in connection with the offer and sales of the Units. In order to rely on such "safe harbor" provisions provided by Rule 3a4-1, an officer or director must be in compliance with all of the following:
-	He must not be subject to a statutory disqualification;
-	He must not be compensated in connection with such selling participation by payment of commission or other payments based either directly or indirectly on such transactions;
-	He must not be an associated person of a broker-dealer;
-	He must restrict participation to transactions involving offers and sale of the Units;
-

He must perform substantial duties for us after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

-	He must restrict participation to written communications or responses to inquiries of potential purchasers.

       Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1. Our officers and directors have no current plans to purchase Units in the offering.

       There currently exists no public trading market for our common stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

       Public Securities, Inc. has stated that it intends to maintain a market in those securities. He has indicated that he intends to file to list our common stock on the OTC Electronic Bulletin Board after the effective date of the registration statement of which this prospectus is a part. The listing, if granted, will be effective only after we terminate this offering. If our securities are not quoted on the OTC Electronic Bulletin Board, they may be quoted in the "pink sheets" maintained by the National Quotations Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. We have no agreement with any other broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

Lock-in Agreement

       William Potter, Michel Morin, Patrick Vayn, and Bernard Nicolas hold in the aggregate 2,501,317 outstanding shares of our common stock and 92,593 shares of our preferred stock that are subject to a lock-in agreement with us. Under the lock-in agreement, they have agreed not to transfer or pledge their shares of our common stock, although they retain all of their power to vote those shares, until the earlier of (a) the date that is 180 days after the effectiveness of this offering; or (b) the date all funds have been sent to investors if the offering was terminated without selling any of the Units.


Legal Matters

       The validity of the issuance of the shares we are offering will be passed upon for us by Neuman & Drennen, LLC, Denver, Colorado.

Experts

       The audited consolidated financial statements as of and for the years ended December 31, 2000 and 1999 of EC Power, Inc. and subsidiary included herein and elsewhere in the registration statement have been audited by Kempisty & Company, independent certified public accountants, to the extent forth in their report (which describes an uncertainty as to our ability to continue as a going concern) appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Additional Information

       We have filed a registration statement, including exhibits and schedules, with the Commission pursuant to the Securities Act with respect to this offering of our securities. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. We refer you to the registration statement fur further information about our securities, this offering, and us. Statements in this prospectus about documents filed as exhibits to the registration statement are necessarily summaries of these documents, and each of these statements is qualified in its entirety by reference to the copy o the applicable documents filed with the Commission. You may review a copy of the registration statement, including exhibits, at the Commission's public reference rooms at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048, or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.
EC POWER, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2000
(and for the nine months ended
September 30, 2001 - Unaudited)

INDEX
PAGE

INDEPENDENT AUDITORS' REPORT	F2
CONSOLIDATED BALANCE SHEETS	F3
CONSOLIDATED STATEMENTS OF OPERATIONS	F4
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT	F5
CONSOLIDATED STATEMENTS OF CASH FLOWS	F6-F7
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F8-F26

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

INDEPENDENT AUDITORS' REPORT

Board of Directors
EC Power, Inc.

We have audited the accompanying consolidated balance sheet of EC Power, Inc. (the Company) as of December 31, 2000 and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the years ended December 31, 2000 and December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EC Power, Inc. as of December 31, 2000 and the results of its' operations and cash flows for the years ended December 31, 2000 and December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company's recurring losses from operations and negative cash flows from operating activities raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kempisty & Company
Certified Public Accountants PC
New York, New York
May 15, 2001
EC POWER, INC.
CONSOLIDATED BALANCE SHEETS
	September 30,	December 31,
	2001	2000
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$ 19,400	$ 20,881
Accounts receivable, trade	55,412	209,806
Other receivable	565,878	429,938
Inventory	82,623	89,625
Total Current Assets	723,313	750,250

Property plant and equipment net of accumulated depreciation	89,645	61,709
Deferred charges	450	1,863
Prepaid expenses	8,054	2,802
Deposits	48,734	54,813
Deferred offering cost	104,500	19,000
Patents and computer software	97,830	64,584
Advances to employees	7,000	4,000
Total Assets	$ 1,079,526	$ 959,021

LIABILITIES AND CAPITAL
Current Liabilities
Accounts payable and accrued expenses	$ 581,342	$ 568,928
Deferred revenue	93,367	155,678
Due to related parties	213,835	210,056
Loan payable	436,122	15,190
Shareholders' loans payable	39,380	105,306
Total Current Liabilities	1,364,046	1,055,158

Commitments and contingencies	-	-
Minority interest	15,691	2,001

Stockholders' Equity (Deficit)
Common stock, 100,000,000 shares authorized at $.001
par value; issued and outstanding 10,296,911 at September
30, 2001, and 9,996,911 at December 31, 2000	10,297	9,997
Preferred stock 50,000,000 shares in total authorized at
$.01 par value: Series A 5,000,000 shares authorized,
issued and outstanding 2,589,815 at September 30,
2001 and December 31, 2000	25,899	25,899
Capital in excess of par value	4,865,932	4,502,002
(Deficit)	(4,356,445)	(3,675,965)
Unearned interest expense	(9,965)	-
Unearned compensation expense	(771,947)	(952,708)
Accumulated comprehensive income	(63,982)	(7,363)
Stockholders' (Deficit)	(300,211)	(98,138)
Total Liabilities and Capital	$ 1,079,526	$ 959,021
See Notes to Financial Statements.
EC POWER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2001	2000	2000	1999
	(Unaudited)

Sales revenues	$ 337,443	$ 302,033	$ 516,738	$ 454,888

Cost of sales	249,697	158,516	191,165	196,474

Gross profit	87,746	143,517	325,573	258,414
Licensing revenues	442,839	-	-	-
Total revenue	530,585	143,517	325,573	258,414

General and administrative expenses	714,326	715,998	924,511	771,808
Stock compensation (general and administrative)	209,991	395,094	526,793	390,353
Research and development	233,528	114,899	242,517	150,111
	1,157,845	1,225,991	1,693,821	1,312,272

Loss from operations	(627,260)	(1,082,474)	(1,368,248)	(1,053,858)

Other income and expenses
Interest income	5,015	8	695	287
Interest expense	(54,649)	(6,506)	(18,645)	(37,768)

Loss before taxes, prior period adjustment
and minority interest	(676,894)	(1,088,972)	(1,386,198)	(1,091,339)

Prior period adjustment	-	-	35,000	-

Loss before taxes and minority interest	(676,894)	(1,088,972)	(1,351,198)	(1,091,339)

Minority interest share of loss (income)	(409)	4,509	14,366	-
Benefit (Provision) for income taxes	(3,177)	26,225	(1,475)	54,035

Net (loss)	(680,480)	(1,058,238)	(1,338,307)	(1,037,304)

Other comprehensive income(loss)
Foreign currency translation adjustment	(56,619)	52,105	26,806	(20,071)

Comprehensive (loss)	$(737,099)	$(1,006,133)	$(1,311,501)	$(1,057,375)
Basic and diluted (loss) per share	$ (0.07)	$ (0.14)	$ (0.16)	$ (0.25)
Basic and diluted average shares outstanding	10,198,386	7,608,691	8,277,868	4,128,133
EC POWER, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY(DEFICIT)
YEAR ENDED DECEMBER 31, 1999 AND 2000 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2001
										Accum-
										ulated
	Common Stock		Preferred Stock		Capital in					Compre-
	($0.001 par value)		($0.01 par value)		Excess of		Unearned	Treasury Stock		hensive
	Shares	Amount	Shares	Amount	Par Value	Deficit	Expenses	Shares	Amount	(Loss)	Total

Balance January 1, 1999	5,713,731	$5,713	-	$-	$864,482	$(1,300,354)	$-	915,339	$(46,927)	$(20,040)	$(497,126)

Proceeds from sale of
treasury stock	-	-	-	-	42,058	-	-	(185,192)	7,944	-	50,002

Proceeds from sale of
preferred stock	-	-	2,126,850	21,269	552,981	-	-	-	-	-	574,250

Shares issued in settlement
of loans payable	648,515	649	462,965	4,630	265,042	-	-	-	-	-	270,321

Shares issued in settlement
of interest payable	93,139	93	-	-	24,168	-	-	-	-	-	24,261

Shares issued for services	375,001	375	-	-	174,684	-	-	(325,000)	13,941	-	189,000

Retirement of treasury stock	(405,147)	(405)	-	-	(24,637)	-	-	(405,147)	25,042	-	-

Cost of unamortized stock
and warrants	-	-	-	-	520,427	-	(329,133)	-	-	-	191,294

Loss for year ended
December 31, 1999	-	-	-	-	-	(1,037,304)	-	-	-	-	(1,037,304)

Comprehensive (loss)	-	-	-	-	-	-	-	-	-	(14,129)	(14,129)

Balance December 31, 1999	6,425,239	6,425	2,589,815	25,899	2,419,205	(2,337,658)	(329,133)	-	-	(34,169)	(249,431)

Proceeds from sale of
common stock	3,038,520	3,039	-	-	817,361	-	-	-	-	-	820,400

Shares issued in settlement
of interest payable	30,000	30	-	-	5,970	-	-	-	-	-	6,000

Shares issued in settlement
of loans payable	503,152	503	-	-	109,098	-	-	-	-	-	109,601

Cost of unamortized stock
and warrants	-	-	-	-	1,150,368	-	-	-	-	-	1,150,368

Loss for the year ended
December 31, 2000	-	-	-	-	-	(1,338,307)	(623,575)	-	-	-	(1,961,882)

Comprehensive income	-	-	-	-	-	-	-	-	-	26,806	26,806

Balance December 31, 2000	9,996,911	9,997	2,589,815	25,899	4,502,002	(3,675,965)	(952,708)	-	-	(7,363)	(98,138)

Proceeds from sale of
common stock	300,000	300	-	-	289,700	-	-	-	-	-	290,000

Warrants issued for services	-	-	-	-	29,230	-	-	-	-	-	29,230

Warrants issued for interest
expense	-	-	-	-	45,000	-	(9,965)	-	-	-	35,035

Amortization of warrants	-	-	-	-	-	-	180,761	-	-	-	180,761

Loss for the nine months
ended September 30, 2001	-	-	-	-	-	(680,480)	-	-	-	-	(680,480)

Comprehensive (loss)	-	-	-	-	-	-	-	-	-	(56,619)	(56,619)

Balance September 30, 2001	10,296,911	$10,297	2,589,815	$25,899	$4,865,932	$(4,356,445)	$(781,912)	$ -	$ -	$(63,982)	$(300,211)
See Notes to Financial Statements.
EC POWER, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended			For the Year Ended
	September 30,			December 31,
	2001		2000	2000		1999
	(Unaudited)
Operating Activities
Net income or (loss)	$ (680,480)		$ (1,058,238)	$ (1,338,307)		$ (1,037,304)
Adjustments to reconcile net (loss)
to net cash used by operating activities:
Depreciation and amortization	46,438		94,093	66,720		63,859
Expenses paid for by issuance of stock	-		220,333	285,779		406,822
Expenses paid for by issuance of warrants	221,547		180,761	241,014		11,349
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	154,394		31,552	(108,246)		39,144
(Increase) decrease in other receivables	(147,390)		166,744	(45,996)		54,290
(Increase) decrease in deferred charges	1,413		4,907	6,088		16,976
(Increase) decrease in prepaid expenses	(5,252)		(12,156)	1,783		1,863
(Increase) decrease in inventory	7,002		(71,762)	(45,905)		6,441
(Increase) decrease in other assets	(37,791)		(4,801)	3,220		13,395
(Increase) decrease in deposits	40,870		13,788	64,582		(103,335)
(Increase) decrease in patents	(33,246)		-	-		-
(Increase) decrease in deferred offering cost	(85,500)		-	-		(19,000)
Increase (decrease) in accounts payable,
accrued expenses and other liabilities	11,972		(245,916)	(115,328)		(276,660)
Increase (decrease) in deferred revenue	(62,311)		(17,280)	11,471		1,267
Increase (decrease) in due to related parties	(3,779)		171,205	159,131		(48,071)
Net cash (used) by operating activities	(572,113)		(526,770)	(813,994)		(868,964)

Investing Activities
Investment in Neft	-		-	-		(46,927)
Purchase of fixed assets	(74,374)		(5,683)	(13,145)		(16,876)
Net cash (used) by investing activities	(74,374)		(5,683)	(13,145)		(63,803)

Financing Activities
Increase (decrease) in shareholder loans	(65,926)		(20,620)	56,391		276,606
Increase in other loans	420,932		(50,000)	(84,810)		80,000
Sale of common stock	290,000		820,400	820,400		57,946
Sale of preferred stocks	-		-	-		574,250
Net cash provided by financing activities	645,006		749,780	791,981		988,802
Increase (decrease) in cash	(1,481)		217,327	(35,158)		56,035
Cash at beginning of period	20,881		56,039	56,039		4
Cash at end of period	$ 19,400		$ 273,366	$ 20,881	$	$ 56,039

Supplemental Disclosures of Cash Flow Information:
Cash paid during year for:
Interest	$ -		$ 6,508	$ 6,417		$ 27,709
Income taxes (benefits)	$ 549	$	$ (26,226)	$ 1,476		$(54,035)

Non-cash investing and financing activities:

Issuance of 30,000 shares of common stock
for interest payable	$ -	$ 6,000	$ 6,000	$ -

Issuance of 503,152 shares of common stock
for settlement of loans payable and interest
payable	-	109,601	109,601	-

Issuance of 700,001 shares of common stock
for services	-	-	-	202,941

Issuance of 93,139 shares of common stock
for interest payable	-	-	-	24,261

Issuance of 648,515 shares of common stock
for settlement of loans payable	-	-	-	145,321

Issuance of 462,965 shares of common stock
for settlement of loans payable	-	-	-	125,000

Issuance of 17,500 warrants for services	29,230	-	-	-

Issuance of 64,948 warrants for loan interest	45,000	-	-	-

Issuance of 378,708 incentive stock options	-	-	864,589	-

Issuance of 152,683 incentive stock options	-	-	-	340,482

Issuance of 290,781 incentive stock options	-	648,441	-	-
See Notes to Financial Statements.
EC POWER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts and Disclosures at and for the Nine Months
Ended September 30, 2001 and 2000 Are Unaudited)

Note 1-	DESCRIPTION OF BUSINESS

EC Power, Inc (the "Company") was incorporated in Delaware on March 25, 1999. On March 29, 1999 the Company acquired all the membership interests of EC Power LLC for an exchange of stock.

In April, 1999 the Company merged with Neft Acquisition Corp. ("Neft"), a shell corporation having no assets or operations. EC Power, Inc. became the surviving entity.

The Company currently operates in one business segment that is engaged in the development of PEM (Proton Exchange Membrane) fuel cells and Ni-Zn batteries and performs applied research and development in electrochemistry.

In late 1997, the shareholders of Sorapec S.A. ("Sorapec") agreed to issue and sell to the founders of EC Power, LLC. 35,000 new shares representing a 90% stake in Sorapec, the balance of the shares being held by key employees.

For accounting purposes, the acquisition has been treated as an acquisition of EC Power, Inc. by Sorapec and as a recapitalization of Sorapec. The historical financial statements prior to January 1, 1998 are those of Sorapec giving effect to the acquisition as if the acquisition took place on January 1, 1997.

In March 2000, the Company purchased additional Sorapec shares for $25,000 and converted $989,684 of loans, which increased its ownership interest in Sorapec to 94%. In September 2000, additional Sorapec employees converted their interest in Sorapec for 178,626 shares of common stock of the Company, thereby increasing the Company's interest to 96.05% in Sorapec. In June 2001, the Company converted $557,500 of loans which increased its ownership interest in Sorapec to 97.2%.

Note 2-	SIGNIFICANT ACCOUNTING POLICIES

a.	Principles of Consolidation

The consolidated financial statements include the accounts of EC Power, Inc. and its 97.2% owned subsidiary Sorapec. All significant intercompany accounts and transactions are eliminated in consolidation.

b.	Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

c.	Cash and Cash Equivalents

The Company generally classifies as cash equivalents all highly liquid instruments with a maturity of three months or less at the time of purchase.

d.	Property, Plant and Equipment

Property and equipment are accounted for at cost and are depreciated over their estimated useful lives on a straight-line basis. Lab equipment and office furniture and equipment have estimated useful lives of five to seven years while lab improvements have estimated useful lives of five to fifteen years.

e.	Research and Development Costs

Research and development costs are charged to operations as incurred.

f.	Revenue Recognition

The Company accounts for research and development contracts and grants on the percentage-of-completion method, and income is recognized as work on contracts progresses, but estimated losses on contracts are charged to operations immediately. The Company records sales when goods are delivered and profit is recognized at that time. The Company recognized revenue from the non refundable licensing fee front payment when received.

g.	Deferred Revenue

Deferred revenue represents the unearned portion of research and development grants received by the Company.

h.	Income Taxes

The Company previously adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", (SFAS No. 109") which requires the asset and liability method of accounting for income taxes. Enacted statutory tax rates are applied to temporary differences arising from the differences in financial statement carrying amounts and the tax basis of existing assets and liabilities. Due to the uncertainty of the realization of income tax benefits, (Note 9), the adoption of SFAS 109 had no effect on the financial statements of the Company.

i.	Translation of Foreign Currencies

Asset and liability accounts are translated into U.S. dollars using exchange rates in effect at the date of the consolidated balance sheet; revenue and expense accounts are translated at average monthly exchange rates. Translation adjustments are reflected as a component of shareholders' equity.

j.	Fair Value of Financial Instruments

The Company's cash represents a financial instrument as defined by Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments." The carrying value of this financial instrument is a reasonable approximation of fair value, due to its current maturity.

k.	Earnings (Loss) Per Common Share

During 1998 the Company adopted SFAS No. 128, "Earnings Per Share"' which requires the reporting of both basic and diluted earnings per share. Net income per share-basic is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Shares issuable under conversion of preferred stock and stock warrants are excluded from computations as their effect is antidilutive.

l.	Comprehensive Income

Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires an entity to report comprehensive income and its components and increases financial reporting disclosures.

Comprehensive income is the total of (1) net income plus (2) all other changes in net assets arising from non-owner sources. The Company has presented a statement of operations that includes other comprehensive income.

m.	Stock Based Compensation

The Company accounts for stock-based compensation using the intrinsic value method described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No.25") and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's Common Stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock Based Compensation."

n.	Interim Reporting

The accompanying financial information as of September 30, 2001 and for the nine months ended September 30, 2001 and 2000 are unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

Note 3-	INVENTORY
		September 30,	December 31,
		2001	2000
	Work in progress	82,623	89,625
	Raw materials	-	-
	Finished goods	-	-
		82,623	89,625

Note 4-	ADVANCES TO EMPLOYEES

	Advances to employees are as follows:	September 30,	December 31,
		2001	2000
	Travel advances	$ 7,000	$ 4,000
Note 5-	PROPERTY AND EQUIPMENT
				September 30,	December 31,
	Equipment and leasehold consists of the following:			2001	2000

	Lab equipment			$ 463,871	$ 430,016
	Office furniture and equipment			66,766	62,734
	Lab improvements			201,131	208,134
	Other in progress			506	524
				732,274	701,408
	Less: Accumulated depreciation and amortization:

	Lab equipment			392,721	389,906
	Office furniture and equipment			55,477	54,136
	Lab improvements			193,925	195,133
	Other in progress			506	524
				642,629	639,699
				$ 89,645	$ 61,709

Note 6-	LOANS PAYABLE

	Loans payable are as follows:
				Balance	Balance
	Origination	Interest	Due	September 30,	December 31,
	Date	Rate	Date	2001	2000

	10/15/2000	6%	Demand	$ 1,322	$ 15,190
	05/15/2001	7%	07/15/02	434,800	-
				$ 436,122	$ 15,190

Note 7-	SHAREHOLDERS' LOANS PAYABLE
				September 30,	December 31,
	Shareholders' loans payable are as follows:			2001	2000

	Chairman of the Board	10% Demand Loan		$ -	$ 50,926
	Former President	10% Demand Loan		39,380	39,380
	Other shareholders	10% Demand Loan		-	15,000
				$ 39,380	$ 105,306
Note 8-	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.

Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

		December 31, 2000
		Carrying
	Assets:	Amount	Fair Value
	Cash and cash equivalents	$ 20,881	$ 20,881
	Accounts receivable	209,806	209,806
	Other receivable	429,938	429,938

		September 30, 2001
		Carrying
	Assets:	Amount	Fair Value
	Cash and cash equivalents	$ 19,400	$ 19,400
	Accounts receivable	55,412	55,412
	Other receivable	565,878	565,878

	The carrying amounts of cash and cash equivalents, accounts receivable and other receivable are a reasonable estimate of their fair value because of the short maturity of those instruments.

Note 9-	INCOME TAXES

	The provision (benefit) for income taxes consists of the following (in thousands):
		Nine Months ended
		September 30,		Year ended December 31,
	Current:	2001	2000	2000	1999
	Federal tax expense	$(150)	$ (99)	$ (322)	$ (116)
	State tax expense	(21)	(15)	(47)	(17)
	Foreign R&D credit	-	26	-	54
	Deferred:
	Federal tax expense	150	99	322	116
	State tax expense	21	15	47	17
	Foreign R&D credit	-	(26)	-	(54)
		$ -	$ -	$ -	$ -

	A reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate follows:

		Nine Months ended
		September 30,		Year ended December 31,
		2001	2000	2000	1999
	Statutory federal income tax	34%	34%	34%	34%
	State income tax-net of
	federal benefit	5%	5%	5%	5%
	Valuation allowance	-39%	-39%	-39%	-39%
		0%	0%	0%	0%

	The components of deferred tax assets and liabilities are as follows (in thousands):

				September 30,	December 31,
	Deferred tax assets:			2001	2000
	Net operating loss carryforward			$ 673	$ 502
	Total deferred tax assets			673	502
	Valuation allowance			(673)	(502)
	Net deferred tax assets			$ -	$ -

SFAS No, 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. At September 30, 2001 and December 31, 2000, a valuation allowance for the full amount of the net deferred tax asset was recorded because of continuing losses and uncertainties as to the amount of taxable income that would be generated in future years.

The Company recognized a loss for the period ended September 30, 2001 and for the year ended December 31, 2000. The amount of available additional net operating loss carryforwards are approximately $171,000 for 2001, $369,000 for 2000, $133,000 for 1999. The net operating loss carryforwards, if not utilized, will expire in the years 2013 through 2021. The net operating loss of the Company's foreign subsidiary may not be used to offset any income earned by the Company. Additionally the foreign subsidiary is claiming all refundable income tax credits resulting from its operating losses.

Note 10-	RELATED PARTY TRANSACTIONS

The Chairman of the Board and a stockholder of the Company loaned money to the Company for the purpose of providing working capital. The loan is payable on demand and bears interest at a rate of 10% per annum. The interest is payable in shares of the Company's common stock. As of September 30, 2001 and December 31, 2000, the Company owed a balance of approximately $33,000 and $51,000 respectively to its Chairman of the Board. Additionally, other officers and stockholders of the Company loaned money to the Company for the purpose of providing working capital. These loans bear interest at a rate of 10% per annum that is payable in cash or in shares of the Company stock.

During 2000, the Former President purchased 814,816 shares of common stock for $220,000. Other stockholders purchased 2,223,704 shares of common stock for $600,400. In addition, the Company issued 250,000 shares of common stock to settle $50,000 of loans payable and issued 125,000 shares of common stock to another stockholder who paid $25,000 directly to the lender. The Company issued 30,000 shares of common stock to pay the interest due on the above loan. A company controlled by the Chairman of the Board converted $34,601 of loans into 128,152 shares of common stock.

During 1999, the Chairman of the Board converted $50,000 of loans into 250,000 shares of common stock and $25,000 of loans into 92,593 shares of preferred stock. In addition, a corporation controlled by the Chairman of the Board converted $15,080 and $60,241 of accounts payable into 75,400 and 223,114 shares of common stock, respectively. The Former President of the Company converted $40,000 of loans into 148,148 shares of preferred stock. Two other shareholders converted $20,000 of loans into 100,000 shares of common stock.

In 1999, the Chairman of the Board and the Former President received 12,500 shares and 20,000 shares respectively of common stock as a fee for their conversion of loans into preferred stock. The common stock was valued at $3,375 and $5,400, respectively.

During 1998, EC Power, LLC issued to its officers a membership interest for services rendered by those officers. The LLC interest was converted to shares of EC Power, Inc. common stock and distributed to the following officers of the Company who formerly were officers of the LLC.

	Shares	Valued at
Chairman of the Board	542,513	$ 106,278
Former President	426,151	83,483
Chief Executive Officer	542,002	106,178
Director	193,937	37,992
	1,704,603	$ 333,931

Also, during 1998, EC Power, LLC issued membership interests for interest expense to stockholders of the Company which were converted to shares of common stock by the stockholders.

	357,252	$ 70,000

During 1999, the Company issued shares of common stock for the payment of interest expense to the following officers and stockholders of the Company:

	Shares	Valued at
Chairman of the Board	38,160	$ 9,918
Former President	10,607	2,392
Other stockholders	7,116	1,892
	55,883	$ 14,202
	In 2000 and 1999, the Company issued warrants to purchase common stock of the Company at $0.27 and $0.20 per share, respectively, to the following officers and directors of the

	Company:	2000		1999
			Additional		Additional
		Warrants	Compensation	Warrants	Compensation
	Chairman of the Board	39,625	$ 88,364	286,311	$ 106,412
	Former President	99,000	220,770	185,261	68,855
	Chief Executive Officer	149,000	332,270	296,519	110,206
	Directors	100,083	223,185	148,004	55,008
		387,708	$ 864,589	916,095	$ 340,481
	The additional compensation is being amortized over five years.

	Due to related parties consists of the following:			September 30,	December 31,
				2001	2000
	Consulting fee payable to Former President			$ 50,925	$ 50,925
	Directors' fees payable			56,706	50,000
	Compensation payable			106,204	109,131
				$ 213,835	$ 210,056

Note 11-	COMMITMENTS AND CONTINGENCIES

Cash flows from operating activities are insufficient to meet the Company's cash flow requirements. The Company is extremely dependent on both capital contributions from majority stockholders and outside financing in order to enable the Company to continue operations. The majority stockholders intend to finance the Company until it can generate sufficient cash flows to maintain itself.

Note 12-	STOCKHOLDERS' EQUITY

Prior to incorporation, EC Power, LLC had issued 6.884 membership interests and owned 22,255 of the 38,900 shares outstanding of Sorapec. 3,900 of Sorapec shares were owned by employees and the remaining 12,745 were held by other investors who were committed to exchange the shares for an additional 2.913 membership interest in EC Power, LLC, bringing the total membership interest to 9.797.

In March 2000 EC Power, Inc. purchased new shares in Sorapec S.A. for $25,000 and converted $989,684 of loans for new shares, thereby increasing their ownership interest in Sorapec to 94%. In June 2001, the Company converted $557,500 of loans which increased its ownership interest to 97.2%.

During 2001, the Company converted $290,000 of foreign investor loans into 300,000 shares of common stock.

During 2000, the Company sold 3,038,520 shares of common stock to some of its stockholders for $820,400. The Company also issued 503,152 shares of common stock to settle $109,601 in loans and 30,000 shares of common stock to settle $6,000 in interest payable.

EC Power, Inc. Shares Issued in Exchange for Membership Interests:

Following the incorporation of EC Power, Inc. on March 25, 1999, with authorized capital stock consisting of 100,000,000 shares of $0.001 par value common stock, the Company authorized the issuance of 4,999,933 shares to be exchanged against the 9.797 Membership interests (6.884 + 2.913) held by all Members following conversion, on the basis of 510.360 shares of EC Power, Inc. per interest, pro rata. For accounting purposes this transaction and the prior transactions are accounted for as an acquisition of EC Power, Inc. by Sorapec. The historical financial statements presented are restated to reflect the acquisition as if it took place on January 1, 1997. The Company issued 1,451,464 shares of common stock in March, 2000 to the former stockholders of Sorapec. In September 2000, one of Sorapec's former stockholders sold 178,626 of the Company's stock to the Chairman of the Board of EC Power, Inc. for an undisclosed amount.

Neft Acquisition Corp.

Neft Acquisition Corp. ("Neft") was incorporated in Delaware in October 1997 and never had any business operations prior to the merger with EC Power, Inc. As of March 30, 1999, Neft had 1,081 stockholders of record, no assets and no liabilities. The authorized capital stock of Neft consisted of 20,000,000 shares of $0.001 par value common stock, of which 8,573,337 was validly issued and outstanding. On March 22, 1999, seven stockholders of Neft agreed to sell a total of 6,858,670 shares of EC Power, Inc. for an aggregate amount of $35,500. On March 26, 1999, the Board of Directors of Neft and the holders of a majority of Neft shares (EC Power, Inc.) approved the issuance and sale, to EC Power, Inc., of 11,426,663 new Neft shares for $11,427. Following approval by the Board of Directors of both Neft and EC Power, Inc., Neft was then merged with and into EC Power, Inc. The effective date of the merger was April 5, 1999. As a result of the merger, EC Power, Inc. was the surviving corporation and Neft ceased to exist as a separate corporate entity. The investment in Neft by EC Power, Inc. caused a reduction in EC Power, Inc.'s capital of $46,927.

Under the terms of the merger, all stockholders of Neft are entitled to receive one share of EC Power, Inc. common stock for every fourteen shares of Neft common stock owned. Accordingly, EC Power, Inc. issued 1,428,571 shares to the Neft stockholders in exchange for their Neft shares. This transaction created 1,093,965 shares of Treasury Stock. The Company then sold 185,192 shares of common stock from the Treasury for gross proceeds of $50,002.

In connection with the issuance of the Convertible Preferred Stock, the Company issued 325,000 shares of common stock from the Treasury valued at $87,750 as additional consideration for purchasing the preferred stock. At the year end, the Company retired the balance of 583,773 shares of Treasury Stock.

In 1998, EC Power, LLC ("LLC") issued 3.34 membership interest in LLC to the promoters of LLC for services. This interest was converted to 1,704,603 shares of common stock of the Company.

Also, in 1998, LLC issued .70 membership interest in LLC for interest expense. This converted to 357,252 shares of common stock of the Company. One half of these shares was donated back to the Company during the year 2000. The Company recorded the $35,000 credit as a prior period adjustment.

In 1999 the Company issued 648,515 shares of common stock to pay $145,321 of loans payable and 55,883 shares of common stock in payment of $14,202 of interest expense.

The Company also issued 375,001 and 37,256 shares of common stock for compensation and additional interest valued at $238,894 and $10,059, respectively.

Series A Convertible Preferred Stock

In June 1999, the Company authorized 5,000,000 shares of Series A Convertible Preferred Stock ("Preferred Stock"). $0.01 par value. The Preferred Stock has a cumulative annual dividend of $0.0135 per share and restricts the payment of dividends to holders of Common Stock if any Preferred Stock dividends are in arrears. The Series A Convertible Preferred Stock has liquidation rights of $0.27 per share plus an amount equal to all accrued and unpaid dividends.

Stockholders of both common and preferred Stock have equal voting rights.

The preferred stock is convertible into common stock of the Company at the rate of one share of preferred stock for each share of common stock subject to certain adjustments.

Private Placement of Series A Convertible Preferred Shares

During 1999 the Company sold in a private placement 2,126,850 shares of Series A Convertible Preferred Stock at $0.27 per share for gross proceeds of $574,250.

The Company also issued 462,965 shares of the Series A Convertible Preferred Stock for payment of a $125,000 loan.

(See Note 10 Related Party Transactions.)
Note 13-	GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As shown in the financial statements for the years ended December 31 1999 and 2000, and the nine months ended September 30, 2001, the Company incurred losses from operations of $1,053,858, $1,368,248 and $627,260, after non cash expenditures for stock compensation of $390,353, $526,763 and $209,991, respectively and generated negative cash flows from operations of $868,964, $813,994 and $572,113 respectively. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and to obtain additional financing or refinancing as may be required to ultimately attain profitability. The Company is also actively pursuing additional equity financing through stock sales and when necessary, management has loaned money to the Company for working capital. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

Note 14-	COMPREHENSIVE INCOME (LOSS)

	Accumulated other comprehensive income (loss) consists of the following:

		September 30,		December 31,
		2001	2000	2000		1999
	Foreign currency translation
	adjustment	$(56,619)	$52,105	$26,806	$	$(14,129)

	A summary of the components of other comprehensive income (loss) for the nine months ended September 30, 2001 and 2000 is as follows (unaudited):

			Before-Tax	Income		After-Tax
			Amount	Tax		Amount
	September 30, 2001
	Net foreign currency translation		$(56,619)	$ -		$(56,619)
	Other comprehensive income		$(56,619)	$ -		$(56,619)

			Before-Tax	Income		After-Tax
			Amount	Tax		Amount
	September 30, 2000
	Net foreign currency translation		$52,105	$ -		$52,105
	Other comprehensive income		$52,105	$ -		$52,105

	A summary of the components of other comprehensive income (loss) for the years ended December 31, 2000 and 1999 is as follows:

			Before-Tax	Income		After-Tax
			Amount	Tax		Amount
	December 31, 2000
	Net foreign currency translation		$26,806	$-		$26,806
	Other comprehensive income		$26,806	$-		$26,806

			Before-Tax	Income		After-Tax
			Amount	Tax		Amount
	December 31, 1999
	Net foreign currency translation		$(20,071)	$-		$(20,071)
	Other comprehensive income		$(20,071)	$-		$(20,071)

Note 15-	COMMON STOCK WARRANTS AND OPTIONS

	Stock Options

In 1999 the Company adopted the 1999 Equity Incentive Plan (the "1999 Plan") under which 1,000,000 shares of common stock are available for issuance with respect to awards granted to officers, management, other key employees of the Company, directors and consultants.

Under the 1999 Plan the option price may not be less than the market value of the Company's stock at the time the option is granted. Options granted under the 1999 Plan will vest in accordance with the option agreement determined by the Board of Directors at the time of the option grant. Replacement options may be granted under the 1999 Plan in connection with a participant's payment of part or all of the exercise price of a stock option with previously acquired shares of common stock. Proceeds from exercise of stock options are credited to the Company's capital accounts.

On December 31, 1999 the Company granted to key employees under the 1999 Plan, 300,000 options with an exercise price of $0.27 per share, that were fully vested and immediately exercisable. The options expire five years from the date of grant.

	On December 31, 1998 the Company granted 255,180 options with an exercise price of $0.20 to key employees.

	Information with respect to all stock options is summarized below:

		1999 Plan	Other	Total
	Outstanding at January 1, 1998	-	-	-
	Granted	-	255,180	255,180
	Outstanding at December 31, 1998	-	255,180	255,180
	Granted	300,000	-	300,000
	Outstanding at December 31, 1999	300,000	255,180	555,180
	Granted	-	-	-
	Outstanding at December 31, 2000	300,000	255,180	555,180

The Company applies Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" and the related interpretations in accounting for its stock option grants.

In accordance with the SFAS 123, "Accounting for Stock Based Compensation", the Company has elected to provide the proforma disclosure. Had compensation cost for options granted been determined based upon the fair value of the options at the date of grant, as prescribed by SFAS 123, the Company's pro forma net loss and pro forma net loss per share would have been as follows for the years ended December 31, 2000 and 1999:

	December 31,
	2000	1999
Net loss, as reported	$(1,338,307)	$(1,037,304)
Net loss, proforma	$(1,470,356)	$(1,055,370)
Basic and diluted loss per common share,
as reported	$ (0.16)	$ (0.25)
Basic and diluted loss per common share,
proforma	$ (0.18)	$ (0.26)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for the years ended December 31, 2000 and 1999:

	December 31,
	2000	1999
Risk-free interest rate	5.71-6.50%	4.65%
Expected dividend yield	-	-
Expected life	5 years	5 years
Expected volatility	100%	100%

The value of the options issued after November 1, 1999 is determined based upon a fair value of $2.50 per share, the offering price of the stock in this prospectus.

Under APB 25, no compensation was recognized in the consolidated financial statements for the value of the stock options issued to employees with an exercise price in excess of the estimated fair value of the Company stock at the time of grant. In situations where the fair value of the stock options was considered compensation, compensation expense was recorded and a corresponding amount recorded as additional paid in capital.

Common Stock Warrants

During 2000 and 1999, warrants to purchase 387,708 and 1,054,169 shares of common stock at $0.27, respectively, were granted. The exercise price was equal to the current market price of the stock on the date granted. All warrants expire five years after the date of issue, if not exercised. Warrants to purchase 2,141,351 shares of common stock were exercisable at September 30, 2001. The per share exercise prices of these warrants are as follows:

	Year of		Exercise	Year of
	Issue	Shares	Price	Expiration
	1998	617,026	0.20	2003
	1999	1,054,169	0.27	2004
	2000	387,708	0.27	2005
	2001	18,519	0.27	2001
	2001	21,429	0.35	2002
	2001	25,000	1.00	2002
	2001	17,500	1.00	2003
		2,141,351

During the first quarter of 2001 the Company granted warrants to lenders in connection with loans made to the Company as follows:
				Weighted
	Number		Number of	Average
	Exercisable	Range of	Outstanding at	Remaining
Exercise Price	December 31,	Exercise	December 31,	Contractual
per Share	2000	Prices	2000	Life in Years
$0.23	18,519	$0.27	18,519	0.99
$0.35	21,429	$0.35	21,429	0.99
$1.00	25,000	$1.00	25,000	1.21

The Company charged $45,000 for the cost of issuing these warrants and is expensing the cost over the life of the loans.

The following is a summary of warrant transactions:

			September 30,	December 31,	December 31,
			2001	2000	1999
Outstanding at beginning of period			2,058,903	1,671,195	617,026
Granted during the period			82,448	387,708	1,054,169
Outstanding and eligible for exercise			2,141,351	2,058,903	1,671,195

Warrants Exercisable			Warrants Outstanding
					Weighted
	Number		Weighted	Number	Average
Exercise	Exercisable at	Range of	Exercise	Outstanding at	Remaining
Price	December 31,	Exercise	Price	December 31,	Contractual
Per Share	1999	Prices	Per Share	1999	Life in Years
$0.20	617,026	$0.20	$0.20	617,026	3.50
0.27	1,054,169	0.27	0.27	1,054,169	4.50

					Weighted
	Number		Weighted	Number	Average
Exercise	Exercisable at	Range of	Exercise	Outstanding at	Remaining
Price	December 31,	Exercise	Price	December 31,	Contractual
Per Share	2000	Prices	Per Share	2000	Life in Years
$0.20	617,026	$0.20	$0.20	617,026	2.50
0.27	1,054,169	0.27	0.27	1,054,169	3.50
0.27	387,708	0.27	0.27	387,708	4.67

	Number		Weighted	Number	Average
Exercise	Exercisable at	Range of	Exercise	Outstanding at	Remaining
Price	September 30,	Exercise	Price	September 30,	Contractual
Per Share	2001	Prices	Per Share	2001	Life in Years
$0.20	617,026	$0.20	$0.20	617,026	2.25
0.27	1,054,169	0.27	0.27	1,054,169	3.25
0.27	387,708	0.27	0.27	387,708	4.42
0.27-1.00	82,448	0.27-1.00	0.67	82,448	1.46

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

[Alternate Page for Selling Shareholders' Prospectus]

Prospectus

EC Power, Inc.
10,296,911 Shares of Common Stock

       This is an offering of shares of the common stock of EC Power, Inc. by persons who were issued shares of our common stock in prior transactions. These selling shareholders may be deemed to be underwriters within the meaning of the term in the Securities Act.

       By a separate prospectus, we are offering an additional 2,000,000 units. to the public, each unit consisting of one share of our common stock and one common stock purchase warrant

       To date, there has been no public market for any of our securities, and our securities are not listed on any stock exchange or on the over-the-counter market.

Investing in our common stock involves a high degree of risk. You should read the "Risk Factors" beginning on Page __.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.


The date of this prospectus is __________, 2002


[Alternate Page for Selling Shareholders' Prospectus]

About The Offering
*

This is an offering of shares of our common stock by persons who were issued shares of our common stock. We refer to these persons as selling shareholders in this prospectus. We are registering the common stock covered by this prospectus in order to fulfill obligations we have under agreements with the selling shareholders.

*

The selling shareholders may offer their shares from time to time either in privately negotiated transactions and, if a public trading market develops for our common stock, then in public market transactions.

*	We will not receive any proceeds from the sale of shares by the selling shareholders.

[Alternate Page for Selling Shareholders' Prospectus]

Dilution

[Deleted]

[Alternate Page for Selling Shareholders' Prospectus]

Selling Shareholders and Plan of Distribution

       This prospectus relates to the resale of shares of common stock by the selling shareholders set forth below. None of the selling shareholders have had any material relationship within the past three years with us, or any of our predecessors or affiliates, except as specifically noted.

       Except as noted in the tables below, within the past three years none of the selling shareholders have held any position or office with us; or entered into a material relationship with us.

       There is no assurance that the selling shareholders will sell the shares offered by this prospectus.

       The following table sets forth:
*	The name of each of the selling shareholders;
*	 The number of shares of our common stock owned by each of them as of January 24, 2002;
*	The number of shares offered by this prospectus that may be sold from time to time by each of them;
*	The number of shares of our common stock that will be beneficially owned by each of them if all of the shares offered by them are sold;
*	The percentage of the total shares outstanding that will be owned by each of them at the completion of this offering, if the shareholder sells all of the shares included in this prospectus.

       In the following table, we have calculated percentage ownership by assuming that all shares of common stock which the selling shareholder has the right to acquire within 60 days from the date of this prospectus upon the exercise of options, warrants, or convertible securities are outstanding for the purpose of calculating the percentage of common stock owned by such selling shareholder.

Name	Shares Before	Shares Offered	Shares After	Percentage After
John Abate	100	100	0	*
Ben Aden Baum	100	100	0	*
Advest Inc	100	100	0	*
Richard Ahrenkiel	100	100	0	*
Rasma Aistrauts	100	100	0	*
John & Mary Alaimo	100	100	0	*
Rose F. Alaimo	100	100	0	*
Joseph I Albert	100	100	0	*
Kenneth I Albert	100	100	0	*
Angeline Alesso	100	100	0	*
Elizabeth A. Alhart	100	100	0	*
Domenic R. Allocco	100	100	0	*
Sylvester Allocco	100	100	0	*
Earl & Florence Almquist	100	100	0	*
Michael V. Altman	100	100	0	*
Fernando & Cecilia Ambrosini	100	100	0	*
Oscar P Ames Trustee	100	100	0	*
Anne R. Andrea	100	100	0	*
Mekola & Marie Andrijenko	100	100	0	*
E. Lee & Rose Anglin	100	100	0	*
Rose Anis	100	100	0	*
Hallie Ankrom	100	100	0	*
Beatrice Apple	100	100	0	*
Ardsley Management Corp.	100	100	0	*
Robert & Kay Arduini	100	100	0	*
Louis C. Arena	100	100	0	*
Robert D. Arenstein	100	100	0	*
Seymour Arenstein	100	100	0	*
Albert Aroesty C/F Elliot Arosety	100	100	0	*
Paulette Aroesty	100	100	0	*
Sandra Ashton	100	100	0	*
Joseph J. Attardi	100	100	0	*
Adalbert & Patricia Auinger	100	100	0	*
Stephan Bachorik	100	100	0	*
Jeffrey Allen Bachtell	100	100	0	*
Thomas A. Badger	100	100	0	*
George & Helen Bahr	100	100	0	*
Gordon Baines	100	100	0	*
Gordon & Edna Baines	100	100	0	*
Anthony & Sarah Baldo	100	100	0	*
Seymour M. Banks	100	100	0	*
Robert W. Baran	100	100	0	*
Rodger F. Bardwell	100	100	0	*
Carmella M. Barone	100	100	0	*
Charles W. Bartl	100	100	0	*
Mary F. Bartl	100	100	0	*
Jean Bartlett	100	100	0	*
Leonard & Valerie Bartlett	100	100	0	*
Adele Battista	100	100	0	*
J. Emmett Bauer	100	100	0	*
J. Emmett & Emma Bauer	100	100	0	*
Joseph & Judith Bauernfeind	100	100	0	*
Dominick Bauso	100	100	0	*
Robert & Marie Beach	100	100	0	*
Ronald & Margaret Beach	100	100	0	*
Robert S. Beeler	100	100	0	*
Allan Gordon Bellenger	100	100	0	*
Gertrude Benezra	100	100	0	*
Ely Benin	100	100	0	*
Patricia A. Bergan	100	100	0	*
Norman & Marjorie Bergeson	100	100	0	*
Sidney Berke	100	100	0	*
Estate of Robert M. Berman	100	100	0	*
Ronald Berna	100	100	0	*
Alvin F. Bernreuther	100	100	0	*
Rachelle Berzansky	100	100	0	*
Nicholas Bianchi	100	100	0	*
Mychailo Bilozir	100	100	0	*
David Biocca	100	100	0	*
Edward Bischoping	100	100	0	*
Francis J. & Elaine Bischoping	100	100	0	*
Joseph & Janet Bischoping	100	100	0	*
James R. Blakely	100	100	0	*
Marshall & Linda Blann	100	100	0	*
Blinrob Co	100	100	0	*
Emerson & Jessie Block	100	100	0	*
Iris Block	100	100	0	*
Murry Bluestone	100	100	0	*
Jacques & Joanne Bockus	100	100	0	*
Max Bodner	100	100	0	*
Marilyn M. Boehm	100	100	0	*
Edward J. Boehmer	100	100	0	*
Gary N. Boice	100	100	0	*
Beverly A. Bonadio	100	100	0	*
Theresa & Mike Bonadio	100	100	0	*
Marilyn H. Borden	100	100	0	*
Sanders H. Borisoff	100	100	0	*
Nune Borshoff	100	100	0	*
Terrance Borshoff	100	100	0	*
Thomas Borshoff	100	100	0	*
Virginia Borshoff	100	100	0	*
Raymond E. Bowers	100	100	0	*
Michael Boyar	100	100	0	*
Peter M. Bozinovich	100	100	0	*
Melido Bracero	100	100	0	*
Richard K. Bradstreet	100	100	0	*
Milton Braverman	100	100	0	*
Edward F. Brenkus	100	100	0	*
John & Ann Breshock	100	100	0	*
Brightco	100	100	0	*
Bernhard A. Brinker	100	100	0	*
Thomas R. & Phoebe A. Britt, Jr.	100	100	0	*
Parnice D. Brock	100	100	0	*
Annabel T. Brown	100	100	0	*
Ernest C. & Aloise E. Brown Jr.	100	100	0	*
Raymond R. & Rona H. Brown	100	100	0	*
Theodore & Barbara Brown	100	100	0	*
Charles W. Buck	100	100	0	*
Ann H. Buerschaper	100	100	0	*
Isabel M. Buerschaper C/F R T Buerschaper	100	100	0	*
Robert A. & I. A. Buerschaper	100	100	0	*
Daniel A. & Edith L. Burgess	100	100	0	*
Viola S. & LL Burmeister	100	100	0	*
Adrienne Burmil	100	100	0	*
Carl F. Busack	100	100	0	*
Leonard & Esther Cacciatore	100	100	0	*
Richard David Callard	100	100	0	*
Helen Callen	100	100	0	*
Richard B. Callen	100	100	0	*
Alan Cameros	100	100	0	*
John Cannarozzo	100	100	0	*
Joan M. Cannioto C/F JJ Cannioto	100	100	0	*
Marian A. Cantin	100	100	0	*
Ruth M. Cantin	100	100	0	*
John V. & Catherine V. Cappello Jr.	100	100	0	*
Clarence E. Carman	100	100	0	*
Clarence E. Carman, Jr.	100	100	0	*
Rodger Bruce Carman	100	100	0	*
Harry D. & Ethel E. Carpenter	100	100	0	*
Lucile H. Carr	100	100	0	*
George L. & Elma S. Carruthers	100	100	0	*
William Carruthers	100	100	0	*
William L. Carruthers	100	100	0	*
Joseph John Carusotti	100	100	0	*
Howard F. Carver	100	100	0	*
Angelo Casciani	100	100	0	*
Peter Cascini	100	100	0	*
Alphonse L. Cassetti	100	100	0	*
Anthony S. Castellano	100	100	0	*
Laurence T. & Irene M. Castellano	100	100	0	*
M. Castellano C/F Thomas Castellano	100	100	0	*
Margaret Castellano	100	100	0	*
Thomas Castellano	100	100	0	*
Thomas M. Castellano	100	100	0	*
Fred Castiglione	100	100	0	*
Harold E. Castle	100	100	0	*
Alan R. Caul	100	100	0	*
Virginia Caul	100	100	0	*
Frances M. Cavallaro	100	100	0	*
Anice P. Centro	100	100	0	*
Rocco Cerretto	100	100	0	*
Florence E. Champion	100	100	0	*
Don & Maria Chas	100	100	0	*
Maria Chas	100	100	0	*
Doris Cherkasky	100	100	0	*
Amelia Chiappetta	100	100	0	*
Kenneth W. Christian	100	100	0	*
John M. Christiano	100	100	0	*
Herbert Christie	100	100	0	*
Paul & Karen Ciardullo	100	100	0	*
Syd & Nicholas Ciccone	100	100	0	*
Joseph Cimino	100	100	0	*
Josephie Cimino & Harriet C. Logie	100	100	0	*
Christine Clancy	100	100	0	*
Nelly Clark	100	100	0	*
Cecelia L. Clausen	100	100	0	*
Aaron & Paul Cohen	100	100	0	*
Blanche Cohen	100	100	0	*
Norman Cohen	100	100	0	*
Mary Colangelo	100	100	0	*
Antionette & Andrew Colaruotolo	100	100	0	*
Marie J. Colway	100	100	0	*
Computrend Inc	100	100	0	*
Gerald & Lucille Conley	100	100	0	*
Claudia I. Conlin	100	100	0	*
Edmond J. Connelly Jr.	100	100	0	*
Cecilia P & Kenneth W. Conner	100	100	0	*
Martin Constable	100	100	0	*
Fred Constantino	100	100	0	*
Helen & William E. Conte	100	100	0	*
George W. Cooke	100	100	0	*
Harry Cooper	100	100	0	*
James Cordovano	100	100	0	*
Larry Cornell	100	100	0	*
Agnes T. Cornwell	100	100	0	*
Lloyd E. Corwin	100	100	0	*
Victor Costanzo Jr.	100	100	0	*
Mary Louise Crippen	100	100	0	*
Nicholas A. Cristantello	100	100	0	*
J. William Cross Jr.	100	100	0	*
Edward L. Crough	100	100	0	*
David Crown	100	100	0	*
Anthony L. & Josephine T. Cuva	100	100	0	*
Christine Czerw	100	100	0	*
Frank Czerw	100	100	0	*
John Czerw	100	100	0	*
Joseph Czerw	100	100	0	*
Mary Czerw	100	100	0	*
Jean M. Daitz	100	100	0	*
Ralph K. Dakin	100	100	0	*
Helen D'Amanda	100	100	0	*
Casper & Louise D'Ambra	100	100	0	*
Elmer Dandrea	100	100	0	*
George Dandrea	100	100	0	*
Wilbur E. & Dorthea M. Darrow	100	100	0	*
Daru Company	100	100	0	*
George W. Davies	100	100	0	*
James R. & Patricia A. Davis	100	100	0	*
Marvin Davis	100	100	0	*
Randy Dawson	100	100	0	*
Joseph & Diane Dayton	100	100	0	*
Dean Witter Reynolds	100	100	0	*
Vincent & Connie Dee	100	100	0	*
Henry & Ruth De Laporte	100	100	0	*
Henry De Laporte	100	100	0	*
Henry De Laporte	100	100	0	*
Dennis M. & Marion C. De Leo	100	100	0	*
Melvin R. Dell	100	100	0	*
Gaetano Del Vecchio	100	100	0	*
Guy Del Vecchio	100	100	0	*
Hermaine Demay	100	100	0	*
Eugene L. De Nicola	100	100	0	*
Paul J. & Margaret M. Derleth	100	100	0	*
Amedo Di Salvo	100	100	0	*
Harold C. Desmith	100	100	0	*
John Diaz	100	100	0	*
Caroline & Thomas Dibenedetto	100	100	0	*
Michael J. Dibiase	100	100	0	*
Joseph Dicrasto	100	100	0	*
Digital Equipment Co	100	100	0	*
Christopher Di Mora	100	100	0	*
Saul Dinaburg	100	100	0	*
Peter J. DiSalvo	100	100	0	*
Robert C. Dittberner	100	100	0	*
Norma Dixler	100	100	0	*
Harold R. & Bessie W. Dobson	100	100	0	*
Frederick H. Doell	100	100	0	*
Frederick J. Domm	100	100	0	*
Donaldson Lufkin & Jenrette Securities Corp.	100	100	0	*
James C. Donohue	100	100	0	*
Anthony, Drexler & Nicholas Dragone	100	100	0	*
Drexel Burnham Lambert Securities	100	100	0	*
Sheldon F. & Rhea L. Drexler	100	100	0	*
Henry H. Dreyer Jr.	100	100	0	*
Danial Drobinski	100	100	0	*
Leonard P. & Sharon E. Drogo	100	100	0	*
Malcolm Drummond	100	100	0	*
Conrad J. & Florence A. Druzynski	100	100	0	*
Raymond L. & Crystal C. Dunn	100	100	0	*
James C. & Patricia W. Dunphy	100	100	0	*
Dorothy Dworetsky	100	100	0	*
Robert C. Dye	100	100	0	*
John Dzybon	100	100	0	*
Orville H. Eckler	100	100	0	*
A.G. Edwards & Son	200	200	0	*
Georgia M. Edwards	100	100	0	*
Joseph Eichenger	100	100	0	*
Rose Eley	100	100	0	*
Richard R. Elling	100	100	0	*
Fanny & Alex Elpant	100	100	0	*
Fay Elpant	100	100	0	*
Michael J. & Patty L. Engenito	100	100	0	*
Edward C. Enser	100	100	0	*
Florence Eppstein	100	100	0	*
Julius & Miriam Epstein	100	100	0	*
Frederick Erdman	100	100	0	*
Lawrence Ermler	100	100	0	*
Sandra Esse	100	100	0	*
Evelyn Euler	100	100	0	*
Gerald W. Everhart	100	100	0	*
Sidney Fagenson	100	100	0	*
Fahnstock & Co	100	100	0	*
Jay David Falk	100	100	0	*
Richard & Mary Falvo	100	100	0	*
Yetta & Albert Farash	100	100	0	*
Roy J. Fransworth C/F Roy R. Farnsworth	100	100	0	*
Joseph Fasino	100	100	0	*
Emory F. Faulks	100	100	0	*
Edwin L. & Adele M. Fay	100	100	0	*
Joseph A. & Janet A. Federico	100	100	0	*
Fedor Fedorenko	100	100	0	*
Lydia Fedorenko	100	100	0	*
Charles Feldman	100	100	0	*
Sally P. Feldman	100	100	0	*
Frances R. Ferguson	100	100	0	*
Walter Ferguson	100	100	0	*
Warren & Betty Jo Ferriter	100	100	0	*
Thomas A. Fingland Jr.	100	100	0	*
Barbara Finnegan Adm Estate John Finnegan	100	100	0	*
Anthony J. & Marie A. Fiorini	100	100	0	*
First Albany Corp.	100	100	0	*
Mabel M. Fischer	100	100	0	*
James P. Flanagan	100	100	0	*
Richard J. Flanagan	100	100	0	*
C. Benn Forsyth	100	100	0	*
Beatrice B. Foy	100	100	0	*
William J. Foy	100	100	0	*
Charles Francis & Doris Moran	100	100	0	*
Helen Frank	100	100	0	*
Frank A. & Christine Freida Sr.	100	100	0	*
Martin J. Friedman	100	100	0	*
Donald B. Fuller	100	100	0	*
William G. Gagnier	100	100	0	*
Walter Gajewski	100	100	0	*
Grayson E. & Mrs. G. Jean Gardner	100	100	0	*
Lawrence J. Gardner	100	100	0	*
Joseph Gattelaro C/F Laurie Gattelar	100	100	0	*
Rose Mary Gattelaro	100	100	0	*
Anthony Gaudino	100	100	0	*
Gus Geismar	100	100	0	*
Gus Geismar C/F Howard Geis	100	100	0	*
Paul Gelewski	100	100	0	*
Adam & Betty Genazzio	100	100	0	*
Joseph J. Gerber	100	100	0	*
Joseph B. Giambrone	100	100	0	*
Joseph Gaimis	100	100	0	*
Pandelis Giamos	100	100	0	*
James V. Giancola	100	100	0	*
Stephen M. Gilbert	100	100	0	*
Patrick V. Gillette	100	100	0	*
Renee Gimple	100	100	0	*
Walter Giza	100	100	0	*
Robert G. Goetzman	100	100	0	*
David B. Gold	100	100	0	*
Gertrude Goldberg	100	100	0	*
Lester Goldberg	100	100	0	*
Lester & Gertrude Goldberg	100	100	0	*
Morris Goldberg	100	100	0	*
John S. Goldey	100	100	0	*
Barry Goldman	100	100	0	*
Eleanor Goldman	100	100	0	*
Irving Goldstein	100	100	0	*
Joan & Jerry Goldstein	100	100	0	*
William Goldstein	100	100	0	*
John P. & Nel Rose Gomulka	100	100	0	*
Edwin M. & Carrol Good	100	100	0	*
Irene Goodman	100	100	0	*
Robert Goodrich	100	100	0	*
Robert Goodyear	100	100	0	*
Nancy A. Gordon	100	100	0	*
Nathan Gordon C/F Geoffrey S. Gordon	100	100	0	*
Ruth Gossin	100	100	0	*
Lawrence Gottler	100	100	0	*
Helen Gould	100	100	0	*
Roman Gould	100	100	0	*
Harry E. Gove	100	100	0	*
Thomas Grassi	100	100	0	*
Michael J. Grattan	100	100	0	*
Anthony J. Greco	100	100	0	*
Leslie Mark Greenbaum and Doris B. Hain,    Trustees
	100	100	0	*
Betty Greene	100	100	0	*
Lillian Grey	100	100	0	*
Susan C. Gross	100	100	0	*
Paul Guido	100	100	0	*
Alfred P. Gupp	100	100	0	*
Malvin C. Guttman	100	100	0	*
Marlowe Hain	100	100	0	*
Donald S. Hall	100	100	0	*
Judith I Hall	100	100	0	*
Michael Halloway	100	100	0	*
Suzanne P. Hallowell	100	100	0	*
Arthur K. Hamann	100	100	0	*
Alan Hamburg	100	100	0	*
Morris Hamburg C/F Jeffrey Hamburg	100	100	0	*
Morris & Cindy Hamburg	100	100	0	*
Ruth Hamburg C/F Renee Hamburg	100	100	0	*
Alexandria Hanson	100	100	0	*
Hazel B. Harp	100	100	0	*
Clayton Harrell	100	100	0	*
Clayton Harrell Jr.	100	100	0	*
Albert L. Hartsig	100	100	0	*
Ronald A. Hawes	100	100	0	*
Harold Heap	100	100	0	*
Francis Heerkens	100	100	0	*
Rolannd & Gail Heimberger	100	100	0	*
Rosemary Heininger	100	100	0	*
Olga A. Heinrich	100	100	0	*
Opal A. Heintz	100	100	0	*
Paul E. Heintz	100	100	0	*
Henry Heister	100	100	0	*
David Heller	100	100	0	*
Robert Hellman	100	100	0	*
Florence & Henry Henck	100	100	0	*
Robert & Sheila Henck	100	100	0	*
Thomas & Harriet Henck	100	100	0	*
James E. Herman	100	100	0	*
Clara K. Hitzigrath	100	100	0	*
Richard J. Hodes	100	100	0	*
Lionel S. Hodgson II	100	100	0	*
Mildred M. Hoenigberg	100	100	0	*
Walter Hoffman	100	100	0	*
Howard Holcomb	100	100	0	*
Abe A. Hollander	100	100	0	*
Charles & Channa L. Hollander	100	100	0	*
Irving Hollander	100	100	0	*
Gary S. Holowka	100	100	0	*
Michael J. & Frances G. Holowka	100	100	0	*
Stephan P. Holowka	100	100	0	*
Dawn P. Hommel	100	100	0	*
Bruce R. Horncastle	100	100	0	*
Jacob Horne	100	100	0	*
Svea E. Housel	100	100	0	*
Gordon A. Howe II	100	100	0	*
Steve Hudick	100	100	0	*
Stuart R. Huggard	100	100	0	*
John L. Hunsinger	100	100	0	*
Marion L. Hunt	100	100	0	*
Robert E. Hupp C/F Robert B. Hupp	100	100	0	*
E.F. Hutton & Co	100	100	0	*
Betty A. Iacona	100	100	0	*
Betty A. Iacona C/F Marie A. Iacona	100	100	0	*
Betty A. Iacona C/F Richard I. Iacona	100	100	0	*
Betty A. Iacona C/F Marc L. Iacona	100	100	0	*
James P. Iacona	100	100	0	*
Louis Iacona	100	100	0	*
Thomas A. Iacona	100	100	0	*
Thomas R. Iacona	100	100	0	*
Rose M. Iacona	100	100	0	*
Vincent J. Iacona C/F James P. Iacona	100	100	0	*
Curtis E Ide	100	100	0	*
John Interlichia & Frank Rallo	100	100	0	*
Salvatore Inzinna	100	100	0	*
Charles D. Isaac	100	100	0	*
Ronald H. & Deloris J Isaac	100	100	0	*
William & Virginia Jackman	100	100	0	*
Elisabeth B. Jackson	100	100	0	*
Betty Jacobs	100	100	0	*
Erich R. & Luise Jaehne	100	100	0	*
Perer H. Jedel	100	100	0	*
Alan E. Johnson	100	100	0	*
John H. Johnson	100	100	0	*
Mary F. & Robert S. Johnston	200	200	0	*
Douglas E. Johnstone	100	100	0	*
Candy Jones	100	100	0	*
Robert H. Jones	100	100	0	*
William Jones	100	100	0	*
Peter H. Joosten	100	100	0	*
Peter H. Joosten C/F Gary J. Joosten	100	100	0	*
Francis J. Kachala	100	100	0	*
Herman & Marion Kandler	100	100	0	*
Fanny Kane	100	100	0	*
Maud L. & Vincent G. Kane	100	100	0	*
Robert & Barbara Kane	100	100	0	*
J. Mitchell & Gladis Kaplan	100	100	0	*
Benjamin Kaplow	100	100	0	*
Henry J. Karasch	100	100	0	*
Martin M. Karchefsky	100	100	0	*
Michael Kariuk	100	100	0	*
Mary Karl, C/F Nadine D. Sweet	100	100	0	*
Bernard J. Kasper	100	100	0	*
Richard A. Kassman	100	100	0	*
Clarence Katine	100	100	0	*
Meyer Katz	100	100	0	*
Victor Katz	100	100	0	*
Betty Katzen C/F Molly Katzen	100	100	0	*
Betty Katzen C/F Ezra Katzen	100	100	0	*
Betty H. Katzen C/F Joshua Katzen	100	100	0	*
Betty H. Katzen C/F Daniel Katzen	100	100	0	*
Ida Katzen	100	100	0	*
Burton Kay	100	100	0	*
Pachal Keane	100	100	0	*
Sarah W. Keenan	100	100	0	*
James K. Keif	100	100	0	*
Marjorie J. Keller	100	100	0	*
John Joseph Kelly	100	100	0	*
Mildred & Raymond Keman	100	100	0	*
Alan G. & Jane Kendall	100	100	0	*
Marilyn E. Kengla	100	100	0	*
Kenneth C. Kennard C/F Norman Kennard	100	100	0	*
William R. Kenyon	100	100	0	*
Evelyn P. Kerney	100	100	0	*
Belle Kessler C/F Robert Kessler	100	100	0	*
Belle Kessler	100	100	0	*
Jack L. Kessler	100	100	0	*
Meyer Ketofsky	100	100	0	*
Donna R. Khalil	100	100	0	*
Kidder Peabody & Co	100	100	0	*
Robert W. Kilpper	100	100	0	*
Fannie Kiner	100	100	0	*
Warren T. King	100	100	0	*
Florence Kissack	100	100	0	*
Karl H. Kittelberger	100	100	0	*
Elsie Kizer	100	100	0	*
Joseph G. Klapp	100	100	0	*
Fred H. Klaucke	100	100	0	*
Frank & Gertrude Klem	100	100	0	*
Paul Allan Klemmer	100	100	0	*
Brunhilda R. Knapp	100	100	0	*
Leroy E. & Nancy Knofla	100	100	0	*
George J. & Mary Jane Kohnken	100	100	0	*
Harry L. & Norma Konar	100	100	0	*
Nick Koomen	100	100	0	*
Wilson & Vera Kopler	100	100	0	*
Thor Korda	100	100	0	*
William J. & Mellie H. Korkue	100	100	0	*
Robert S. Kowalski	100	100	0	*
Regis Kraisigner	100	100	0	*
Elise M. Kramer	100	100	0	*
George M. Kramer	100	100	0	*
Nicholas P. Krauszer	100	100	0	*
William E. Kruse	100	100	0	*
Conrad J. Kubiniec	100	100	0	*
Margaret S. Kuhn	100	100	0	*
Edward R. Kulpinski	100	100	0	*
Michael Kutch	100	100	0	*
Sherry Kyler	100	100	0	*
Joseph Kyrtak	100	100	0	*
Daniel F. Labbate	100	100	0	*
Sol & Rachael Lachman	100	100	0	*
Kenneth B. La Due	100	100	0	*
Charles La Gaipa	100	100	0	*
Deece Lambert	100	100	0	*
Mary Lamia	100	100	0	*
Patsy La Morte	100	100	0	*
Arthur E. Lang	100	100	0	*
Elsie C. Lang	100	100	0	*
Carl Larsen	100	100	0	*
Robert La Tour	100	100	0	*
Carol A. Lattimer	100	100	0	*
Edwin T. Laydon	100	100	0	*
John Lazor	100	100	0	*
Hazel M. Leake	100	100	0	*
Ralph R. Leidy	100	100	0	*
James Leone	100	100	0	*
Gary P. Lesnick	100	100	0	*
Sophia T. Lettau	100	100	0	*
Gertrude T. Lettis	100	100	0	*
Barry Lettner	100	100	0	*
Charles J. Levine	100	100	0	*
David Levine	100	100	0	*
William Levinstein	100	100	0	*
Maurice Louis Levy	100	100	0	*
Richard Levy	100	100	0	*
Ted Levy	100	100	0	*
Arlene Lewandowski C/F Robert Lewandowski	100	100	0	*
Donald Lewis	100	100	0	*
Frank Lewis	100	100	0	*
Trevor C. Lewis	100	100	0	*
Joseph M. Licata	100	100	0	*
Anthony J. & Ann Marie Lipari	100	100	0	*
Rose E. Lipari	100	100	0	*
Stanley A. Lipiarz	100	100	0	*
Robert Lipshutz	100	100	0	*
Ida Lipson	100	100	0	*
Ida B. & Joseph J. Lipson	100	100	0	*
Benjamin Liptzin	100	100	0	*
Alan W. Livingston	100	100	0	*
Benjamine Lonstein	100	100	0	*
Robert & Charlotte Lowenhaupt Jt	100	100	0	*
Paul R. Luke	100	100	0	*
Marjorie H. Lundgren C/F Gary W. Lundgren	100	100	0	*
Leonard Lutzky	100	100	0	*
Barbara A. Mac Intrye	100	100	0	*
Eve K. Magliocco	100	100	0	*
David Maida	100	100	0	*
David Maida C/F Deborah Trott	100	100	0	*
Samaresh Maitra	100	100	0	*
Alice C. & Robert J. Maletto	100	100	0	*
John F. & Rosemarie Maloney	100	100	0	*
Benjamin C. Mancuso	100	100	0	*
Vincenza Mancuso	100	100	0	*
Olga Mandeville	100	100	0	*
Anthony J. Marcello	100	100	0	*
Beatrice & Sol Marcus	100	100	0	*
Mary Marrocco	100	100	0	*
Stanley & Shirley Martin	100	100	0	*
Anthony Mastrella	100	100	0	*
Salvatore & Jessie Matroniano	100	100	0	*
Helen Matsik	100	100	0	*
Margaret L. Mayer	100	100	0	*
Leonard G. Mazel	100	100	0	*
Leonard G. & Edith N Mazel	100	100	0	*
Zina Mazzarisi	100	100	0	*
Jean Marie McClure	100	100	0	*
Virginia A. McCoy	100	100	0	*
Grace E. McCue C/F James L. McCue	100	100	0	*
Grace E. McCure C/F Karen J. McCue	100	100	0	*
Howard C. & Grace E. McCue	200	200	0	*
Evelyn D. McDonald	100	100	0	*
Jon D. McGee	100	100	0	*
Grace L. McGowan	100	100	0	*
Robert McGrath	100	100	0	*
Robert McGrath	100	100	0	*
Jerome S. McIntee	100	100	0	*
John McNaughton	100	100	0	*
Kanti Mehta	100	100	0	*
Federick R. Meli	100	100	0	*
Abe & Millicent Meltzer	100	100	0	*
Carmela Mendola	100	100	0	*
Catherine Mendola	100	100	0	*
Michael Mendola	100	100	0	*
Michael L. & Isabella M. Merla	100	100	0	*
Merrill Lynch Pierce Smith Incorporated	100	100	0	*
Moishel Merzel	100	100	0	*
Sol M Merzel C/F Howard D. Merzel	100	100	0	*
Aaron Meyer	100	100	0	*
James C. Meyer	100	100	0	*
Jacob Migdol	100	100	0	*
Peter H. N. Millar	100	100	0	*
Morton W. Miller	100	100	0	*
Clarke Minardi	100	100	0	*
Gary Minardi	100	100	0	*
Louis R. & Donna J. Minardi	100	100	0	*
Thomas Minogue	100	100	0	*
Christine Carr Minor	100	100	0	*
Mont & Co	100	100	0	*
Seymour I. Morris	100	100	0	*
Seymour Morris	100	100	0	*
Robert D. Moskala	100	100	0	*
Lyla Moskowitz	100	100	0	*
Michael H. Mueller	100	100	0	*
Harry Munkelwitz Jr.	100	100	0	*
Eleanor M. Murphy	100	100	0	*
Norman & Rose Musicus	100	100	0	*
Thomas P. Myers	100	100	0	*
Donald P. Naetzker	100	100	0	*
John J. Napolitano	100	100	0	*
John Nasse	100	100	0	*
Frank D. Natale	100	100	0	*
Martha Natale	100	100	0	*
Ruth M. Neubauer	100	100	0	*
Isobel Newberger	100	100	0	*
Lisbeth Newbery	100	100	0	*
Jean Noble	100	100	0	*
Morton Norman	100	100	0	*
Raymond H. Nugent	100	100	0	*
Linda R. Oakley	25	25	0	*
Rita M. O'Connor	100	100	0	*
Alan E. Oestreich	100	100	0	*
Adrian O'Hara	100	100	0	*
Stella Oliver	100	100	0	*
Lois B. Olson	100	100	0	*
Zenon & Isabel Omcinskyt	100	100	0	*
Thomas W. O'Neill	100	100	0	*
Peter & Katrinka Oosterling	100	100	0	*
Roland R. Orbaker	100	100	0	*
John & Lucia Orrico	100	100	0	*
John J. & Joan H. O'Sullivan	100	100	0	*
Felice & Catherine Ottaviano	100	100	0	*
Sanford B. Owen	100	100	0	*
Paine Webber Jackson & Curtis	100	100	0	*
Salvatore J. Palmeri	100	100	0	*
Robert & Rose Palmisano	100	100	0	*
Antonio Panella	100	100	0	*
Fortunato Panella	100	100	0	*
Marie Frances Panella	100	100	0	*
Frank Panzarino	100	100	0	*
Juanita Paris	100	100	0	*
Harold L. & Edna N. Parsons	100	100	0	*
Rosemary Passaro	100	100	0	*
Frank C. Patanella	100	100	0	*
George Pattison	100	100	0	*
Ronald J. Pawley	100	100	0	*
Morton & Grace A. Payne	100	100	0	*
Dorothy J. Pearson	100	100	0	*
Jack W. Pearson	100	100	0	*
Ronald J. Pedrone	100	100	0	*
Willard H. Pengelly	100	100	0	*
Dominic & Doris Penna	100	100	0	*
Sebastian & Josephine Penna	100	100	0	*
Richard J. & Viola Pennella	100	100	0	*
Eugene F. & Marilyn C. Penzimer	100	100	0	*
Stephen D. & Constance E. Perry	100	100	0	*
Rocco & Elisabeth Pesce	100	100	0	*
Bruce W. & Maxine G. Peters	100	100	0	*
Samuel M. Petranto	100	100	0	*
Marian & Joseph H. Petrosino	100	100	0	*
Eitsa C. Petsos	100	100	0	*
Bruce B. Phelps	100	100	0	*
Donald S. Phelps	100	100	0	*
Richard H. & Marion S. Phillips	100	100	0	*
Ronald S. & Judith C. Piatasik	100	100	0	*
Sigmund & Clara Piatasik	100	100	0	*
Ronald Piataski	100	100	0	*
Joseph Picard	100	100	0	*
Anthony & Irene Piduch	100	100	0	*
Joseph & Mary Pignato	100	100	0	*
Frank Pincelli	100	100	0	*
John & Dorothy Pitts	100	100	0	*
David C. Pixley	100	100	0	*
Helena Plantchotnaja	100	100	0	*
Karl P. Pleger	100	100	0	*
Philip G. Pleger	100	100	0	*
George W. Plender	100	100	0	*
Jeannine B. Plender	100	100	0	*
Mary Pocchiari	100	100	0	*
Robert L. & Lydia A. Pollack	100	100	0	*
Polly & Co.	100	100	0	*
Ann Polsinelli	100	100	0	*
Joseph U. Posner	100	100	0	*
Abbate S. & Josephine R. Potenza	100	100	0	*
James M. Pravlik	100	100	0	*
Premium Resources Inc.	100	100	0	*
Bridget McGuane Prescowitz	100	100	0	*
Raymond D. Pritchard	100	100	0	*
Frances Profetta C/F Gary Profetta	100	100	0	*
John Provenzano	100	100	0	*
John Joseph Provensano	100	100	0	*
Anthony & Bernice Pruczinski	100	100	0	*
Bernice & Anthony Pruczinski	100	100	0	*
David Pruzansky	100	100	0	*
Morris Prytula	100	100	0	*
Alfieri & Mimma Pucci	100	100	0	*
Robert E. Purdy	100	100	0	*
Louis V. Quadrini	100	100	0	*
Dennis Quenan	100	100	0	*
Robert J. Quigley	100	100	0	*
Thomas M. & Grace D. Quigley	100	100	0	*
Phillip J. Quirin	100	100	0	*
Patrick J. Quirk	100	100	0	*
Timothy F. Quirk	100	100	0	*
Victoria R. & Joseph R. Quirk	100	100	0	*
Robert L. Raes C/F Julie A. Raes	100	100	0	*
Carl S. Raimond Jr.	100	100	0	*
Carl S. Raimond Sr.	100	100	0	*
Johanna J. Raimond	100	100	0	*
Frank Rallo	100	100	0	*
Frank Rallo & John Interlichia	100	100	0	*
Alejandro Ramos	100	100	0	*
Betty Rapoport	100	100	0	*
Rodger Raymond	100	100	0	*
William B. Reed	100	100	0	*
Donald H. & Carmel M. Reeg	100	100	0	*
Marie Reeners	100	100	0	*
Robert T. & Dorothy L. Rieke	100	100	0	*
Helen P. Reilly	100	100	0	*
Ann Reinking	100	100	0	*
Ann Reinking C/F Mark Reinking	100	100	0	*
Franklin Reinking C/F Gregory Reinking	100	100	0	*
Franklin Reinking C/F Lisa Reinking	100	100	0	*
Franklin R. Reinking	100	100	0	*
Richard Reitkopp	100	100	0	*
Barry Resnick	100	100	0	*
Molly Ressler & Esther Harris	100	100	0	*
William Richards C/F Jody Richards	100	100	0	*
Robert S. Rienholtz	100	100	0	*
Peter F. Ries	25	25	0	*
John A. Ries	25	25	0	*
Sally E. Ries	25	25	0	*
John J. & Helen K. Riley	100	100	0	*
Adolph C. Rittmann	100	100	0	*
Adolph C. & Marguerite Rittmann	100	100	0	*
Roderick T. Robertson	100	100	0	*
Florence M. Roche	100	100	0	*
Rochester Telephone	100	100	0	*
Arthur L. Rockman	100	100	0	*
Joseph Rockwell	100	100	0	*
Dean & Delma Rodwell	100	100	0	*
Clarence A. & Virginia R. Rogers Jr.	100	100	0	*
Margaret B. Rogers	100	100	0	*
Isadore Rohrlich C/F Edward Mark Rohrlich	100	100	0	*
Neil J. & Shirley Rojek	100	100	0	*
Marion E. Root	100	100	0	*
Richard Rose	100	100	0	*
Joseph Rosen	100	100	0	*
Minnie Rosen	100	100	0	*
Calvin Rosenbaum	100	100	0	*
Sharon Rosenbaum	100	100	0	*
Freda Rosenberg	100	100	0	*
Milton Rosenthal	100	100	0	*
E. Walton Ross	100	100	0	*
David Rothman	100	100	0	*
Ernest F. & Hedy Rothmann	100	100	0	*
Sophie Rothman	100	100	0	*
L.F. Rothschild, Unterberg & Tobin	100	100	0	*
Alan Rothstein C/F Steven M. Rothstein	100	100	0	*
Laura Rothstein	100	100	0	*
Sanford M. Rowe	100	100	0	*
Victor & Alice Rowe	100	100	0	*
Roger & Connie Rowles	100	100	0	*
Richard D. Rowley	100	100	0	*
Cornelia & Harvey Roys	100	100	0	*
Stanley J. Rozwood	100	100	0	*
Robert I. Ruback Executor Est. of Nathan Pitiger	100	100	0	*
David & Thelma Rubenstein	100	100	0	*
Judith Rudin	100	100	0	*
Harold M. Rush	100	100	0	*
Robert J. Rush Jr.	100	100	0	*
Jennie Rutherford	100	100	0	*
T. Michael Ryan	100	100	0	*
Thomas P. & Gertrude Ryan	100	100	0	*
Louis A. & Enid Z. Ryen	100	100	0	*
Max & Esther Ryen	100	100	0	*
Estate Of Nathan Sac	100	100	0	*
Edna Saccente	100	100	0	*
Walter Saccente	100	100	0	*
Yetta Sackheim	100	100	0	*
George P. Saladino Sr.	100	100	0	*
Bertha Salamone	100	100	0	*
Anita L. Salerno	100	100	0	*
Marlene Jane Salmon	100	100	0	*
Salomon Smith Barney	100	100	0	*
James D. & Inez E. Salvatore	100	100	0	*
Victore Samanich	100	100	0	*
Robert W. Sanders	100	100	0	*
Nicola & Ann Sanese	100	100	0	*
Ida Sanow	100	100	0	*
Sam T. Saporito	100	100	0	*
Rosanne Satter	100	100	0	*
John & Virginia Savage	100	100	0	*
John S. Savage	100	100	0	*
Carmen Scaglione	100	100	0	*
James F. Scaglione	100	100	0	*
Ralph Scaglione	100	100	0	*
Mary E. & Thomas Scalise	100	100	0	*
James V. Scampole	100	100	0	*
Sidney Schatzky	100	100	0	*
Sol Scheer	100	100	0	*
Winifred J. Schenck	100	100	0	*
Mary M. Schifano	100	100	0	*
Virginia M. Schilling	100	100	0	*
Frederick A. Schneider	100	100	0	*
Jeanette Schneider	100	100	0	*
Urban J. & Clara Schneider	100	100	0	*
Harold D. & Ann Schnepf	100	100	0	*
Herman & Elaine Schnittman	100	100	0	*
Michael S. Schnittman	100	100	0	*
Johann Schober	100	100	0	*
Elizabeth Schorf	100	100	0	*
Burton S. Schreiber	100	100	0	*
Moe Schreiber	100	100	0	*
Victor F. Schroeder	100	100	0	*
Edward W. & Sophie C. Schubert	100	100	0	*
Edith Schwartz	100	100	0	*
Jeanette Schwartz	100	100	0	*
Norman & Jeanette Schwartz	100	100	0	*
Norman A. Schwartz	100	100	0	*
Josephine M. Sciarratta	100	100	0	*
Elizabeth & Sidney J. Scott	100	100	0	*
Robert J. Scott	100	100	0	*
Securities Settlement Corp.	100	100	0	*
Irving B. Seostron	100	100	0	*
Navin Shah	100	100	0	*
Svetlana Shales	100	100	0	*
Mark Shapiro	100	100	0	*
Melvin & Mitzi Shapiro	100	100	0	*
Daniel F. Shea	100	100	0	*
Shearson/American Express	100	100	0	*
Bernice Sherman	100	100	0	*
Daniel Sherman	100	100	0	*
Mary & Patrick Shovlin	100	100	0	*
Patrick Shovlin	100	100	0	*
Patrick W. & Mary Shovlin	100	100	0	*
Nancy R. Silien	100	100	0	*
Morrie E. Silver & W. Vaderschmidt	100	100	0	*
Myron Silver	100	100	0	*
Philip & Anna Silver	100	100	0	*
Samuel Simone	100	100	0	*
Ronald A Sinsgali	100	100	0	*
Anil G. Sitole	100	100	0	*
Kenneth B. Skuse II	100	100	0	*
Harry K.. Slotnick	100	100	0	*
James A. & Nancy Smith	100	100	0	*
June Smith	100	100	0	*
S. Alfred Smith	100	100	0	*
Stanley A. Snitkin	100	100	0	*
Alice L. Snowden	100	100	0	*
Richard Sofranko	100	100	0	*
Rabbi L. Sokoloff	100	100	0	*
Harold J. Solomon	100	100	0	*
Louis C. Sortino	100	100	0	*
Joseph Spallina	100	100	0	*
Alphonse S. Spampinato	100	100	0	*
Dominick Spano	100	100	0	*
Marjorie L. Spear	100	100	0	*
Paul Speciale	100	100	0	*
Norman V. & Helene R. Spector	100	100	0	*
Robert G. Spencer	100	100	0	*
Arnold R. Spokane	100	100	0	*
Leon & Sylvia Spokane	100	100	0	*
Ruth Springut & Stewart Shapiro	100	100	0	*
Carol Jean Stam	100	100	0	*
Frank P. Stasio	100	100	0	*
Michael & Harriet Staskus	100	100	0	*
Anthony J. Stavalone	100	100	0	*
Joseph & Mary Stavalone	100	100	0	*
Georgia Stearns	100	100	0	*
Neal Stearns	100	100	0	*
William Steckerl	100	100	0	*
James & Maryetta Stedge	100	100	0	*
Adelaide Steedman	100	100	0	*
Mildred E. Steffen	100	100	0	*
Glen H. Stephens	100	100	0	*
Ann Stern	100	100	0	*
Rachel Stern C/F Marvin Alan Stern	100	100	0	*
Douglas Stewart	100	100	0	*
Geraldine Stewart	100	100	0	*
Shelly Stone - Exec. Estate of Shirley L. Stone	100	100	0	*
Kauffman Straham	100	100	0	*
Diane M. Strassner	100	100	0	*
Kurt W. Stroehmann	100	100	0	*
Neil A. Strollo	100	100	0	*
Rose Strollo	100	100	0	*
Warner L. Strong	100	100	0	*
Kenneth D. Stuart	100	100	0	*
David M. & Jane E. Sturmer	100	100	0	*
Richard J. Susat	100	100	0	*
Gus S. & Lulu Mae Sutter	100	100	0	*
Harold E. Sutton	100	100	0	*
Harold E. & Anne E. Sutton	100	100	0	*
Robert J. Swart	100	100	0	*
Frank Swiskey	100	100	0	*
Angelo A. Taranto C/F Melinda Taranto	100	100	0	*
Margaret Taranto	100	100	0	*
Vincent P. Taranto	100	100	0	*
Mary J. Tarricone	100	100	0	*
Joyce M. Taylert	100	100	0	*
Hugh F. & Isabelle V. Taylor	100	100	0	*
Edward Tejw	100	100	0	*
Judith M. Tellex	100	100	0	*
Ten Spot Investment	100	100	0	*
Alice Thomas	100	100	0	*
Eugene Thomas C/F Charles E. Thomas	100	100	0	*
Eugene Thomas C/F Mary Jo Thomas	100	100	0	*
Evelyn A. Thompson C/F Wendy M. Thompson	100	100	0	*
Ida B. Throm	100	100	0	*
Robert H. Tietjen	100	100	0	*
Mirco A. Tinon	100	100	0	*
Ronald Lee Tisdall	100	100	0	*
Bertha V. Tishler	100	100	0	*
W. Pearce Titter	100	100	0	*
Todd & Co.	100	100	0	*
Bernard E. Tofany	100	100	0	*
John S. & Elizabeth J. Tomaszewicz	100	100	0	*
Mathew & Stella Toper	100	100	0	*
Michael A. & Kimberly J. Torcello	100	100	0	*
Carol R. Torchia	100	100	0	*
John F. Torchia	100	100	0	*
Barbara A. Tornichia	100	100	0	*
Thomas R. Trabold	100	100	0	*
Dorothy Travis Exe. Est. James F. Byrne Jr.	100	100	0	*
Lucy Trobia	100	100	0	*
Andrew J. Tubiolo	100	100	0	*
Constance Tubiolo	100	100	0	*
Veronica T. Tuminello	100	100	0	*
Vincent Turiano	100	100	0	*
Anna Turrie	100	100	0	*
Lubomyr Twerdochlib	100	100	0	*
Chester G. & Ruth B. Uffelman	100	100	0	*
Betty Unger	100	100	0	*
Raymond F. Unger	100	100	0	*
Harold J. Updaw	100	100	0	*
George D. Van Arsdale	100	100	0	*
Donald J. Van Epps	100	100	0	*
Estelle C. Van Epps	100	100	0	*
George & Grace Van Epps	100	100	0	*
Harold R. Van Voorhis	100	100	0	*
Josephine Vena	100	100	0	*
Thomas A. Vick	100	100	0	*
Norraine G. Voegtle	100	100	0	*
Marie T. Volpe	100	100	0	*
William C. & Harriet Von Langen	100	100	0	*
Peter H. Wagenblass	100	100	0	*
Lois F. Wagner	100	100	0	*
Beatrice C. Walden	100	100	0	*
Constance S. Walker	100	100	0	*
Donald E. Walker	100	100	0	*
Doris M. Walker	100	100	0	*
Eugene T. & Dorothy A. Walker	100	100	0	*
Herman Walker	100	100	0	*
Kenneth N. Walker	100	100	0	*
Kenneth N. & Thelma A. Walker	100	100	0	*
Elizabeth Walsh	100	100	0	*
John Wm. Walsh	100	100	0	*
Patrick Walsh	100	100	0	*
Joel R. Warren	100	100	0	*
Joseph C. & Jessie W. Warren	100	100	0	*
John E. Waters	100	100	0	*
Mildred H. Webster	100	100	0	*
Arlyne S. Weider	100	100	0	*
Isadore Weiner C/F Rochelle Weiner	100	100	0	*
Isadore Weinstein	100	100	0	*
Bernard & Henrietta Weisenfreund	100	100	0	*
June Feary Weiss	100	100	0	*
Ruth Weiss	100	100	0	*
Ruth Weiss C/F Susan Weiss	100	100	0	*
Gerald J. Weit	100	100	0	*
Gerald Wells	100	100	0	*
May S. Wells	100	100	0	*
Vernon A. & Jean L. Wemett	100	100	0	*
Western Union Co.	100	100	0	*
Kay Wexler	100	100	0	*
Paul Wexler	100	100	0	*
Ronald Whitcombe	100	100	0	*
Robert S. Whitmore	100	100	0	*
Robert Wilbert	100	100	0	*
Craig H. Wilcox	100	100	0	*
Harris Wilcox	100	100	0	*
William J. Wilson	100	100	0	*
Warren R. Wrege	100	100	0	*
Horace F. Writz	100	100	0	*
Edith B. Yans	100	100	0	*
Samuel L. & Marcia G. Yaroslow	100	100	0	*
Allen F. Yarton	100	100	0	*
Lynn S. Yeaw	100	100	0	*
Anthony H. Yonda	100	100	0	*
Anthony Joseph Yonda	100	100	0	*
Katherine T. Yonda	100	100	0	*
Florence Young	100	100	0	*
John H. Young	100	100	0	*
Dino Zava	100	100	0	*
Melvin Zax	100	100	0	*
Stanley Zborowski	100	100	0	*
Florence Zempel	100	100	0	*
Randolph P. Zickl	100	100	0	*
Arthur Zona	100	100	0	*
Stella M. Zona	100	100	0	*
George C. Zutes	100	100	0	*
Bella Zysman	100	100	0	*
Evelyn Thompson	101	101	0	*
Lacy Katzen Jones & Ryen Jones	105	105	0	*
Robin Dale Harper	106	106	0	*
Thomson McKinnon Securities Co.	109	109	0	*
Prudential Bache Securities Company	119	119	0	*
Ian C. Mclennan	121	121	0	*
Ronald A. Miller	130	130	0	*
Herbert W. Lacy	152	152	0	*
Esther Meyer	152	152	0	*
Isabel M. Mountain	152	152	0	*
Bertram Rapowitz	152	152	0	*
David M. Strasenburgh	152	152	0	*
Sylvia Zipkin	152	152	0	*
Jack Rubens	157	157	0	*
Merton Rubens	169	169	0	*
John Steffan	182	182	0	*
Vincent J. Iacona	186	186	0	*
John Paris	197	197	0	*
Spear Leeds & Kellog Securities Corp.	282	282	0	*
Douglas E. Johnstone	304	304	0	*
Joel B. Reich	304	304	0	*
Nathan W. Gordon	434	434	0	*
Alice Safier	408	408	0	*
Jay B. Birnbaum	455	455	0	*
Richard S. Lane TTEE for Allison	796	796	0	*
Yocheved Hershoff	839	839	0	*
Rose Merzel	929	929	0	*
Martin Osber	929	929	0	*
Jessica L. Diamond	1,143	1,143	0	*
Michal Esther Diamond	1,143	1,143	0	*
Amy D. Luxenberg	1,143	1,143	0	*
Stephany Luxenberg	1,143	1,143	0	*
Dovid Sukenik	1,143	1,143	0	*
Josef Sukenik	1,143	1,143	0	*
Shira Sukenik	1,143	1,143	0	*
Shraga Sukenik	1,143	1,143	0	*
Cede & Co.	2,500	2,500	0	*
Michael Diamond	4,643	4,643	0	*
Suzanne Luxenberg	4,643	4,643	0	*
Rachelle Sukenik	4,643	4,643	0	*
Morris Diamond	7,401	7,401	0	*
Shirley Diamond	8,073	8,073	0	*
Tramdot Development	14,643	14,643	0	*
Southward Investment	49,542	49,542	0	*
Harrison Douglas, Inc. (held by Cede)	60,000	60,000	0	*
Raymond Hatch	60,000	60,000	0	*
Aerogie.plus AG	2,275,926	2,275,928	0	*
Alain Millot	4,376	4,376	0	*
Aline Renard	83,699	83,699	0	*
Anne-Marie Madignier	4,376	4,376	0	*
Anton E. Schrafl (2)	476,890	438,613	38,277	*
Bernard Nicolas (3)	651,849	301,703	350,146	3.30%
Bruno Restif	8,931	8,931	0	*
C R Tinsley	37,037	37,037	0	*
Colette Boutin	1,697	1,697	0	*
Dominique Bachellerie	83,699	83,699	0	*
EG Investments Ltd.	50,000	50,000	0	*
Escalon, Ltd.	200,000	200,000	0	*
Francois Danel	4,376	4,376	0	*
Francois Mangin	25,518	25,518	0	*
George W. Lee Jr.	20,000	20,000	0	*
Glenda Hoffman	18,519	18,519	0	*
Go Glo Co	50,000	50,000	0	*
Guy Bronoel (4)	293,975	34,743	259,232	2.50%
Harry A. Jacobs Jr.	92,593	92,593	0	*
Helene Lewin	4,376	4,376	0	*
Howard Messer	46,296	46,296	0	*
Jayant H. Gandhi	255,180	255,180	0	*
Jean-Francois Evellin	196,399	196,399	0	*
Jean-Francois Fauvarque (5)	90,558	34,832	55,726	*
Jean-Yves Nicolas	178,626	178,626	0	*
Loeb Partners Corp.	31,250	31,250	0	*
Martine Brivois	1,697	1,697	0	*
Michel L Morin (6)	1,287,246	690,150	597,096	5.50%
Noelle Tassin (7)	137,205	26,169	111,036	1.10%
Orest Bedrij (8)	26,852	4,630	22,222	*
Patrick Vayn (9)	303,167	279,167	24,000	*
Philippe Moisand	83,699	83,699	0	*
Prejla Nikac	100,000	100,000	0	*
Quatern Holdings, Ltd.	496,262	496,262	0	*
Ralph Isham	92,500	92,500	0	*
Richard M.H. Thompson (10)	2,230,382	1,708,660	521,722	4.90%
Ronald Hart	46,296	46,296	0	*
Sagax Fund II Ltd.	215,882	215,882	0	*
Serge Besse (11)	118,245	17,416	100,829	1.00%
Serge Chavanne (12)	386,263	202,756	183,507	1.80%
SGA AG	370,370	370,370	0	*
Sidney Lazard	87,500	87,500	0	*
Solar Energy Ltd.	280,000	280,000	0	*
Tatiana Zeller	17,863	17,863	0	*
Thierry Pottier	4,376	4,376	0	*
Valux S.A.	200,000	200,000	0	*
Warren Bagatelle	31,250	31,250	0	*
William Hungerford	92,600	92,600	0	*
William J. Potter (13)	1,,821,328	1,230,297	591,031	5.60%
Ridgewood Group	203,553	203,553	0	*
Eastern	25,000	25,000	0	*
FIT	25,000	25,000	0	*
Michael Curry	25,000	25,000	0	*
Paul Hemminger	25,000	25,000	0	*
Brian F. Landry	10,000	10,000	0	*
Christian M. Landry	5,000	5,000	0	*
Marguerite F. Landry	5,000	5,000	0	*
Jacqueline Landry	5,000	5,000	0	*
Katherine Landry	5,000	5,000	0	*
Bevin E. Landry	5,000	5,000	0	*
John Power	25,000	25,000	0	*
*	Less than 1%.
(1)

Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

(2)	Shares beneficially owned before and after offering include 38,277 warrants.
(3)	Shares beneficially owned before and after offering include 350,146 stock purchase warrants.
(4)	Shares beneficially owned before and after offering include 57,160 stock purchase warrants and 202,072 options.
(5)	Shares beneficially owned before and after offering include 35,726 stock purchase warrants and 20,000 options.
(6)	Shares beneficially owned before and after offering include 597,096 stock purchase warrants.
(7)	Shares beneficially owned before and after offering include 111,036 options.
(8)	Shares beneficially owned before and after offering include 22,222 stock purchase warrants.
(9)	Shares beneficially owned before and after offering include 24,000 stock purchase warrants.
(10)	Shares beneficially owned before and after offering include 373,574 stock purchase warrants and 148,148 shares of preferred stock.
(11)	Shares beneficially owned before and after offering include 100,829 options.
(12)	Shares beneficially owned before and after offering include 62,264 stock purchase warrants and 121,243 options.
(13)	Shares beneficially owned before and after offering include 498,438 stock purchase warrants and 92,593 shares of preferred stock. Includes the 3,553 shares owned by Ridgewood Group.


       We will pay all expenses to register the shares, except that the selling shareholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

       Selling shareholders who are directors of EC Power have agreed not to sell any of their shares until 180 days after the date of this prospectus. These persons consist of William Potter, Michel Morin, Bernard Nicolas, and Patrick Vayn. We do not intend to develop a public trading market for our common stock until our offering has been terminated.

       Selling shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:
*	Transactions in the over-the-counter market if a public trading market develops;
*	A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
*	Purchases by a broker or dealer as principal and resale by a broker or dealer for its account.
*	Ordinary brokerage transactions and transactions in which a broker solicits a buyer.
*	In privately negotiated transactions not involving a broker or dealer.

       Broker-dealers or agents may purchase shares directly from a selling shareholder or sell shares to someone else on behalf of a selling shareholder. Broker-dealers may charge commissions to both selling shareholders selling common stock, and purchasers buying shares sold by selling shareholders. If a broker buys shares directly from a selling shareholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the selling shareholder for the resale.

       We will file a post-effective amendment to reflect additional or changed material information on the plan of distribution for the shares.

       In addition to any other applicable laws or regulations, selling shareholders must comply with regulations relating to distributions by selling shareholder, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits selling shareholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

       Selling shareholders may be deemed to be underwriters within the meaning of the Securities Act. If a selling shareholder is a broker-dealer or an affiliate of a broker-dealer, he will be an underwriter.

       Some states may require that registration, exemption from registration or notification requirements be met before selling shareholder may sell their common stock and warrants. Some states may also require selling shareholder to sell their common stock only through broker-dealers.

[Alternate Page for Selling Shareholders' Prospectus]

=====================================================================

       You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell common stock and is not soliciting an offer to buy common stock in any state where the offer or sale is not permitted.

EC Power, Inc.
10,296,911 Shares of Common Stock

_________________, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.        Indemnification of Directors and Officers.

       The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

       The Company's Articles of Incorporation permit and its By-laws require the Company to indemnify officers and directors to the fullest extent permitted by the Delaware Business Corporation Law (OBCA). The Company has also entered into agreements to indemnify its directors and executive officers to provide the maximum indemnification permitted by Delaware law. These agreements, among other provisions, provide indemnification for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred in any action or proceeding, including any action by or in the right of the Company.

       Article VI of the Company's By-laws permits the Company to indemnify its directors, officers, employees and agent to the maximum extent permitted by the OBCA. Section 317 of the OBCA provides that a corporation has the power to indemnify and hold harmless a director, officer, employer, or agent of the corporation who is or is made a party or is threatened to be made a party to any threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss actually and reasonably incurred by such person in connection with such a proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. If it is determined that the conduct of such person meets these standards, such person may be indemnified for expenses incurred and amounts paid in such proceeding if actually and reasonably in connection therewith.

       If such a proceeding is brought by or on behalf of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if such person acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and its stockholders. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

       Where any such person is successful in any such proceeding, such person is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases (unless order by a court), indemnification is made by the corporation upon determination by it that indemnification of such person is proper in the circumstances because such person has met the applicable standard or conduct.

       A corporation may advance expenses incurred in defending any such proceeding upon receipt of an undertaking to repay any amount so advanced if it is ultimately determined that the person is not eligible for indemnification.

       The indemnification rights provided in Section 317 of the OBCA are not exclusive of additional rights to indemnification for breach of duty to the corporation and its stockholders to the extent additional rights are authorized in the corporation's articles of incorporation and are not exclusive of any other rights to indemnification under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, with as to action in his or her office and as to action in another capacity which holding such office.

Item 25.       Other Expenses of Issuance and Distribution.

       The estimated expenses of the offering, all of which are to be borne by us, are as follows:

SEC Filing Fee	$ 12,131
Printing Expenses	5,000
Accounting Fees and Expenses	35,000
Legal Fees and Expenses	65,000
Blue Sky Fees and Expenses	5,000
Registrar and Transfer Agent Fee	2,000
Marketing Expenses	5,000
Miscellaneous	5,869
Total	$ 135,000


_________________________

Item 26.       Recent Sales of Unregistered Securities.
1.

Upon its formation, EC Power LLC (LLC) issued membership interests to 11 persons for $284,341 in cash contributions, and for services rendered. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about the LLC.

2.

During 1998, LLC issued additional membership interests to two entities that loaned money to the LLC. These interests were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about the LLC.

3.

In March 1999, in a reorganization under section 351 of the Internal Revenue Code, LLC merged into EC Power, Inc. (ECPI). ECPI issued 3,513,319 common shares to the 13 members of the LLC in exchange for their LLC membership interests. The issuance of the shares in the reorganization was made pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were sophisticated investors who were give access to all pertinent information about ECPI.

4.

In April 1999, ECPI and Neft Acquisition Corporation merged, with ECPI the surviving entity. ECPI issued 1,428,571 common shares to approximately 1,100 Neft shareholders in a transaction made pursuant to the exemption provided by Section 4(2) and Rule 504 under the Act. ECPI was a large shareholder of Neft; accordingly, 1,093,965 of those shares that were owned by ECPI were returned to treasury. The shares issued to the non-ECPI Neft shareholders were valued at $.196 per share, or a total of $65,582.

5.

In April 1999, ECPI exchanged 950,467 shares of common stock for 90% of the outstanding stock of Sorapec, SA, a French company, which ECPI valued at $186,235, or $.196 per share. ECPI issued the shares to 16 French residents, in a transaction exempt from the Securities Act by Regulation S.

6.

In July-August 1999, ECPI sold 185,192 shares of common stock to 3 persons for $50,002 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

7.

In September-November 1999, ECPI sold 2,126,851 shares of Series A Preferred Stock and 325,000 shares of common stock to 7 persons for $574,250. These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) and Rule 506 of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

8.

On December 31, 1999, ECPI issued 375,401 shares of common stock to 3 persons in consideration of their conversion of $75,080 of loans ($.20 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

9.

In December 1999, ECPI issued 223,114 shares of common stock to 1 person in consideration of its conversion of loans of $60,241 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as the investor was an accredited, sophisticated investor who was given access to all pertinent information about ECPI.

10.

On December 31, 1999, ECPI issued 93,139 shares of common stock to 6 persons in payment of interest on loans of $24,261 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

11.

On December 31, 1999, ECPI issued 375,001 shares of common stock to 5 persons (4 of whom were directors of ECPI) for services they rendered to the company, which services were valued at $101,250 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

12.

Between February 16 and September 30, 2000, ECPI sold 655,556 shares of common stock to 3 persons for $177,000 ($.27 per share). These shares were offered and sold pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

13.

Between February 5 and September 6, 2000, ECPI sold 575,556 shares of common stock to 5 persons for $155,400 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI

14.

In May, August, and September 2000, ECPI issued 583,152 shares of common stock to 4 persons in consideration of their conversion of loans and interest of $125,501 ($.20 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

15.	In April 2000, ECPI exchanged 178,626 shares of common stock for Sorapec stock owned by one French resident. The transaction was exempt from registration under the Securities Act by Regulation S.
16.

Between July 28 and November 9, 2000, ECPI sold 1,807,408 shares of common stock to 7 persons for $488,000 ($.27 per share). These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Act, as each of the investors were accredited, sophisticated investors who were give access to all pertinent information about ECPI.

17.

In the first quarter of 2001, ECPI borrowed $45,000 from three individuals, in exchange for which it issued the individuals $45,000 of promissory notes and warrants to purchase 64,948 shares of ECPI common stock. The warrants are exercisable at anytime beginning the date they were issued, at prices between $.27 and $1.00 per share, and expire between December 2001 and March 2002. The transactions were exempt from registration under the Securities Act by Section 4(2) of the Securities Act: each of the investors was a sophisticated accredited investor and he was provided information about ECPI. Additionally, restrictions on resale were placed on the warrants.

18.

In the first quarter of 2001, ECPI sold one non-US institutional investor 250,000 shares of common stock at $1.00 per share. It also sold two other non-US institutional investors 50,000 shares of common stock at $.80 per share. The transactions were exempt from registration under the Securities Act by Regulation S. Restrictions were placed on the securities in accordance with the requirements of Regulation S.

Item 27.       Exhibits

       a.      The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit No.       Title

3.1	Certificate of Incorporation*
3.1.2	Certificate of Designation of Series A Preferred Stock*
3.2	Bylaws*
4.1	Specimen Common Stock Certificate*
4.2	Form of Subscription Agreement*
4.2.2	Form of Investor Subscription Agreement (revised)**
4.2.3	Form of Investor Subscription Agreement (revised)***
4.3	Form of Warrant***
4.4	Form of Escrow Agreement***
5.0	Opinion of Neuman & Drennen, LLC*
5.0.1	Opinion of Neuman & Drennen, LLC***
5.0.2	Opinion of Neuman & Drennen, LLC
10.1	1999 Equity Incentive Plan*
10.2	Contract between the European Community and Sorapec and others relating to the Praze project.*
10.3	Actual Cost Contract between the European Community and Sorapec (and others).*
10.4	Consortium Agreement*
10.5	License Agreement with Helion SA*
10.6	Cooperation Agreement with Helion SA
21.0	List of Subsidiaries*
23.1	Consent of Neuman & Drennen, LLC
23.2	Consent of Kempisty & Company
24.0	Power of Attorney*
24.1	Power of Attorney for Peter Schaedeli*
99.1	Plan of Reorganization for Sorapec SA***
99.2	Lock-up Agreement***
*	Filed as an Exhibit to the Company's Registration Statement on Form SB-2 dated November 1, 2000, and incorporated herein by reference.
**	Filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2 dated February 2, 2001, and incorporated herein by reference.
***	Filed as an Exhibit to Amendment No. 2 to the Company's Registration Statement on Form SB-2 dated July 27, 2001, and incorporated herein by reference

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Item 28.       Undertakings

       The undersigned Registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
	a.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
	b.	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
	c.	Include any additional or changed material information on the plan of distribution.
2.

That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
4.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

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       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on the 5th day of February, 2002.

EC POWER, INC.
By: /s/ Michel L. Morin Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities with EC Power, Inc. and on the dates indicate.
Signature	Position	Date
/s/ William J. Potter William J. Potter	Chairman of the Board and Chief Financial Officer	02/05/02
/s/ Michel L. Morin Michel L. Morin	Chief Executive Officer, Director	02/05/02
/s/ Michel L. Morin* Bernard Nicolas	Director	02/05/02
/s/ Michel L. Morin* Patrick Vayn	Director	02/05/02
/s/ Michel L. Morin* Peter Schaedeli	Director	02/05/02

*Attorney-in-Fact

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